UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Gen Digital Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Notice of 2023 Annual Meeting of Stockholders

Date and Time Tuesday, September 12, 2023 at 9:00 a.m. Pacific Time	Location Meeting live via the internet by visiting www.virtualshareholdermeeting.com/GEN2023	Record Date Only stockholders of record as of the close of business on July 17, 2023 are entitled to notice of, and vote at, the Annual Meeting or any postponement or adjournment thereof.
Dear Stockholder:
You are cordially invited to attend our 2023 Annual Meeting of Stockholders (the Annual Meeting), which will be held at 9:00 a.m. (Pacific Time) on Tuesday, September 12, 2023. This year’s meeting will again be completely virtual and conducted via live webcast, which will provide stockholders with substantially the same meeting participation rights and opportunities they would have at an in-person meeting. You will be able to attend the Annual Meeting online and submit your questions prior to or during the meeting by visiting www.virtualshareholdermeeting.com/GEN2023. You will also be able to vote your shares electronically at the Annual Meeting. We believe hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, we believe the online format will allow us to communicate effectively with you via a pre-meeting forum that you can enter by visiting www.virtualshareholdermeeting.com/GEN2023 and submit questions in advance of the Annual Meeting.
For your convenience, we are also pleased to offer a re-playable webcast of the Annual Meeting at investor.gendigital.com. We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement:
1.
To elect the ten nominees named in the proxy statement to Gen’s Board of Directors;

2.
To ratify the appointment of KPMG LLP as Gen’s independent registered public accounting firm for the 2024 fiscal year;

3.
To hold an advisory vote to approve executive compensation;

4.
To hold an advisory vote on the frequency of advisory votes to approve executive compensation;

5.
To consider and vote on a stockholder proposal described in the proxy statement, if properly presented at the Annual Meeting; and

6.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We are furnishing proxy materials to our stockholders primarily via the internet to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. On or about July 31, 2023, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery), a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report, and how to vote through the internet or by telephone.
Only stockholders of record as of the close of business on July 17, 2023 are entitled to notice of, and can vote at, the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for inspection at our offices for ten days prior to the Annual Meeting. If you would like to view this stockholder list, please contact Investor Relations at IR@gendigital.com.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or in the proxy card you received in the mail. If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. You may revoke your proxy at any time before it is voted. Please refer to the “2023 Annual Meeting of Stockholders Meeting Information” section of the proxy statement for additional information.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Bryan Ko
BRYAN KO
Chief Legal Officer and Secretary
Tempe, Arizona
July 31, 2023

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 12, 2023: The proxy statement and Gen’s Form 10-K for the 2023 fiscal year are available at https://investor.gendigital.com/financials/annual-reports/

Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
2023 Annual Meeting of Stockholders Information

Date and Time: Tuesday, September 12, 2023 at 9:00 a.m. Pacific Time	Location: Meeting live via the internet by visiting www.virtualshareholdermeeting.com/GEN2023	Record Date: July 17, 2023

Admission:

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/GEN2023. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in an account with a brokerage firm, bank or other nominee, then you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote your shares at the Annual Meeting.

Voting Matters
Proposals		Board Recommendation	Page Number for Additional Information
1.	Election of Directors	FOR	25
2.	Ratification of Independent Registered Public Accounting Firm	FOR	37
3.	Advisory Vote to Approve Executive Compensation	FOR	39
4.	Advisory Vote on the Frequency of Advisory Votes to Approve Executive Compensation	1 YEAR	40
5.	Stockholder Proposal on Termination Pay	AGAINST	41
Gen™ 2023 Proxy  | 1

Proxy Summary
Our Director Nominees
	Age	Director Since	Independent	Diversity	Committee Memberships*				Other Public Boards**
					AC	CC	NGC	Tech
Susan P. Barsamian Director	64	2019		WD			C		2
Pavel Baudis Director	63	2022							0
Eric K. Brandt Director	61	2020			C				3
Frank E. Dangeard Managing Partner, Harcourt	65	2007							3
Nora M. Denzel Director	60	2019		W					2
Peter A. Feld Managing Member, Portfolio Manager and Head of Research, Starboard Value LP	44	2018				C			1
Emily Heath Director	49	2021		WD				C	0
Vincent Pilette Chief Executive Officer	51	2019							0
Sherrese M. Smith Managing Partner, Paul Hastings	51	2021		WD					1
Ondrej Vlcek President	45	2022							0
= Member	C = Chair
Committees: AC = Audit	CC = Compensation and Leadership Development	NGC = Nominating and Governance
Tech = Technology and Cybersecurity	W = Woman	D = Underrepresented Community (Ethnic Diversity and/or LGBTQ+)

*
Reflects our Board and committee composition following the Annual Meeting.

**
Reflects membership on boards of companies publicly traded in the U.S.

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Proxy Summary
Sound Corporate Governance Practices

Separate Independent Chair and CEO	Majority Voting for Directors
Board Committees Consist Entirely of Independent Directors	Director Resignation Policy
All Current Directors Attended at least 75% of Meetings Held	Stockholder Ability to Call Special Meetings (15% threshold)
Independent Directors Meet Regularly in Executive Session	Stockholder Ability to Act by Written Consent
Director Age Limit of 72	Proxy Access Subject to Standard Eligibility Requirements
Annual Board and Committee Self-Evaluations	Robust Cybersecurity Program
Risk Oversight by Full Board and Committees	Comprehensive ESG program and Board oversight of ESG
Annual Election of All Directors	Extensive Stockholder Outreach/Engagement Program
Director Overboarding Limits	No Dual-Class or Multi-Class Stock
FY23 Executive Compensation at a Glance
In connection with our merger with Avast (Avast Merger), our Compensation and Leadership Development Committee (Compensation Committee) approved an executive compensation program that was intended to drive long-term value creation for our combined company and our stockholders and reward actual performance for both short-term and long-term objectives, with commensurate payouts for extraordinary performance. Specifically, in setting the annual compensation of our Chief Executive Officer (CEO) and determining the initial compensation of our new President, our Board of Directors (Board) approved their inclusion in our pre-existing Value Creation Program (VCP), with 100% of their VCP awards earned based on absolute and relative share price appreciation over the long-term. We also considered the importance of diversity, equity, and inclusion (DEI) as our employee population grew both by number and footprint, and our Compensation Committee incorporated diversity-related metrics for the first time into our annual incentive plan. As described in more detail in the “Compensation Discussion & Analysis” section below, the equity grants made pursuant to the VCP to our CEO and President are earned only to the extent that we achieve extraordinary performance, which is represented through aggressive stock price and relative total shareholder return (TSR) goals. As of the date of this proxy statement, none of the equity grants made under the VCP to our NEOs have vested nor would they have any realizable value at our share price as of the date of this proxy statement.
Our Executive Compensation Program Continues to Reflect Best Governance Practices
Our Compensation Committee designed our FY23 compensation program to be consistent with leading corporate governance and executive compensation practices:
Gen™ 2023 Proxy  | 3

Proxy Summary
What We Do
At risk pay	The majority of pay for our CEO and other NEOs is at risk and/or performance-based.
Link to results
Our short-term incentive compensation is linked directly to our financial results and may be modified by performance against certain DEI metrics. A significant portion of our long-term incentive compensation is linked directly to multi-year financial results and relative TSR.

Predetermined goals	We reward performance that meets our short- and long-term predetermined goals.
Capped payouts	We cap payouts under our incentive plans to discourage excessive or inappropriate risk taking by our NEOs.
Peer group	We have a relevant peer group and reevaluate the peer group annually.
Ownership guidelines	We have robust stock ownership guidelines for our executive officers and directors.
Clawback policy	We have a comprehensive “clawback” policy, applicable to all performance-based compensation granted to our executive officers.
Double-trigger acceleration	We only provide for “double-trigger” change-in-control payments and benefits for our executive officers.
Capped severance
We do not provide for any potential cash severance payments that exceed more than 1x our executive officers’ base salary and target bonus, and we maintain a policy requiring stockholder approval of any cash severance benefits exceeding 2.99 times the sum of an executive officer’s base salary plus target bonus.

Independent consultant	Our Compensation Committee retains an independent compensation consultant.
Say-on-pay	We hold an annual advisory vote on named executive officer compensation.
Stockholder engagement	We seek feedback on executive compensation through stockholder engagement.
Minimum vesting	We require one-year minimum vesting on all stock award grants to employees, with very limited exceptions.
What We Don’t Do
No performance, no pay	We do not pay performance-based cash or equity awards for unsatisfied performance goals.
No minimum payouts	Our compensation plans do not have minimum guaranteed payout levels.
No automatic increases	We do not provide for automatic salary increases or equity award grants in offer letters or employment agreements.
No short sales, hedging	With very limited exceptions, we do not permit short-sales, hedging or pledging of our stock.
No golden parachutes	We do not provide “golden parachute” excise tax gross-ups.
No excessive severance	We do not provide excessive severance payments.
No SERPs	We do not provide executive pension plans or SERPs.
No excessive perks	We do not provide excessive perquisites.
No repricing	We do not permit the repricing or cash-out of stock options or stock appreciation rights without stockholder approval.
No unvested dividends	We do not permit the payment of dividend or dividend equivalents on unvested equity awards.
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Proxy Summary
Compensation Components
Our FY23 compensation philosophy is reflected in the following key elements of executive compensation: (i) base salary, (ii) short-term annual cash incentive awards and (iii) long-term equity incentive awards.
FY23 Component	Form of Compensation	Performance Period	Metrics and Performance Criteria	Details
Base Salary	Cash	Annual	NEO base salary changes reviewed annually by CEO (or Compensation Committee for CEO changes).	Page 58
Executive Annual Incentive Plan	Cash	Annual	Bookings growth with non-GAAP operating income as a threshold goal and subject to a DEI modifier.	Page 58
Annual Equity Incentive Awards	Performance-based Restricted Stock Unit (PRUs)	Vests at the end of a three-year period
50% of PRUs vest in full at end of FY25 based on achievement of our 3-year relative TSR versus the Nasdaq Composite Index.
50% of PRUs vest in full at end of FY25 based on average bookings growth and average non-GAAP operating margin >50% over a multi-year period.
Page 61
	Restricted Stock Unit (RSUs)	Vests annually over three years	Service and time-based vesting.	Page 64
Value Creation Program (VCP) Equity Incentive Awards (CEO and President only)	100% PRUs	Vests at the end of FY26	Vests in full at end of FY26 based on achievement of certain challenging share price appreciation targets, ranging from $35 to $60 per share, over the performance period, subject to performance gates related to our relative TSR versus the Nasdaq Composite Index.	Page 65
Investment Match Stock Award (President only)	100% RSUs	Cliff vests at the end of a three-year period	100% cliff vests at the end of a three-year period, subject to our President and his foundation not selling any of their Gen common stock during this period.	Page 67
Gen™ 2023 Proxy  | 5

Proxy Summary
Pay for Performance Alignment
In FY23, we successfully integrated Avast and NortonLifelock and delivered another year of profitable growth as we saw most of our key financial metrics increase due to contributions from Avast, including double digit increases in revenue and operating income on both a GAAP and non-GAAP basis, as reflected in the table below. Our decrease in cash flow was largely attributable to the completion of the Avast Merger and certain strategic transactions related to the repayment of debt and the continuation of our stock repurchase program as described in more detail below.
We also saw generally strong results with respect to our key performance metrics with the Avast Merger, as we saw increases in direct customer count and bookings. While our retention rate and average revenue per user (ARPU) were down after accounting for the results of the combined company, this decrease was largely due to our baselines for these metrics being reset as Avast’s portfolio did not include Identity Protection offerings and its retention rate reflected a broader geographic customer base and focus on emerging markets relative to NortonLifeLock.
6 |  Gen™ 2023 Proxy

Proxy Summary
Continuing to improve off those baselines was one of the many opportunities the Avast Merger presented, and we have made and continue to make improvements. In the two quarters since the closing of the Avast Merger, we have increased our overall annual ARPU by $3 and our overall retention rate by one point, a testament of the increased value we are providing our customers with our expanded product portfolio offerings.
In addition, we have undertaken a number of actions to return capital to shareholders and increase shareholder value, including repurchasing 40 million shares of our common stock for an aggregate amount of $904 million, and paying a total of $314 million in quarterly dividends to stockholders.
We believe that the compensation received by our NEOs for FY23 reflects our performance and accomplishments this past year as well as the rigor of our performance goals. The following table presents a summary of the performance-based components of our FY23 executive compensation program and FY23 compensation decisions related to prior fiscal year compensation programs.
Component(1)	Metric	Achievement of target or application of modifier	Executive Officer Funding
FY23 Executive Annual Incentive Plan (EAIP)	FY23 non-GAAP operating income threshold goal, which must be achieved prior to any payout	124.0%	Goal Achieved
	FY23 bookings growth	99.2%	77%
	DEI modifier (applied after determining payout based on FY23 bookings growth)	✓	+10%
FY23 Performance-based Restricted Stock Units	50% based on 3-year total shareholder return (TSR) relative to the Nasdaq Composite Index	NA	NA
	50% based on average bookings growth and average non-GAAP operating margin >50%	NA	NA
FY21 Performance-based Restricted Stock Units(2)	50% based on 3-year TSR relative to the Nasdaq Composite Index	60.5% Rank	142%
	50% based on CAGR for revenue	263.3%	200%
Value Creation Program (VCP) Performance-based Restricted Stock Units	Share price appreciation targets, subject to applicable TSR gates relative to the Nasdaq Composite Index, measured through the end of FY26	0% to date	0% to date

(1)
Please see discussion in the CD&A section of this proxy statement below for more detail regarding how these metrics are calculated. We excluded any discussion of PRUs granted in prior fiscal years for which no compensation decisions were made in FY23 or based on FY23 performance.

(2)
Achievement certified by the Compensation Committee following the end of FY23.

Meeting Information
We provide information about Gen Digital Inc.’s 2023 Annual Meeting of Stockholders (the Annual Meeting), voting and additional information starting on page 92.
Gen™ 2023 Proxy  | 7

Corporate Governance
Gen Digital Inc. (Gen or the Company) is strongly committed to corporate governance best practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Corporate Governance Guidelines generally specify the rights and responsibilities of Gen’s Board, management and stockholders, and detail the rules and procedures for making decisions on corporate affairs. In general, the stockholders elect the Board and vote on certain extraordinary matters. The Board is responsible for ensuring that Gen is managed in a manner, which serves the interests of its stockholders, and management is responsible for running our day-to-day operations.
Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at investor.gendigital.com, by clicking on “Governance Documents” under “Governance.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Governance Committee, and changes are recommended to our Board for approval as appropriate.
Code of Conduct and Code of Ethics
We have adopted a code of conduct that applies to all of our Board members, officers, employees, interns and contractor, as well as third parties acting on behalf of the Company. The Audit Committee is responsible for reviewing the Company’s ethics and compliance program and meets with the Head of Compliance on a periodic basis to review and discuss the Company’s programs.
We have also adopted a code of ethics for our Chief Executive Officer and senior financial officers, including our principal financial officer and principal accounting officer. Our Code of Conduct and Financial Code of Ethics are posted on the Investor Relations section of our website located at investor.gendigital.com, by clicking on “Governance Documents” under “Governance.” Any amendments or waivers of our Code of Conduct and Financial Code of Ethics pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.
Insider Trading, Hedging and Pledging Policies
With limited exceptions, our Insider Trading Policy applies to all of our officers, employees, directors, consultants and contractors worldwide, and prohibits such persons, from (i) short-selling Gen securities, (ii) engaging in hedging transactions involving Gen stock-based derivative securities (e.g. prepaid variable forwards, equity swaps, exchange funds, collars and the like), (iii) buying or selling publicly traded options, (iv) holding Gen securities in a margin account or otherwise pledging Gen securities as collateral for a loan, and (v) having standing open orders with a broker to buy or sell Gen securities at a specified price for more than five business days; however, holding and exercising options or other derivative securities granted under Gen’s stock option or equity incentive plans is not prohibited by this policy. Our policy also prohibits pledging Gen stock as collateral for a loan or holding company securities in a margin account. Waivers may be granted with respect to arrangements that were in existence before becoming a director or employee. Since our settlement with Starboard Value LP in September 2018, we have agreed to waive these requirements with respect to certain forward contracts held by Starboard on a limited basis.
In addition, our Insider Trading Policy prohibits our officers, employees, directors, consultants and contractors worldwide from purchasing or selling Gen securities while in possession of material, nonpublic information. Rule 10b5-1 allows insiders to sell and diversify their holdings in our stock over a designated period by adopting prearranged stock trading plans at a time when they are not aware of material nonpublic information about us, and subsequently sell shares of our common stock in accordance with the terms of their stock trading plans without regard
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Corporate Governance
to whether or not they are in possession of material nonpublic information about Gen at the time of the sale. All Pre-Clearance Persons (consisting of the Company’s directors, executive officers and designated senior employees, together with their family members and controlled entities) are strongly encouraged to trade using only Rule 10b5-1 plans that comply with applicable securities laws, but are not required to do so.
Stock Ownership Guidelines
Our Compensation and Leadership Development Committee adopted stock ownership guidelines to better align our non-employee directors’ and Executive Leadership Team Members’ interests with those of our stockholders. Our Executive Leadership Team Members consist of the Company’s Chief Executive Officer, Chief Financial Officer, all other Section 16 officers and each member of the Chief Executive Officer’s extended leadership team. Details of our directors’ stock ownership guidelines are disclosed under “Director Stock Ownership Guidelines” on page 35, and details of our executive officers’ stock ownership guidelines are disclosed under “Key Compensation and Governance Policies — Stock Ownership Guidelines” in the “Compensation Discussion & Analysis” section on page 68. The Compensation Committee determines the stock ownership guidelines and the Nominating and Governance Committee monitors compliance under such guidelines.
Stockholder Outreach and Engagement
We are committed to ongoing engagement with our stockholders to gain valuable insight into the issues that matter most to them and to enable Gen to address them effectively. We routinely interact and communicate with stockholders through a number of forums, including through quarterly earnings presentations, SEC filings (including the Annual Report and Proxy Statement), the Annual Meeting, and investor meetings and conferences.
During 2022, we completed investor outreach to 100% of our top 20 stockholders, and then further engaged with approximately 70% of our top 20 stockholders, representing approximately 42% of our outstanding capital stock. In these meetings, we discussed matters such as Gen’s prospects, business model, corporate governance, and executive compensation programs and goal settings and metrics.
Following these meetings, we shared stockholder feedback and trends and developments about corporate governance, environmental and social matters, executive compensation and other issues with our Board, our Compensation Committee and our Nominating and Governance Committee, as we seek to enhance our corporate governance and executive compensation program and improve our disclosures.
Additionally, accountability to our stockholders continues to be an important component of the Company’s success. We take accountability seriously and seek feedback through stockholder engagement to understand investor views and preferences, including feedback relating to stockholder proposals. In 2022, we received an advisory proposal relating to termination pay. In response to the submission, we engaged with investors on this issue to better understand their concerns. Although the proposal received a moderate level of stockholder support at our 2022 Annual Meeting of Stockholders, a majority of our stockholders supported the Board’s recommendation and voted against a change.
Following our discussions with investors and after considering the voting preferences of our stockholders, we determined not to make any changes to our corporate governance. We also determined it to be appropriate for the
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Corporate Governance
FY23 compensation program to maintain many of the same elements as our FY22 compensation program, except our FY23 executive annual incentive plan also included a modifier based on DEI metrics, our CEO and President both received VCP equity grants, with certain additional stretch goals, and our President received certain equity grants in connection with his appointment as President and equity investment in Gen, as described in more detail below. We look forward to continued engagement and dialogue with our stockholders to better meet their needs and expectations.
Majority Vote Standard and Director Resignation Policy
Our Bylaws and Corporate Governance Guidelines provide for a majority voting standard for the election of directors. Under the majority vote standard, each nominee must be elected by a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means the votes cast “for” a nominee’s election must exceed the votes cast “against” that nominee’s election. A plurality voting standard will apply instead of the majority voting standard if: (i) a stockholder has provided us with notice of a nominee for director in accordance with our Bylaws; and (ii) that nomination has not been withdrawn as of 10 days before we first deliver proxy materials to stockholders.
To effectuate this policy with regard to incumbent directors, the Board will not nominate an incumbent director for re-election unless prior to such nomination the director has agreed to promptly tender a resignation if such director fails to receive a sufficient number of votes for re-election at the stockholder meeting with respect to which such nomination is made. Such resignation will be effective upon the earlier of (i) the Board’s acceptance of such resignation or (ii) the 90th day after certification of the election results of the meeting; provided, however, that prior to the effectiveness of such resignation, the Board may reject such resignation and permit the director to withdraw such resignation.
If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to recommend acceptance or rejection of the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board intends to act promptly on the Committee’s recommendation and will decide to accept or reject such resignation and publicly disclose its decision within 90 days from the date of certification of the election results. The Nominating and Governance Committee and the Board may consider such factors they deem relevant in deciding whether to accept or reject a resignation tendered in accordance with this policy. The Board expects a director whose resignation is under consideration to abstain from participating in any decision regarding the resignation.
Proxy Access
Our Bylaws contain “proxy access” provisions which permit a stockholder, or a group of up to 50 stockholders, owning continuously for at least three years a number of shares of our common stock that constitutes at least 3% of our outstanding shares of common stock, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and their nominee(s) satisfy the requirements specified in the Bylaws. Our Bylaws specifically allow funds under common management to be treated as a single stockholder, and permit share lending with a five-day recall. The bylaws do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.
Board Leadership Structure
As set forth in our Corporate Governance Guidelines, it is our general policy that the Chair of the Board should be independent. In the event that the Chair leaves the Board or ceases to be independent, the Board must appoint a new independent Chair from among the remaining independent directors within a reasonable amount of time. Currently, the roles of Chief Executive Officer and Chair are separate. Frank Dangeard currently serves as Chair of the Board.
The Board believes that separating the roles of Chief Executive Officer and Chair is the appropriate leadership structure for Gen because it results in an effective balancing of responsibilities, experience and perspectives that meets the current corporate governance needs and oversight responsibilities of the Board. The Board also believes that this
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Corporate Governance
structure allows our Chief Executive Officer to focus on executing Gen’s strategic plan and managing Gen’s operations and performance, while allowing the Chair of the Board to focus on the effectiveness of the Board and independent oversight of our senior management team.
The duties of the Chair of the Board and Chief Executive Officer are set forth in the table below:
Duties of the Chair of the Board	Duties of the CEO
•
Sets the agenda of Board meetings

•
Presides over meetings of the full Board

•
Contributes to Board governance and Board processes

•
Communicates with all directors on key issues and concerns outside of Board meetings

•
Presides over meetings of stockholders

•
Leads executive sessions of independent directors

•
Sets strategic direction for Gen

•
Creates and implements Gen’s vision and mission

•
Leads the affairs of Gen, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees

Board Independence
It is the policy of the Board and The Nasdaq Stock Market LLC’s (Nasdaq) rules require that listed companies have a board of directors with at least a majority of independent directors, as defined under Nasdaq’s Marketplace Rules. Currently, each member of our Board, other than any person serving on our Board who also serves as our CEO or President, is an independent director, and all standing committees of the Board are composed entirely of independent directors. The Nasdaq independence definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in certain types of transactions with the company. In addition, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In making these determinations, the directors reviewed and discussed information provided by the directors and Gen with regard to each director’s business and other activities as they may relate to Gen and our management, including the transactions referenced below in “Certain Related Person Transactions”. In particular, in making an independence determination in the case of Mr. Baudis, the Board considered his directorship and minority ownership stake in Starship Enterprises, a.s., a Czech joint stock company (Starship), which leases a portion of an office building in Prague, Czech Republic to Gen. The Board determined that the transaction with Starship was undertaken in the ordinary course of business and on comparable lease terms that would be available from an unrelated third party, and that Mr. Baudis did not and does not have any direct involvement in our business relationship with Starship.
Based on this review and consistent with our independence criteria, the Board has affirmatively determined that the following directors, director nominees and former directors who served in fiscal 2023 are independent: Susan P. Barsamian, Pavel Baudis, Eric K. Brandt, Frank E. Dangeard, Nora M. Denzel, Peter A. Feld, Emily Heath, Kenneth Y. Hao and Sherrese M. Smith.
Change in Director Occupation
Our Corporate Governance Guidelines include a policy that our Board should consider whether a change in any director’s professional responsibilities directly or indirectly impacts that person’s ability to fulfill his or her directorship obligations. To facilitate the Board’s consideration, all directors shall submit a resignation as a matter of course upon retirement, a change in employer, or other significant change in their professional roles and responsibilities. Such resignation may be accepted or rejected in the discretion of the Board.
Director Overboarding Limits
As set forth in our Corporate Governance Guidelines, it is the policy of the Board that given the demands of the duties undertaken by directors, directors should limit their participation to no more than five public company boards
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Corporate Governance
(including our Board) in order to ensure sufficient attention and availability to Gen’s business. In addition, a director who is currently serving as an executive officer of a publicly traded company may serve on no more than two public company boards (excluding our Board). However, the Board recognizes that the demands of such participation may vary substantially and may deem an exception appropriate so long as the director maintains sufficient attention and availability to fulfill the director’s duties to Gen and complies with Gen’s conflict of interest policies.
Board and Committee Effectiveness and Evaluations
Board Effectiveness
It is important to Gen that our Board and its committees are performing effectively and in the best interests of Gen and its stockholders. The Nominating and Governance Committee reviews the size, composition and needs of the Board with established criteria to ensure the Board has the appropriate skills and expertise to effectively carry out its duties and responsibilities.
Board Onboarding and Education
When new directors join our Board, they participate in an onboarding program to learn about our industry, business, strategies, and policies. The onboarding program includes meetings with senior executives and other functional and operational leaders to discuss our business, strategy and operations, and our corporate functions, such as finance, technology, information systems and legal.
For continued education regarding our business and industry, we provide presentations by internal and external experts during Board meetings on topics such as technology inflections, industry trends, changes in the geopolitical and macroeconomic landscape, and the ESG landscape, with particular focus on the implications and impact to the Company. Our Board and Committees also regularly review developments in corporate governance to continue enhancing the Board’s effectiveness. We encourage directors to participate in external continuing director education programs and provide reimbursement for expenses associated with this participation. Throughout the year, Board members also attend Company events. These interactions, along with meetings with leaders below the CEO Executive Leadership Team level throughout the year, provide directors additional visibility to provide oversight of the Company’s culture, strategies, and operations.
Board Evaluations
In addition, an evaluation of the Board’s and its committees’ operations and performance is conducted annually by the Nominating and Governance Committee. Each year, the Nominating and Governance Committee, in consultation with our independent Board Chair, reviews and determines the design, scope, content, and execution of the evaluation process. We conduct board evaluations, including quantitative and qualitative assessments, which are regularly conducted by an outside third party. Changes are recommended by the Nominating and Governance Committee for approval by the full Board as appropriate.
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Corporate Governance
Board’s Role in Risk Oversight
The Board executes its risk management responsibility directly and through its committees.

Board of Directors
Risk Management Responsibility

Board Committees

Audit Committee

- Oversees internal controls and disclosure controls.
- Oversees enterprise risk management.
- Oversees financial risk management and reporting.
- Key liaison with external Auditor and Chief Compliance Officer.
- Oversees business continuity and disaster preparedness planning.

Compensation and Leadership Development Committee

- Oversees risk associated with compensation policies and practices.
- Oversees executive development and succession.
- Oversees Company benefits plans and programs.
- Oversees Company's human capital.

Nominating and Goverance Committee

- Oversees corporate governance procedures and policies.
- Oversees Board compositions, nomination and evaluation.
- Oversees Company ESG matters.
- Oversees Company public policy and political activities and expenditures.

Technology & Cybersecurity Committee

- Oversees Company's technology strategy, initiatives and investments.
- Oversees Company's key cybersecurity information technology risks.

The Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairs to the full Board during the Board meetings. The Board also, directly and through its committees, reviews and oversees our enterprise risk management (ERM) program, including critical enterprise risks over the short-, intermediate-, and long-term, and facilitates the incorporation of risk considerations into decision making across the Company. The Board considers specific risk topics in connection with strategic planning and other matters.
In addition, the Board participates in regular discussions with our senior management on many core subjects, including strategy, operations and finance, in which risk oversight is an inherent element. Our Global Business groups, Internal Audit, Enterprise Finance Reporting, Treasury, Data, Information Technology, Cybersecurity, Human Resources, Corporate Affairs, and Legal teams all provide input into this process and are responsible for the day-to-day monitoring, evaluating, reporting, and mitigating of their respective risk categories. From time to time, we also utilize industry information sources, such as professional services firms or subscription resources, to assess trends and benchmarking data relevant to our industry to assist in determining certain risk trends and changes. Management then develops response plans for risks categorized as requiring management focus based on performance indicators and monitors other identified risk areas. Management and our Internal Audit team provides reports on the risk portfolio and risk response efforts to senior management and to the Audit Committee.
The Board believes that its leadership structure facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the independent, non-executive Chair and each independent committee chair, to participate actively in the oversight of management’s actions and facilitates appropriate risk response strategies at the Board, committee, and management levels. Further, this structure enables us to provide specialized attention to, and oversight of, key risk areas by aligning our unique set of committees with risk oversight in their individual areas of expertise. Throughout the year, the Board oversees its committees’ and managements’ ongoing risk oversight activities, and its committees escalate issues relating to risk oversight to the full Board, in a continuous effort to keep the Board adequately informed of developments that could affect the Company’s risk profile or other aspects of our business.
The Board and its committees are also free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, at Gen’s expense, and are provided full access to our officers and employees.
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Corporate Governance
Board’s Role in Oversight of Company Strategy
One of the Board’s most important responsibilities is collaborating with management to establish Gen’s long-term strategy and then overseeing and providing guidance to management in the execution of the articulated strategy. Various elements of our strategy are discussed in depth at every quarterly Board meeting, with management providing the Board with an update on performance with an update on execution against short and longer-term elements of strategy. The Board also meets annually for a multi-day session where long-term strategy is the primary topic. While the full Board, with leadership of the Chair, has responsibility for overseeing overall company strategy, each of our key Committees provides input to the full Board on strategic and execution-oriented issues related to their respective areas of focus. The Board receives regular updates from the management team (including those below the executive level) regarding Gen’s strategy and performance to inform its perspective on progress and ensure that it can effectively perform its oversight responsibilities.
Information Security and Risk Oversight
We maintain a comprehensive technology and cybersecurity program to ensure our systems are effective and prepared for information security risks, including regular oversight of our programs for security monitoring for internal and external threats to ensure the confidentiality and integrity of our information assets. Our Chief Information Security Officer (CISO) leads our cybersecurity program, which includes the implementation of controls aligned with industry guidelines and applicable statutes and regulations to identify threats, detect attacks and protect these information assets.
The Technology and Cybersecurity Committee of the Board has direct oversight to the Company’s (1) technology strategy, initiatives and investments and (2) key cybersecurity information technology risks against both internal and external threats. The Technology and Cybersecurity Committee is comprised entirely of independent directors, two of whom have significant work experience related to information security issues or oversight and meets and reports to the Board on a quarterly basis.
The Audit Committee, which is also comprised entirely of independent directors, considers cybersecurity information technology risks in connection with overseeing our enterprise risk management system, and reports to the Board on enterprise risk management matters on a quarterly basis. Management reports security instances to the Technology and Cybersecurity Committee and Audit Committee as appropriate. Additionally, our CISO attends each Technology and Cybersecurity Committee meeting and meets regularly with the Board of Directors or the Audit Committee of the Board of Directors to brief them on technology and information security matters.
Board’s Role in Oversight of Human Capital Management
The Board has long recognized that our employees are one of our most important assets and is engaged with management on ensuring that Gen is an employer of choice for the most talented employees in our industry. While the full Board regularly discusses human capital management with regards to its role in overseeing our overall long-term strategy, our Compensation Committee has responsibility for overseeing human capital management. The Compensation Committee is tasked with overseeing specific initiatives on a regular basis.
Our Compensation Committee is responsible for, among other tasks:
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Overseeing compensation philosophies and incentive plans across our workforce with a focus on Executive Compensation & Retention; and

•
Monitoring talent management and organizational effectiveness on a regular basis.

Our Compensation Committee also has regular touchpoints with management on the following topics:
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Employee engagement, performance management and culture; and

•
Workforce demographics including diversity, equity and inclusion strategies and representation.

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Corporate Governance
Environmental, Social and Governance (ESG)
Our commitment to ESG is a core component of our company ’s purpose and mission. The Nominating and Governance Committee of our Board of Directors has oversight over the Company’s ESG strategy, and our full Board of Directors receives a quarterly ESG update. This quarterly update includes performance data and program information across environmental stewardship, ethics, community investment, and more; progress made toward our ESG targets; and information on emerging ESG priorities. Additionally, as part of our ESG reporting process, we hold regular meetings with functional leaders to review our ESG disclosures. Our Leadership Team is highly engaged in our ESG efforts. Our Head of Corporate Responsibility and Government Affairs reports to our Chief Marketing Officer and meets quarterly with our CEO and Leadership Team and cross-functional ESG Working Group to review our strategy, progress, and program updates.
Building a brand centered on trust is critically important, and our focus on ESG helps us earn trust from customers, employees, investors and shareholders. As such, ESG topics are important to our business strategy:
•
Environment: Protecting our planet is fundamental to ensuring a safe and sustainable future. We work to reduce greenhouse gas emissions from our operations through operational efficiencies, reduce the environmental footprint of our products across their lifecycle through innovative approaches to product development and packaging, promote high standards for environmental stewardship in our supply chain and engage with employees and environmental partners to amplify our work.

•
Social: We are proud to support the communities where our team members live and work. Our community impact programs include employee volunteering and giving, product donations, signature programs that leverage our unique expertise in increasing digital safety literacy, and corporate philanthropic giving focused on digital safety education; environmental action; and disaster response. We also support diversity, equity, and inclusion and employee engagement. In fiscal 2023, we publicly disclosed our most recent US Equal Employment Opportunity Commission EEO-1 Component 1 Data Collection Report on our investor relations website located at Investor.GenDigital.com/governance/governance-documents.

•
Governance: Governance covers many core operating principles overseen by the Nominating and Governance Committee of our Board. This committee has oversight of ESG issues and receives quarterly updates on topics such as diversity, ethics, environmental stewardship and community investment. We believe that our global culture of responsibility, and the positive contributions we make to the customers, employees, communities, and other stakeholders that we serve drives value for our business.

Our annual Social Impact Report can be found at Investor.GenDigital.com/ESG.
Board Structure and Meetings
The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. Agendas and topics for board and committee meetings are developed through discussions between management and members of the Board and its committees. Information and data that are important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance and compliance matters applicable to us, including the following:
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Reviewing annual and longer-term strategic and business plans;

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Reviewing key product, industry and competitive issues;

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Reviewing and determining the independence of our directors;

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Reviewing and determining the qualifications of directors to serve as members of committees, including the financial expertise of members of the Audit Committee;

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Selecting and approving director nominees;

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Selecting, evaluating and compensating the Chief Executive Officer;

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Corporate Governance
•
Reviewing and discussing succession planning for the senior management team, and for lower management levels to the extent appropriate;

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Reviewing and approving material investments or divestitures, strategic transactions and other significant transactions that are not in the ordinary course of business;

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Evaluating the performance of the Board;

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Overseeing our compliance with legal requirements and ethical standards; and

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Overseeing our financial results.

Executive Sessions
After each regularly scheduled Board meeting, the independent members of our Board hold a separate closed meeting, referred to as an “executive session.” These executive sessions are used to discuss such topics as the independent directors deem necessary or appropriate. At least annually, the independent directors hold an executive session to evaluate the Chief Executive Officer’s performance and compensation. Executive sessions of the Board are led by the independent, non-executive Chair.
Succession Planning
Our Board recognizes the importance of effective executive leadership to Gen’s success and meets to discuss executive succession planning at least annually. Our Board develops and reviews emergency and long-term succession plans and evaluates succession candidates for the CEO and other senior leadership positions under both. The Board also oversees management’s senior executive talent development plans, including ensuring that our succession candidates have regular interactions with the Board.
Attendance of Board Members at Annual Meetings
We encourage our directors to attend our annual meetings of stockholders. All eight of our directors standing for re-election attended our 2022 Annual Meeting of Stockholders.
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The Board and Its Committees
There are four committees of the Board: the Audit Committee, the Compensation and Leadership Development Committee, the Nominating and Governance Committee, and the Technology and Cybersecurity Committee. The Board has delegated various responsibilities and authorities to these different committees, as described below and in the committee charters.
The Board committees regularly report on their activities and actions to the full Board. Each member of the Audit Committee, Compensation Committee, Nominating and Governance Committee and the Technology and Cybersecurity Committee was appointed by the Board. Each of the Board committees has a written charter approved by the Board and the key committee charters are available on our website at investor.gendigital.com, by clicking on “Governance Documents,” under “Governance.”
The following table shows the proposed composition of the Board and its committees, and other information, following the Annual Meeting. Current committee composition is provided in the text below the table.
	Age	Director Since	Independent	Diversity	Committee Memberships*				Other Public Boards**
					AC	CC	NGC	Tech
Susan P. Barsamian Director	64	2019		WD			C		2
Pavel Baudis Director	63	2022							0
Eric K. Brandt Director	61	2020			C				3
Frank E. Dangeard Managing Partner, Harcourt	65	2007							3
Nora M. Denzel Director	60	2019		W					2
Peter A. Feld Managing Member, Portfolio Manager and Head of Research, Starboard Value LP	44	2018				C			1
Emily Heath Director	49	2021		WD				C	0
Vincent Pilette Chief Executive Officer	51	2019							0
Sherrese M. Smith Managing Partner, Paul Hastings	51	2021		WD					1
Ondrej Vlcek President	45	2022							0
= Member	C = Chair
Committees: AC = Audit	CC = Compensation and Leadership Development	NGC = Nominating and Governance
Tech = Technology and Cybersecurity	W = Woman	D = Underrepresented Community (Ethnic Diversity and/or LGBTQ+)

*
Reflects our Board and committee composition following the Annual Meeting.

**
Reflects membership on boards of companies publicly traded in the U.S.

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The Board and Its Committees
During FY23, our Board held 7 meetings, the Audit Committee held 9 meetings, the Compensation Committee held 5 meetings, the Nominating and Governance Committee held 3 meetings and the Technology and Cybersecurity Committee held 3 meetings. During this time, no current directors attended fewer than 87% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which such director served during the period which such director served.
Audit Committee

Current Members
Our Audit Committee is currently comprised of Mr. Brandt, who is the chair, Memes. Denzel and Heath and Mr. Dangeard.
Independence
Our Board has unanimously determined that all Audit Committee members are independent as defined under current Nasdaq listing standards, and at least one member has financial sophistication as required pursuant to the Nasdaq listing standards.
In addition, our Board has unanimously determined that Mr. Brandt qualifies as an “audit committee financial expert” under U.S. Securities and Exchange Commission (SEC) rules and regulations.
Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations or liability on any person so designated.
Meetings
9 meetings during fiscal year 2023.

Our Audit Committee oversees Gen’s accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of disclosure controls and internal control over financial reporting, compliance with legal and regulatory requirements, internal audit function and the appointment, retention and compensation of our independent auditors. Its duties and responsibilities include, among other things:
•
Reviewing and discussing with Gen’s independent auditor and management Gen’s quarterly and annual financial statements, including any report or opinion by the independent auditors, and earnings releases.

•
Reviewing the adequacy and effectiveness of Gen’s accounting and financial reporting processes.

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Appointing and, if necessary, terminating any independent registered public accounting firm engaged by Gen.

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Reviewing and approving processes and procedures to ensure the continuing independence of Gen’s independent auditors.

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Overseeing the internal audit function of Gen, including its independence and authority and the coordination of Gen’s internal audit function with its independent auditors.

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Reviewing Gen’s practices with respect to financial and enterprise risk identification, assessment, monitoring and risk management and mitigation.

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Reviewing Gen’s business continuity and disaster preparedness planning.

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Reviewing any regulatory developments that could impact Gen’s risk identification, assessment, monitoring and risk management and mitigation.

•
Reviewing Gen’s ethics compliance program, including policies and procedures for monitoring compliance, areas of compliance risk (including any material compliance issues and/or risk exposure) and the implementation and effectiveness of Gen’s ethics and compliance program, and remediation plans developed by the Company to resolve any material compliance issues.

•
Directing and supervising investigations into any matters within the scope of its duties.

•
Retaining and terminating such auditors, outside counsel, experts, consultants and other advisors as it determines to be necessary or appropriate to perform its responsibilities.

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The Board and Its Committees
Compensation and Leadership Development Committee

Current Members
Our Compensation Committee is currently comprised of Mr. Feld, who is the chair, and Memes. Barsamian and Denzel.
Independence
The Board has determined that each current member of the Compensation and Leadership Development Committee is, and each member of our Nominating and Corporate Governance Committee during fiscal year 2023 was, independent within the meaning of Nasdaq’s Director independence standards.
Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act of 1934 (Exchange Act).
Meetings
5 meetings during fiscal year 2023.

Our Compensation Committee oversees our compensation policies and practices so that they firmly align with the interests of our stockholders; encourage a focus on Gen’s long-term success and performance; and incorporate sound corporate governance principles. It also oversees our human capital management practices and programs to attract, retain, and develop our executive officers. Its duties and responsibilities include, among other things:
•
Reviewing Gen’s executive and leadership development practices, which support Gen’s ability to retain and develop the executive and leadership talent required to deliver against Gen’s short term and long-term business strategies, including succession planning for the executive officers.

•
Reviewing and overseeing Gen’s human capital management policies, strategies and practices.

•
Reviewing Gen’s compensation policies, plans and programs to confirm they are: (i) designed to attract, motivate and retain talented executive officers; (ii) compensate the executive officers effectively in a manner consistent with the strategy of Gen and the interests of stockholders; (iii) consistent with a competitive framework; and (iv) support the achievement of Gen’s overall financial results and individual contributions.

•
Reviewing and recommending to the independent directors of our Board all compensation arrangements for our Chief Executive Officer.

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Determining stock ownership guidelines for our Board and executive officers.

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Reviewing Gen’s overall compensation and benefits plans and programs.

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Administering our equity incentive and stock purchase plans.

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Reviewing and recommending to the Board compensation for non-employee members of the Board.

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Reviewing and approving policies and procedures relating to the perquisites of our executive officers.

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Reviewing Gen’s compensation policies and practices, including non-executive programs, to confirm that such policies and practices are not reasonably likely to have a material adverse effect on Gen or encourage unnecessary risk-taking, and report the results of such review to the Board.

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Reviewing and making recommendations to the Board regarding company policies on recoupment of incentive-based compensation.

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Reviewing and making recommendations to the Board with respect to stockholder proposals and stockholder advisory votes related to executive compensation matters.

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The Board and Its Committees
Nominating and Governance Committee

Current Members
Our Nominating and Governance Committee is currently comprised of Ms. Barsamian, who is the chair, and Ms. Smith and Messrs. Dangeard and Feld.
Independence
The Board has determined that each current member of the Nominating and Corporate Governance Committee is, and each member of our Nominating and Corporate Governance Committee during fiscal year 2023 was, independent within the meaning of Nasdaq’s Director independence standards.
Meetings
3 meetings during fiscal year 2023.

Our Nominating and Governance Committee, Committee oversees the evaluation of the Board and its committees, oversees Gen’s corporate governance procedures and policies, including with respect to ESG and public policy matters, and ensures that they represent best practices and are in the best interests of Gen and its stockholders, which includes establishing appropriate criteria for nominating qualified candidates to the Board. Its duties and responsibilities include, among other things:
•
Establishing the criteria and determining the goal of developing a diversity of perspectives, backgrounds, experiences, knowledge and skills on the Board.

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Considering the size, composition and needs of the Board, determine future requirements and evaluate and recommending qualified candidates for election to the Board consistent with the established criteria to ensure the Board has the appropriate skills and expertise.

•
Advising the Board on corporate governance matters and recommending to the Board appropriate or necessary actions to be taken by our company, the Board and the Board’s committees.

•
Identifying best corporate governance practices and developing and recommending to the Board a set of corporate governance guidelines applicable to our company.

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Reviewing and assessing the adequacy of our company’s corporate governance policies, including this Committee’s charter, Gen’s Corporate Governance Guidelines and Code of Conduct, and recommending modifications to the Board as appropriate.

•
Overseeing and reviewing Gen’s policies and programs concerning: (i) public policy and (ii) political activities and expenditures, if any.

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Overseeing and reviewing Gen’s programs, policies and practices and relevant risks and opportunities relating to environmental, social and governance issues and related disclosures, and making recommendations to the Board regarding the Company’s overall strategy with respect to ESG matters.

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Monitoring compliance under the stock ownership guidelines as set by the Compensation Committee for the Board and executive officers.

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Implementing and overseeing the processes for evaluating the Board, its committees and the CEO on an annual basis and report the results of such evaluations, including any recommendations for proposed changes, to the Board.

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Overseeing the management of risks that may arise in connection with Gen’s governance structures, processes and other matters set forth in the Nominating and Governance Committee’s charter.

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The Board and Its Committees
Technology and Cybersecurity Committee

Current Members
Our Technology and Cybersecurity Committee is currently comprised of Ms. Heath, who is the chair, and Memes. Barsamian, Denzel and Smith, and Mr. Baudis.
Meetings
3 meetings during fiscal year 2023.

Our Technology and Cybersecurity Committee assists our Board in its oversight of (i) the Company’s technology and information systems, including with respect to strategies, objectives, capabilities, initiatives, policies and investments, (ii) management’s responsibilities to regularly assess cybersecurity and privacy risks to the Company’s technology and information systems, as well as to the confidential or personal information of the Company, its customers and its partners, and (iii) management’s responsibilities with respect to the management of cybersecurity and privacy risk. Its duties and responsibilities include, among other things:
•
Overseeing the quality and effectiveness of Gen’s information security team, policies, procedures, controls and technologies, including, but not limited to, those related to enterprise privacy, data security and cybersecurity information technology risks.

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Providing advice to the Board on privacy-related matters.

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Reviewing and providing oversight on Gen’s data footprint, policies and procedures, and strategy.

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Reviewing with management, Gen’s disaster recovery capabilities.

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Overseeing Gen’s technology strategy, initiatives and investments, including major innovation efforts and intellectual property rights obtained through partnerships and acquisitions.

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Monitoring the performance of Gen’s technology development in support of its overall business strategy and advise on strategic technological focus.

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Overseeing the identification, monitoring, and evaluation of existing and emerging trends in technology that may affect Gen’s strategic plans, including monitoring of overall industry trends, competitors and technologies in adjacent areas and providing guidance on these areas.

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Reviewing the key technical talent, skills, and organizational structure of Gen’s workforce supporting its cybersecurity and technology efforts.

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Director Nominations and Communication with Directors
Criteria for Nomination to the Board
The Nominating and Governance Committee will consider candidates submitted by Gen stockholders, as well as candidates recommended by directors and management, for nomination to the Board. The Nominating and Governance Committee has generally identified nominees based upon recommendations by outside directors, management and executive recruiting firms. The goal of the Nominating and Governance Committee is to assemble a Board that offers a diverse portfolio of perspectives, backgrounds, experiences, knowledge and skills derived from high-quality business and professional experience. The Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our long-term business strategy and operating requirements and the long-term interests of our stockholders.
The information provided under Proposal No. 1, “Election of Directors — Nominees for Director” below includes the key attributes, experience and skills of each of our director nominees that led to the conclusion that each director nominee should serve as a member of the Board at this time.
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Director Nominations and Communication with Directors

Process for Identifying and Evaluating Nominees

Step	Description
1 Identify the Candidate	• The Nominating and Governance Committee typically considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience.
2 Confirm Candidate Qualifications	• If the Nominating and Governance Committee determines that an opening exists, it identifies the desired skills and experience of a new nominee, including the need to satisfy SEC and Nasdaq requirements. • The Nominating and Governance Committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate's integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of Gen's stockholders. • We do not have a formal written policy with regard to the consideration of diversity in identifying candidate. However, as discussed above, diversity is one of the numerous criteria the Nominating and Governance Committee reviews before recommending a candidate and we have consistently built a highly diverse Board that is recognized in the industry for its diversity.
3 Candidate Evaluation	• Any candidate to be considered for a position as a member of the Board shall: a) be an experienced person with strong business, technical and/or other skills relevant to the Company's business, b) have demonstrated the highest levels of ethics, integrity and values, and c) be willing to commit to diligently represent the long-term interests of the Company's stockholders in good faith. • Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. • We have from time to time engaged, for a fee, a third-party independent search firm to identify and assist the Nominating and Governance Committee with identifying, evaluating and screening Board candidates for Gen and may do so in the future.
4 Committee Meeting and Discussion	• The Nominating and Governance Committee then meets to discuss and evaluate the skills and expertise of each candidate, both on an individual basis and taking into account input from the Board's ongoing succession planning process.
5 Board & Committee Approval	• Based on the results of the evaluation process, the Nominating and Governance Committee recommends candidates for our Board's approval as Director nominees for election to the Board. The Nominating and Governance Committee also recommends candidates for the Board's appointment to the committees of our Board.
6 Stockholder Vote	• Our stockholders annually vote upon each director's election. Eight of our current directors were elected by a majority of our stockholders at the 2022 Annual Meeting. At the 2023 Annual Meeting, all of our directors are up for election. Each director brings a diverse set of skills and perspectives that add significant value to our governance and oversight and in 2023, Gen was listed on Fortune's Modern Boards 25, a list of the most innovative board of directors among S&P 500 companies.

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Director Nominations and Communication with Directors
Stockholder Proposals for Nominees
The Nominating and Governance Committee will consider potential nominees properly submitted by stockholders. Stockholders seeking to do so should provide the information set forth in our corporate Bylaws regarding director nominations. The Nominating and Governance Committee will apply the same criteria for candidates proposed by stockholders as it does for candidates proposed by management or other directors.
To be considered for nomination by the Nominating and Governance Committee at next year’s annual meeting of stockholders, submissions by stockholders must be submitted by mail and must be received by our Corporate Secretary no later than April 2, 2024 to ensure adequate time for meaningful consideration by the Nominating and Governance Committee. Each submission must include the following information:
•
the full name and address of the candidate;

•
the number of shares of Gen common stock beneficially owned by the candidate;

•
a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and

•
biographical information, including work experience during the past five years, other board positions, and educational background, such as is provided with respect to nominees in this proxy statement.

Information regarding requirements that must be followed by a stockholder who wishes to make a stockholder nomination for election to the Board for next year’s annual meeting is described in this proxy statement under “Additional Information — Stockholder Proposals for the 2024 Annual Meeting.”
Pursuant to the proxy access provisions of our Bylaws, an eligible stockholder or group of stockholders may nominate one or more director candidates to be included in our proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by our Corporate Secretary in writing between March 3, 2024 and April 2, 2024 (or, if the 2024 Annual Meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2023 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2024 Annual Meeting or within 10 calendar days after our public announcement of the date of the 2024 Annual Meeting) to the Corporate Secretary at the address listed below. When submitting nominees for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, stockholders must follow the notice procedures and provide the information required therein.
Contacting the Board of Directors
Any stockholder who wishes to contact members of our Board may do so by mailing written communications to:
Gen Digital Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Attn: Corporate Secretary
Our Corporate Secretary will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant, will retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with our policy regarding accounting complaints and concerns.
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Proposal No. 1 — Election of Directors
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TEN NOMINATED DIRECTORS.
At the recommendation of the Nominating and Governance Committee, the Board has nominated the following ten persons to serve as directors for the term beginning at the Annual Meeting on September 12, 2023: Susan P. Barsamian, Pavel Baudis, Eric K. Brandt, Frank E. Dangeard, Nora M. Denzel, Peter A. Feld, Emily Heath, Vincent Pilette, Sherrese M. Smith, and Ondrej Vlcek. Each director will be elected on an annual basis.
Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to Gen cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.
Nominees for Director
The names of each nominee for director, their ages as of July 17, 2023, and other information about each nominee is shown below.
Name	Age	Principal Occupation	Director Since
Susan P. Barsamian	64	Director	2019
Pavel Baudis	63	Director	2022
Eric K. Brandt	61	Director	2020
Frank E. Dangeard	65	Managing Partner, Harcourt	2007
Nora M. Denzel	60	Director	2019
Peter A. Feld	44	Managing Member, Portfolio Manager and Head of Research, Starboard Value LP	2018
Emily Heath	49	Director	2021
Vincent Pilette	51	CEO	2019
Sherrese M. Smith	51	Managing Partner, Paul Hastings	2021
Ondrej Vlcek	45	President	2022
Gen™ 2023 Proxy  | 25

Proposal No. 1 —  Election of Directors
Susan P. Barsamian	Director Age: 64

Director Since: 2009
Committee
Memberships:
•
Compensation

•
Nominating & Governance (Chair)

•
Technology and Cybersecurity

Other Current
Public Boards:
•
Box, Inc.

•
Five9, Inc.

Other Public Boards
in the Last Five Years:
•
None

From 2006 to 2016, Ms. Barsamian served in various executive roles at Hewlett Packard including Chief Sales and Marketing Officer for Hewlett Packard Enterprise Software and General Manager of the Enterprise Cybersecurity Products business. Prior to joining Hewlett Packard, Ms. Barsamian was Vice President, Global Go-to-Market for high growth at Mercury Interactive, Senior Vice President Marketing for Critical Path and held various leadership roles at Verity where she was based in London for four years.
Ms. Barsamian serves on the board of directors of Box, Inc., a cloud content management company, Five9, Inc., a cloud contact center software company; and the Kansas State University Foundation. She also served on the Board of the National Action Council for Minorities in Engineering (NACME) from 2012 to 2017, including as Chairman of the Board from 2016 to 2017. She received a B.S. degree in Electrical Engineering from Kansas State University and completed post-graduate studies at the Swiss Federal Institute of Technology.
The Board believes Ms. Barsamian’s qualifications to sit on our Board of Directors include her extensive technical, business, and leadership experience in the technology industry, including over 35 years of experience as an operating executive and her focus on enterprise software sales and global go-to-market strategies. She has served as an executive and board member for major cloud, computer and cybersecurity companies, and has operated in a broad range of roles from sales and marketing to product, research and development, and business operations. Ms. Barsamian also has experience serving as a public company outside director.

Pavel Baudis	Director Age: 63
Director Since: 2022 Committee Memberships: • Technology & Cybersecurity Other Current Public Boards: • None. Other Public Boards in the Last Five Years: • None.
Pavel Baudis co-founded Avast and served as one of Avast’s Directors from the incorporation of AVAST Software a.s. in 2006 until 2014. In 1988, Mr. Baudis wrote the original software program from which Avast’s current portfolio of security solutions has developed. Prior to co-founding Avast, Mr. Baudis was a graphics specialist at the Czech Computer Research Institute (VUMS). Mr. Baudis holds an MS in Information Technology from the Prague School of Chemical Engineering.
The Board believes Mr. Baudis’s qualifications to sit on our Board of Directors include his extensive technical, business, cybersecurity, and leadership experience in the technology industry, including as a founder, director and an operating executive and his focus on enterprise software sales and global go-to-market strategies.

26 |  Gen™ 2023 Proxy

Proposal No. 1 —  Election of Directors
Eric K. Brandt	Director Age: 61

Director Since: 2020
Committee
Memberships:
•
Audit (Chair)

Other Current
Public Boards:
•
Dentsply Sirona Inc.

•
LAM Research Corporation

•
The Macerich Company

Other Public Boards
in the Last Five Years:
•
Altaba Inc.

Eric K. Brandt served as the Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, from February 2010 until February 2016, and he served as its Senior Vice President and Chief Financial Officer from March 2007 until February 2010 . From September 2005 until March 2007, Mr. Brandt served as CEO and President and member of the Board of Avanir Pharmaceuticals, Inc. Beginning in 1999, he held various positions at Allergan, Inc., a global specialty pharmaceutical company, including Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, Mr. Brandt spent ten years with The Boston Consulting Group, a privately-held global business consulting firm, most recently serving as Vice President and Partner.
Mr. Brandt serves as the Chairman of the Board of Directors of Dentsply Sirona Inc., a dental product solutions company, and as a member of the Board of Directors of LAM Research Corporation, a semiconductor equipment company and The Macerich Company, a real estate investment trust. Mr. Brandt also previously served on the Board of Directors of Yahoo! Inc. from 2016 to 2017 and of Altaba Inc. (formerly Yahoo! Inc.) from 2017 to 2019.
The Board believes Mr. Brandt’s qualifications to sit on our Board of Directors include his extensive leadership and management experience, including as an executive officer and director of multiple public companies, his broad financial skillset as a Chief Financial Officer, his experience overseeing and leading public companies through business combinations and strategic transformational events, and his expansive exposure to the innovation and technology sectors.

Gen™ 2023 Proxy  | 27

Proposal No. 1 —  Election of Directors
Frank E. Dangeard	Chair of the Board Managing Partner, Harcourt Age: 65

Director Since: 2007
Committee
Memberships:
•
Audit

•
Nominating & Governance

Other Current
Public Boards:
•
NatWest Group plc (U.K.)

•
IHS Towers limited (Cayman)

•
Spear Investments, B.V. (the Netherlands)1

Other Public Boards
in the Last Five Years:
•
RPX Corp.

Frank E. Dangeard has been Chairman of the Board of Directors of Gen since December 2019 (and prior to that he served on the Board of directors of Symantec from January 2007 to November 2019). He is Managing Partner of Harcourt. From September 2004 to February 2008, he was Chairman and CEO of Thomson SA (France). From 2002 to September 2004, he was Deputy CEO of Orange S.A. (formerly France Télécom S.A. (France)). He joined Thomson SA (France) in 1997 as Deputy CEO and was appointed Vice Chairman in 2000. Prior to joining Thomson SA, Mr. Dangeard was Managing Director of SG Warburg & Co. Ltd. (U.K.) and Chairman of SG Warburg France. Before joining SG Warburg, Mr. Dangeard was a lawyer with Sullivan & Cromwell LLP in New York and London.
Mr. Dangeard also serves on the Board of Directors of the NatWest Group (ex. RBS Group, U.K.), IHS Towers limited (Cayman) and Spear Investments, N.V. (the Netherlands). He is Chairman of NatWest Markets (U.K.), the investment banking arm of NatWest Group. He graduated from the Ecole des Hautes Etudes Commerciales, the Paris Institut d’Etudes Politiques and from the Harvard Law School. Mr. Dangeard splits his time between Europe and the United States.
The Board believes Mr. Dangeard’s qualifications to sit on our Board of Directors include his broad international experience in managing and leading media and technology companies, his significant experience holding executive officer positions, and his extensive public company board service.

1
Securities of Spear Investments, B.V. are traded on the Euronext Amsterdam stock exchange and IHS Towers is a subsidiary of IHS Holding Limited, which is traded on the New York Stock Exchange.

28 |  Gen™ 2023 Proxy

Proposal No. 1 —  Election of Directors
Nora M. Denzel	Director Age: 60

Director Since: 2019
Committee
Memberships:
•
Audit

•
Compensation

•
Technology and Cybersecurity

Other Current
Public Boards:
•
Advanced Micro Devices, Inc.

•
SUSE SA

Other Public Boards
in the Last Five Years:
•
Telefonaktiebolaget LM Ericsson (Sweden)

•
Talend S.A.

Nora M. Denzel previously served as interim CEO of Outerwall Inc., an automated retail solutions provider, from January to August 2015. Prior to Outerwall, Ms. Denzel held senior executive management positions from February 2008 through August 2012 at Intuit Inc., a consumer/SMB cloud financial management software company, including Senior Vice President of Big Data, Social Design and Marketing and Senior Vice President and General Manager of the QuickBooks Employee Management business unit. From 2000 to 2006, Ms. Denzel held several executive level positions at HP Enterprise (formerly Hewlett-Packard Company), including Senior Vice President and General Manager, Software Global Business Unit from May 2002 to February 2006 and Vice President of Storage Organization from August 2000 to May 2002. Prior to that, Ms. Denzel held executive positions at Legato Systems Inc. and IBM Corporation.
Ms. Denzel serves on the Board of Directors of Advanced Micro Devices, Inc., and SUSE SA. She serves on the non-profit board of the National Association of Corporate Directors.
She holds a Master of Business Administration degree from Santa Clara University and a B.S. degree in Computer Science from the State University of New York. In addition, she holds an NACD Directorship Certification (NACD.DC).
The Board believes Ms. Denzel’s qualifications to sit on our Board of Directors include her leadership, governance, risk management and technical experience that she gained as an executive officer of technology companies and as a director of both public and private company boards.

Gen™ 2023 Proxy  | 29

Proposal No. 1 —  Election of Directors
Peter A. Feld	Director Managing Member, Portfolio Manager and Head of Research, Starboard Value LP Age: 44

Director Since: 2018
Committee
Memberships:
•
Compensation (Chair)

•
Nominating and Governance

Other Current Public Boards:
•
Green Dot Corporation

Other Public Boards
in the Last Five Years:
•
GCP Applied Technologies Inc. (Chair)

•
Magellan Health, Inc.

•
AECOM

•
Marvell Technology Group Ltd.

•
The Brink’s Company

•
Insperity, Inc.

Peter A. Feld has served as a Managing Member, Portfolio Manager and Head of Research of Starboard Value LP (Starboard) since April 2011. Prior to founding Starboard in 2011, Mr. Feld was a Managing Director and Head of Research at Ramius LLC for funds that comprised the Value and Opportunity investment platform. Prior to joining Ramius in February 2005, Mr. Feld was an analyst in the Technology Investment Banking group at Banc of America Securities LLC.
Mr. Feld has served on the board of directors of Green Dot Corporation, a financial technology company, since March 2022. Mr. Feld previously served as a member of the boards of directors of GCP Applied Technologies, Inc., a technology company, from June 2020 until it was acquired by Compagnie de Saint-Gobain S.A. in September 2022; Magellan Health, Inc., a healthcare company, from March 2019 until it was acquired by Centene Corporation in January 2022; AECOM, a multinational infrastructure firm, from November 2019 to June 2020; Marvell Technology Group Ltd., a storage, networking and connectivity semiconductor solutions company, from May 2016 to June 2018; The Brink’s Company, a global leader in security-related services, from January 2016 to November 2017; Insperity, Inc., an industry-leading HR services provider, from March 2015 to June 2017; Darden Restaurants, Inc., a full-service restaurant company, from October 2014 to September 2015; Tessera Technologies, Inc. (n/k/a Xperi Corporation), a leading product and technology licensing company, from June 2013 to April 2014; and Integrated Device Technology, Inc., a company that designed, developed, manufactured and marketed a range of semiconductor solutions for the advanced communications, computing and consumer industries, from June 2012 to February 2014. Mr. Feld received a B.A. degree in Economics from Tufts University
The Board believes Mr. Feld’s qualifications to sit on our Board of Directors include his broad experience as a director serving on other public company boards, significant financial expertise in the technology sector, and business acumen that includes advising multiple companies through various transformational experiences and business combinations.

30 |  Gen™ 2023 Proxy

Proposal No. 1 —  Election of Directors
Emily Heath	Director Age: 49
Director Since: 2021 Committee Memberships: • Audit • Technology and Cybersecurity (Chair) Other Current Public Boards: • None Other Public Boards in the Last Five Years: • None
Emily Heath has served as a General Partner of Cyberstarts, a venture capital firm, since February 2023. Previously, from August 2022, she served as a Board Advisor and Chief Product Marketing Officer for Cyberstarts. She served as Senior Vice President, Chief Trust and Security Officer at DocuSign, Inc. from October 2019 through March 2022. Prior to that, Ms. Heath served as Vice President, Chief Information Security Officer at United Airlines, Inc. from February 2017 through October 2019. Before joining United Airlines, Ms. Heath held numerous positions at AECOM, an infrastructure consulting firm, from 2013 through 2017, most recently as its Vice President, Chief Information Security Officer. Ms. Heath is a former Detective with the British Police where she led investigations into large scale investment frauds, identity theft and money laundering cases, working with London’s Serious Fraud Office, the FBI and the SEC.
Ms. Heath currently serves on the Board of Directors of LogicGate, Inc., a private cloud-based governance, risk and compliance management company and Wiz, a private cloud security company.
She went to school in the United Kingdom and is trained in multiple areas of investigations, risk and security.
The Board believes Ms. Heath’s qualifications to sit on our Board of Directors include her depth of knowledge and experience regarding cybersecurity and broad international exposure in the innovation and technology sectors. She has held various senior leadership positions in public companies and has significant experience managing teams that oversee cybersecurity and data privacy issues.

Vincent Pilette	CEO & Director Age: 51
Director Since: 2019 Committee Memberships: • None Other Current Public Boards: • None Other Public Boards in the Last Five Years: • None
In 2019, Mr. Pilette was appointed CEO of NortonLifeLock, renamed Gen in 2022 after the acquisition of Avast. As CEO, Mr. Pilette led the separation of the consumer assets of Symantec and their transformation into NortonLifelock, the global leader in consumer Cyber Safety. Mr. Pilette directed and implemented the strategy that led to the acquisition of Avast and the formation of Gen.
Prior to joining Gen in May 2019, Mr. Pilette served as Chief Financial Officer of Logitech International S.A. (Switzerland), a consumer electronics company listed on the Nasdaq Global Market and the SIX Swiss Exchange, from September 2013 to May 2019.
Mr. Pilette has substantial expertise at technology companies with over 20 years of senior operating and management experience in the Technology sector, including additional positions at Electronics For Imaging, and Hewlett-Packard in the U.S. and EMEA.
Mr. Pilette currently serves on the board of directors of SonicWall, a privately held software company in the cyber security space. Mr. Pilette holds an M.S. in engineering and business from Université Catholique de Louvain in Belgium and an M.B.A. from Kellogg School of Management at Northwestern University in Chicago.
The Board believes Mr. Pilette’s qualifications to sit on our Board of Directors include his depth of knowledge and experience regarding Gen, its business and its strategic business combinations and ongoing transformation. He has also substantial expertise at technology companies and has held various executive officer and leadership positions within multiple public companies. Further, he has broad international exposure and innovation and technology experience, and his business acumen and knowledge are invaluable to our Board of Directors.

Gen™ 2023 Proxy  | 31

Proposal No. 1 —  Election of Directors
Sherrese M. Smith	Director Managing Partner, Paul Hastings LLC Age: 51

Director Since: 2021
Committee Memberships:
•
Nominating & Governance

•
Technology and Cybersecurity

Other Current Public Boards:
•
Cable One, Inc.

Other Public Boards in the Last Five Years:
•
None

Sherrese Smith has served as a corporate partner at Paul Hastings LLP, a global law firm, since 2013, where she is a member of the firm’s media, technology and telecommunications practice and currently serves as Managing Partner, where she helps direct the growth, management, and strategy of the firm. She previously served as Vice-Chair of the firm’s data privacy and cybersecurity practice. Ms. Smith is known as one of the country’s preeminent Data Privacy and Cybersecurity and Media and Technology attorneys. Ms. Smith regularly counsels companies on complex transactional and regulatory issues, including data privacy and cybersecurity and breach response issues across various jurisdictions (including the U.S., E.U., and Asia). Mr. Smith is also renowned for superior advisement on crisis issues and, as a result, is regularly sought after by corporate board members and the C-suite. Prior to joining Paul Hastings, Ms. Smith served as Chief Counsel to Chairman Julius Genachowski at the Federal Communications Commission from 2009 to 2013, before which she was Vice President and General Counsel of Washington Post Digital and served in various other leadership positions from 2002 to 2009.
Ms. Smith also currently serves as a member of the Board of Directors of Cable One, Inc., a broadband communications provider.
She is also a member of the Northwestern University’s Law School board, a member of the University of Maryland’s Journalism School board as well as American’s Public Television Stations executive board. Ms. Smith holds a bachelor’s degree in Finance from the University of South Carolina and a Juris Doctor from the Northwestern University Pritzker School of Law.
The Board believes Ms. Smith’s qualifications to sit on our Board of Directors include her extensive management and leadership experience, broad exposure to cybersecurity matters, experience as a director serving on other public company boards, reputation for her business acumen, and her extensive experience advising on media, data privacy, and technology matters.

32 |  Gen™ 2023 Proxy

Proposal No. 1 —  Election of Directors
Ondrej Vlcek	President and Director Age: 45
Director Since: 2022 Other Current Public Boards: • None. Other Public Boards in the Last Five Years: • None.
Ondrej Vlcek previously served as CEO of Avast from July 2019 until September 2022, having also served as President of Avast Consumer, the largest business within the company, and directed the development of Avast’s artificial intelligence-based cloud security network. Mr. Vlcek was also a key member of the executive team that took the company public on the London Stock Exchange in May 2018.
Previously, he held the combined position of Executive Vice-President & General Manager, Consumer, and Chief Technology Officer at Avast from 2014 to 2018. In this role, he led Avast’s transformation from a traditional PC antivirus vendor to the leading provider of a full portfolio of protection, privacy, and performance products for consumers.
Prior to that, Mr. Vlcek was chief developer, heading the team that developed one of the first ever antivirus programs for Windows. Mr. Vlcek holds an MS in Mathematics from Czech Technical University in Prague. He is a recognized industry speaker having delivered keynotes at several high-profile events including RSA, Web Summit, Black Hat and SXSW.
The Board believes Mr. Vlcek’s qualifications include his extensive technical, business, and leadership experience in the technology industry and his depth of knowledge and experience regarding Avast products. He also has significant experience as a leader during strategic transformations in large company’s lifecycles. The Board believes his extensive management experience, broad international exposure and emerging market experience and innovation and technology experience, including through his service as Chief Executive Officer of technology companies, make him a valuable member of our Board.

Board Diversity Matrix*
Total Number of Directors	10
Gender:	Male	Female
Number of directors based on gender identity	6	4
Number of directors who identify in any of the categories below:
African American or Black	0	1
Asian	0	1
White	6	2
LGBTQ+	1

*
Based on our current Board composition as of July 17, 2023.

Director Compensation
Director Compensation Highlights
•
Fees for committee service and service on the Board

•
Emphasis on equity in the overall compensation mix

•
Full-value equity grants with time-based vesting

•
No performance-based equity award

•
Robust stock ownership guideline

•
Stockholder approved annual limit on non-employee director compensation

•
Policies prohibiting hedging and pledging by our directors

Gen™ 2023 Proxy  | 33

Proposal No. 1 —  Election of Directors
The policy of the Board is that the compensation for independent directors should be a mix of cash and equity-based compensation. Gen does not pay employee directors for Board service in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from Gen for their services. The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to director compensation.
Fiscal Year 2023 Director Compensation Changes
In June 2022, in accordance with the recommendation of the Compensation Committee, and based on input from its compensation consultant, the Board amended and restated our non-employee director compensation policy for FY23 to increase our Independent Chair cash retainer from $75,000 to $100,000 to better reflect market practice and to appropriately compensate our Chair for his time, commitment, and contributions to the Board and to require vesting for director fees and RSUs.
Annual Fees: Pursuant to our amended and restated non-employee director compensation policy, non-employee directors were entitled to the following cash retainers for FY23.
2023 Annual Retainers:
All Non-Employee Directors	$50,000
Independent Chair	$100,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$15,000
Nominating and Governance Committee Chair	$10,000
Technology and Cybersecurity Committee Chair	$10,000
Audit Committee Membership	$15,000
Compensation Committee Membership	$10,000
Nominating and Governance Committee Membership	$5,000
Technology and Cybersecurity Committee Membership	$5,000
Committee chairs are entitled to receive the committee membership retainer in addition to the committee chair retainer.
Such retainers are earned in equal portions quarterly on December 1st, March 1st, June 1st and September 1st, subject to the director’s service through each such date. Directors who join Gen after the beginning of the fiscal year receive a prorated cash payment in respect of their annual retainer fee and fees.
Each non-employee director can also elect to receive his or her annual retainer fee in the form of restricted stock units (RSUs) covering whole shares in lieu of cash payments, which will be granted on the date of the Annual Meeting of Stockholders immediately following such election (or on the date of appointment for new non-employee directors who join the Board between annual meetings) and which will vest on the same dates as the cash retainers.
Annual Equity Awards. Pursuant to our amended and restated non-employee director compensation policy, beginning in FY23, on the date of each annual meeting of stockholders, each non-employee director is entitled to receive an annual award of RSUs having a fair market value on the grant date equal to $260,000, which will vest 100% on the earlier of the first anniversary of the date of grant and the next annual meeting of stockholders, subject to the director’s continued service through the vesting date. The amount of such grants will be prorated for directors who are appointed between annual meeting of stockholders.
Change in Control. In the event of a change in control, all unearned cash fees and unvested RSU awards granted to non-employee directors under the non-employee director compensation policy will accelerate in full.
Gap Period. On the date of the 2022 Annual Meeting of Stockholders, each non-employee director serving on the Board during the period from the first day of FY23 to the date of the 2022 Annual Meeting of Stockholders (such period, the Gap Period) was also entitled to receive a prorated annual cash retainer fee equal to $20,833, prorated committee
34 |  Gen™ 2023 Proxy

Proposal No. 1 —  Election of Directors
fees, and fully vested whole shares with a fair market value on the grant date equal to $108,833 to compensate such directors for their service on the Board during the Gap Period. Non-employee directors could elect to receive fully vested whole shares on the date of the 2022 Annual Meeting of Stockholders in lieu of cash for their prorated annual cash retainer fee.
Stock-Approved Limited on Non-Employee Directors Compensation. Our stockholder approved 2013 Plan also provides that the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board of Directors with respect to any fiscal year, including awards granted under the 2013 Plan and cash fees paid by us to such non-employee director, will not exceed $900,000 in total value.
Director Stock Ownership Guidelines: The Compensation Committee adopted the following stock ownership guidelines for our non-employee directors to better align our directors’ interests with those of our stockholders:
•
Directors must maintain a minimum holding of company stock with a fair market value equal to ten times (10x) such director’s total annual cash retainer;

•
In the event the annual retainer (or any portion thereof) is paid to a non-employee director in equity instead of cash, the value of such annual retainer for purposes of calculating the minimum holding requirement means the grant date fair value of the annual equity award (or applicable portion thereof);

•
New directors will have five years to reach the minimum holding level; and

•
Notwithstanding the foregoing, directors may sell enough shares to cover their income tax liability on vested grants.

The stock ownership information for each of our directors is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 47 of this proxy statement. As of June 15, 2023, all our directors had either met their stock ownership requirement or had remaining time to do so.
Fiscal 2023 Director Compensation
The following table provides information for FY23 compensation for all of our current non-employee directors:
	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Total ($)
Susan P. Barsamian	98,333	368,806	467,139
Pavel Baudis(4)	25,000	259,988	284,988
Eric K. Brandt	73,333	368,806	442,139
Frank E. Dangeard	180,833	368,806	549,639
Nora M. Denzel	73,333	368,806	442,139
Peter A. Feld	98,333	368,806	467,139
Kenneth Y. Hao(5)	20,851	108,817	129,668
Emily Heath	98,333	368,806	467,139
Sherrese M. Smith	79,999	368,806	448,805

(1)
Represents (i) non-employee director annual retainer and committee fees earned in four equal quarterly installments on September 1, 2022, March 1, 2023, June 1, 2023 and September 1, 2023, respectively, and (ii) non-employee director prorated retainer and committee fees for the Gap Period that were fully earned on September 13, 2022.

(2)
In lieu of cash, certain non-employee directors (Ms. Barsamian, Mr. Dangeard, Mr. Feld, Ms. Heath, and Ms. Smith) elected to receive their (i) annual retainer fee of $50,000 in the form of 2,302 RSUs, which were granted on September 13, 2022, with a per share fair value of $21.72 and an aggregate grant date fair value of $49,999, and which vest in four equal quarterly installments on December 1, 2022, March 1, 2023, June 1, 2023 and September 1, 2023, respectively, and (ii) prorated retainer fee of $20,833 for the Gap Period in the form of 959 shares of stock, which were granted on September 13, 2022, with a per share fair value of $21.72 and aggregate grant date fair value of $20,829, and which were fully vested at the time of grant. The aggregate grant date fair value was calculated in accordance with FASB ASC Topic 718. To the extent that the value of the retainer exceeded the fair value of the RSUs and shares granted, the difference was awarded in the form of cash.

(3)
Amounts shown in this column reflect the aggregate grant date fair value of the following awards, calculated in accordance with FASB ASC Topic 718: (i) an annual award granted to each non-employee director (excluding Mr. Hao) for 11,970 RSUs on September 13, 2022, with a per share fair value of $21.72 and an aggregate grant date fair value of $259,988, and which vest 100% on September 12, 2023 (the date of our

Gen™ 2023 Proxy  | 35

Proposal No. 1 —  Election of Directors
2023 Annual Meeting of Stockholders), and (ii) a Gap Period award granted to each non-employee director (excluding Mr. Baudis) for 5,010 shares of stock on September 13, 2022, with a per share fair value of $21.72 and an aggregate grant date fair value of $108,817, and which were fully vested at the time of grant. As of March 31, 2022, each non-employee director held the following number of outstanding and unvested RSUs:
Number of RSUs Outstanding and Unvested (#)
Susan P. Barsamian	13,121
Pavel Baudis(4)	11,970
Eric K. Brandt	11,970
Frank E. Dangeard	13,121
Nora M. Denzel	11,970
Peter A. Feld	13,121
Kenneth Y. Hao(5)	—
Emily Heath	13,121
Sherrese M. Smith	13,121

(4)
Mr. Baudis joined the Board on September 13, 2022 and the Technology and Cybersecurity Committee on March 21, 2023.

(5)
Mr. Hao did not stand for re-election and retired from the Board, effective September 13, 2022, which was the date of the 2022 Annual Meeting of Stockholders.

Certain Changes Beginning in Fiscal Year 2024
In June 2023, in accordance with the recommendation of the Compensation Committee, and based on input from its compensation consultant, the Board approved certain changes to our non-employee director compensation policy for fiscal year 2024 (FY24) to increase our Nominating and Governance Committee Chair and member cash retainers. For FY24, the Nominating and Governance Committee Chair cash retainer was increased from $10,000 to $12,500, and the cash retainer paid to each member of the Nominating and Governance Committee was increased from $5,000 to $7,500, in each case, to better reflect market practice and to appropriately compensate our Nominating and Governance Committee Chair and members for their time, commitment and contributions to the Board.
A full description of updates to our non-employee director compensation policy beginning with FY24 will be provided in our proxy statement in respect of FY24.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TEN NOMINATED DIRECTORS.
36 |  Gen™ 2023 Proxy

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2
The Audit Committee has appointed KPMG LLP (KPMG) as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2024. As a matter of good corporate governance, the Audit Committee has decided to submit its selection of independent audit firm to stockholders for ratification. If this appointment of KPMG is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of KPMG as our independent registered public accounting firm.
The Audit Committee first approved KPMG as our independent auditors in September 2002, and KPMG audited our financial statements for FY23. Representatives of KPMG are expected to attend the Annual Meeting with the opportunity to make a statement and respond to appropriate questions from stockholders present at the Annual Meeting with respect to this proposal.
Principal Accountant Fees and Services
We regularly review the services and fees from our independent registered public accounting firm, KPMG. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, KPMG periodically rotates the individuals who are responsible for our audit. Our Audit Committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of KPMG.
In addition to performing the audit of our consolidated financial statements, KPMG provided various other services during fiscal years 2023 and 2022. Our Audit Committee has determined that KPMG’s provisioning of these services, which are described below, does not impair KPMG’s independence from Gen. The aggregate fees billed for fiscal years 2023 and 2022 for each of the following categories of services are as follows:
Fees Billed to Gen	FY23	FY22
Audit fees(1)	$7,904,033	$5,395,309
Audit related fees(2)	$—	$122,000
Tax fees(3)	$20,668	$102,852
All other fees(4)	$—	$362,000
Total fees	$7,924,701	$5,982,161
The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Exchange Act, and these categories include the following components:
(1)
“Audit fees” include fees for audit services principally related to the year-end examination and the quarterly reviews of our consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with our acquisitions and divestitures and statutory audit fees.

(2)
“Audit related fees” include fees, which are for assurance and related services other than those included in Audit fees.

Gen™ 2023 Proxy  | 37

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm
(3)
“Tax fees” include fees for tax compliance and advice.

(4)
“All other fees” include fees for all other non-audit services, principally for services in relation to certain information technology audits.

An accounting firm other than KPMG performs supplemental internal audit services for Gen. Another accounting firm provides the majority of Gen’s outside tax services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
All of the services relating to the fees described in the table above were approved by the Audit Committee.
38 |  Gen™ 2023 Proxy

Proposal No. 3 — Advisory Vote to Approve Executive Compensation
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3
In accordance with Section 14A of the Exchange Act, stockholders are entitled to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to Gen Digital Inc.’s named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved.”
As described more fully in the Compensation Discussion & Analysis section of this proxy statement, we believe our named executive officers are compensated in a manner consistent with our pay-for-performance philosophy and corporate governance best practices.
We believe that our compensation program balances the interests of all of our constituencies — our stockholders, our executive officers, the remainder of our employee base, our business partners and our community — by, among other things, focusing on achievement of corporate objectives, attracting and retaining highly-qualified executive management and maximizing stockholder value. We encourage you to read the Compensation Discussion & Analysis, compensation tables and narrative discussion related to executive compensation in this proxy statement.
The vote to approve the compensation of our named executive officers is advisory and, therefore, not binding. Although the vote is non-binding, the Compensation Committee and the Board value your opinion and will consider the outcome of the vote in establishing its compensation philosophy and making future compensation decisions. Our current policy is to hold such an advisory vote each year, and we expect to hold another such advisory vote at the 2024 Annual Meeting of Stockholders.
Gen™ 2023 Proxy  | 39

Proposal No. 4 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
THE BOARD RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY “ONE YEAR” UNDER PROPOSAL NO. 4
In accordance with Section 14A of the Exchange Act, stockholders are entitled to cast an advisory vote on how frequently the Company should hold future advisory votes on the compensation of our named executive officers. Stockholders may indicate whether they would prefer to have future advisory votes on executive compensation every year, every two years, every three years or abstain from voting on this proposal.
Our prior say-on-frequency vote occurred in 2017. At the 2017 Annual Meeting, our stockholders agreed with the Board’s recommendation that advisory votes on executive compensation should occur every year. After careful consideration, the Board recommends continuing to hold future advisory votes on compensation of our named executive officers annually. Our Board believes that holding a vote every year is the most appropriate option because (i) it would enable our stockholders to provide us with input regarding the compensation of our named executive officers on a timely basis; and (ii) it is consistent with our practice of frequently engaging with our stockholders, and obtaining their input, on our corporate governance matters and our executive compensation philosophy, policies and practices. The frequency with which future advisory votes on compensation of our named executive officers are held is advisory, and therefore not binding. Although the vote is non-binding, the Compensation Committee and the Board value your opinion and will consider the outcome of the vote in establishing the frequency with which the advisory vote on compensation of our named executive officers will be held in the future. We expect to hold another advisory vote with respect to how frequently we should hold future advisory votes on the compensation of our named executive officers at the 2029 Annual Meeting of Stockholders.
40 |  Gen™ 2023 Proxy

Proposal No. 5 — Stockholder Proposal Regarding Shareholder Ratification of Termination Pay
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NO. 5.
John Chevedden, on behalf of Kenneth Steiner (the Proponent), has notified us that he intends to present the following proposal at the Annual Meeting and that Mr. Steiner owns the requisite number of Gen shares.
For the reasons set forth by Gen in the section titled “Company Statement in Opposition” following the Proponent’s Proposal and supporting statement, Gen recommends a vote AGAINST the Proponent’s Proposal. The Board and Gen accept no responsibility for the proposal and supporting statement.
Proposal 5 — Shareholder Ratification of Termination Pay
Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.
“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
“Estimated total value” includes lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval after material terms are agreed upon. This proposal gives management maximum flexibility because it places no limit on termination pay. Elevated termination pay simply needs to be subject to a nonbinding shareholder vote.
Generous performance-based pay can be ok but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus better aligns management pay with shareholder interests.
For instance, at one company, which does not have this policy, if the CEO is terminated, he could receive $44 million in termination pay — over 10 times his base salary plus short-term bonus. The same person could receive a whopping $124 million in accelerated equity payouts in the event of a change in control, even if he remained employed.
This proposal topic won our 38% support in 2022. Meanwhile from early 2022 to early 2023 our stock declined from $29 to $21.
Gen™ 2023 Proxy  | 41

Proposal No. 5 — Stockholder Proposal Regarding Shareholder Ratification of Termination Pay
It is in the best interest of Gen Digital shareholders and the morale of Gen Digital employees, who do not get golden parachutes, to be protected from such lavish management termination packages for a few top Gen Digital executives.
Proposals like this proposal received between 51% and 65% support at:
AbbVie (ABBV)
FedEx (FDX)
Spirit AeroSystems (SPR)
Alaska Air (ALK)
Fiserv (FISV)
Please vote yes:
Shareholder Ratification of Termination Pay — Proposal 5
42 |  Gen™ 2023 Proxy

Proposal No. 5 — Stockholder Proposal Regarding Shareholder Ratification of Termination Pay
Our Board of Directors’ Statement in Opposition to Proposal No. 5
Gen’s board of directors (Board) unanimously recommends a vote “AGAINST” the stockholder proposal.
The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of Gen and its stockholders.
As disclosed elsewhere in this Proxy Statement, we maintain policies and practices with respect to the post-termination compensation of our executives, which align with governance best practices. The following discussion highlights these policies and practices, including the fact that we already prohibit cash severance payments exceeding 2.99 times base salary plus annual bonus without first seeking stockholder approval. As such, the Board believes the limitations the Proponent seeks to impose with his proposal are unnecessary in light of long-standing policies and practices of the Board and the Compensation and Leadership Development Committee (the Compensation Committee) and would unduly restrict their ability to design appropriate pay packages and address specific circumstances.
Cash severance payments for executive officers are already limited to less than 2.99 times base salary plus annual bonus.
Our Corporate Governance Guidelines reflect the Compensation Committee’s long-standing, self-imposed limit on cash severance benefits as a multiple of an executive officer’s annual base salary plus target bonus. As a result, we will not enter into any new employment agreement, severance agreement or similar arrangement with any of our executive officers, or establish any new severance plan or policy covering any of our executive officers, that, in each case, provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, without first seeking stockholder approval of such agreement, plan, policy or arrangement.
The Proponent states that stockholders need protection from “lavish management termination packages for a few top Gen Digital employees,” suggesting we have such termination packages without identifying a single instance thereof. In fact, our existing executive severance plans in which our executive officers participate provide for much lower levels of cash severance payments than the Compensation Committee’s now-formalized limit or the limit the Proponent seeks to impose. Please see the section entitled “Executive Compensation and Related Information — Potential Payments Upon Termination or Change-In-Control” for more information regarding the payments that are provided for under these severance plans.
The proposal’s limits on equity compensation go too far.
The Proponent seeks to restrict the acceleration of vesting of equity awards in connection with a termination of service by including the value of this benefit in the amount of “severance or termination payments” to be applied against the limit. However, our stockholders have already voted on and given the Board and the Compensation Committee full discretion to act in the best interests of the Company and its shareholders when accelerating vesting of equity awards under our equity compensation plan. We believe that approval of our 2013 Equity Incentive Plan (2013 Plan) indicates that stockholders recognize that the Board and Compensation Committee need the flexibility to design and approve appropriate pay packages and address specific circumstances, as further outlined below.
Our stockholders approved an equity compensation plan that allows for acceleration of outstanding equity awards in connection with a change in control or death or disability.
The 2013 Plan, which was most recently approved by our stockholders with 92% of the votes cast at our 2022 Annual Meeting of Stockholders, allows the board of directors and the Compensation Committee to provide for the acceleration of outstanding equity awards in connection with a change in control.
In accordance with these provisions, the Board has adopted the Gen Digital Inc. Executive Retention Plan (Executive Retention Plan), which provides for the acceleration of equity awards in the event that an executive officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control. The Board and the Compensation Committee believes that this change in control severance benefit, which is
Gen™ 2023 Proxy  | 43

Proposal No. 5 — Stockholder Proposal Regarding Shareholder Ratification of Termination Pay
also used by a substantial majority of public companies, encourages executives to remain with the Company during a potential change in control, which further aligns their interests with those of our stockholders when evaluating any such potential transaction.
Similarly, while the award agreements covering all of our performance-based and time-based restricted stock units provide for acceleration in the event of death or disability, such provisions are permitted under our stockholder approved 2013 Plan and are consistent with the practice of many of our peers and encourage our employees to remain employed with the Company.
Further, when we next submit our 2013 Plan to our stockholders for approval, we intend to amend our 2013 Plan to further clarify the circumstances in which equity awards may be accelerated in the event of a qualifying termination (including in connection with a change of control) and request that stockholders approve such provisions, as amended.
The proposal could create increased risk for stockholders and create a misalignment between our executives and our stockholders during a change-in-control transaction.
The proposal would significantly limit the Board’s and the Compensation Committee’s flexibility to provide reasonable assurance to our senior executives that they could realize the full expected value of their previously granted equity awards even if a change-of-control transaction were completed. Without this incentive to retain senior executives during a potential change in control, our ability to deliver maximum stockholder value in such a transaction could be impaired. The risk of job loss following a change in control, coupled with a limit on the value that may be realized from previously granted equity awards, may present an unnecessary distraction for our senior executives and could lead them to begin seeking new employment while a transaction is being negotiated or is pending.
The Executive Retention Plan is designed to avoid distractions and potential conflicts of interest that could otherwise arise when a potential change-in-control transaction is being considered. It permits our leadership team to remain focused on protecting stockholder interests and maximizing stockholder value. If the potential change-of-control transaction is in the best interests of our stockholders, our executive officers should be motivated to focus their full energy on pursuing this alternative, even if it is likely to result in the termination of their employment.
By including long-term equity incentive awards in the calculation of the proposed limit on “severance or termination benefits,” the proposal discourages the use of long-term equity incentive awards, which are tied to maximizing long-term stockholder value and help us to recruit and retain executive talent.
The proposal could potentially trigger a stockholder approval requirement in order for our senior executives to realize the full value of their previously granted equity awards. Since calling a special meeting of stockholders to obtain stockholder approval of such accelerated vesting would be expensive and impractical, the Board and the Compensation Committee believe the proposal would have the effect of discouraging the use of long-term equity incentive awards and would directly conflict with the objectives of our executive compensation program. It could also have an adverse impact on our ability to recruit and retain executive talent, as it would put us at a competitive disadvantage against other companies, who do not face similar restrictions or uncertainty regarding their ability to offer termination protection.
Our long-term incentive compensation, paid in the form of performance-based and time-based restricted stock units, is designed to focus our executive officers on increasing stockholder value and to incentivize their contribution to our long-term growth and performance. The use of performance-based restricted stock units ensures that the amount of long-term incentive compensation granted is tied directly to both increases in stockholder value and the achievement of critically important multi-year performance objectives. Because their value is tied to our stock price, time-based restricted stock units strongly support the objectives of ensuring that pay is aligned with changes in stockholder value and creating commonality of interest between our executives and stockholders. Due to the multi-year performance and/or vesting requirements, all of our long-term incentives support the goal of retaining our key executives. Equity awards, which are predominantly performance-based, comprise a significant portion of our executives’ total compensation and are granted and accepted with the expectation that the executives will be given a fair opportunity to realize the full value of these awards.
44 |  Gen™ 2023 Proxy

Proposal No. 5 — Stockholder Proposal Regarding Shareholder Ratification of Termination Pay
The proposal is unnecessary because stockholders already have opportunities to express their approval of our post- termination compensation policies.
Each of our executive officers is an at-will employee and as such, does not have an individually negotiated severance arrangement. Our existing plans and policies governing post-termination compensation for executives are fully described in our proxy statement each year under “Executive Compensation and Related Information — Potential Payments Upon Termination or Change-In-Control” and, as such, stockholders have the opportunity to address those practices through our annual advisory vote on executive compensation. In addition, in the event of any merger, acquisition or other similar event, stockholders would have a further opportunity to express their views on any compensation to our named executive officers in connection with that transaction.
Additionally, our stockholders voted against a substantially similar proposal that was included in our proxy materials for the 2022 Annual Meeting of Stockholders. The substantially similar proposal only received 38% support from our stockholders.
In sum, our Board believes that our current executive compensation policies and practices, including our plans and policies governing post-termination compensation, are reasonable, appropriate and effectively align the interests of our executives with those of our stockholders. Adoption of this proposal could create a misalignment between those interests and prevent us from effectively recruiting, motivating and retaining critical talent, and therefore would not be in the best interests of our stockholders.
Vote Required
This Proposal No. 5 is advisory in nature and would constitute a recommendation to our Board if it is approved by stockholders. The affirmative vote of a majority of the stock having voting power present in person or represented by proxy and entitled to vote is required to approve this Proposal No. 5. Unless you indicate otherwise, your proxy will be voted “AGAINST” this proposal.
For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of Gen or our stockholders and recommends that you vote “AGAINST” Proposal No. 5.
PROXIES RECEIVED BY GEN WILL BE VOTED “AGAINST”
THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.
Gen™ 2023 Proxy  | 45

Our Executive Officers
The names, ages and positions of our executive officers on July 17, 2023 are shown below.
Name	Age	Position
Vincent Pilette	51	Chief Executive Officer
Natalie M. Derse	45	Chief Financial Officer
Bryan Ko	52	Chief Legal Officer, Secretary and Head of Corporate Development
Ondrej Vlcek	45	President and Director
The Board chooses executive officers, who then serve at the Board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Gen.
For information regarding Mr. Pilette and Mr. Vlcek, please refer to Proposal No. 1, “Election of Directors” above.
Ms. Derse has served as our Chief Financial Officer since July 2020. Ms. Derse previously served in numerous financial capacities with eBay, Inc., a global commerce marketplace, from July 2011 through July 2020, most recently as its Vice President and Chief Financial Officer, Global Product, Platform, Payments, Risk and Trust and previously as Vice President of Finance, Chief Audit Executive, Vice President, CFO Americas, Vice President, Americas Business Operations & General Manager Rest of Americas, and Senior Director, Global FP&A. Prior to joining eBay, Ms. Derse served in a variety of capacities at Stanley Black & Decker, Inc., a manufacturer of hand and power tools, from February 2008 through July 2011. Before that, Ms. Derse spent over ten years in numerous financial roles with General Electric Company, a global digital industrial company. Ms. Derse holds a Bachelor of Science degree in finance from the University of Dayton, Ohio.
Mr. Ko has served as our Chief Legal Officer, Secretary and Head of Corporate Affairs since January 2020. Before joining Gen, Mr. Ko served as Logitech International’s general counsel, corporate secretary and head of corporate development from January 2015 through January 2020. Prior to joining Logitech, he was general counsel and corporate secretary for Fuhu, Inc., a late-stage startup in 2014. From 2000 to 2014, he served in a variety of legal roles at Electronics For Imaging, Inc., including the last six years as general counsel and vice president of strategic relations. Prior to joining EFI, Bryan was an associate at Shearman & Sterling in the firm’s Mergers & Acquisitions and Real Property groups. He received his M.B.A. and Bachelor of Arts degrees from UC Berkeley and his J.D. from Rutgers University School of Law.
46 |  Gen™ 2023 Proxy

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information, as of July 17, 2023, with respect to the beneficial ownership of Gen common stock by (i) each stockholder known by Gen to be the beneficial owner of more than 5% of Gen common stock, (ii) each current member of the Board or director nominee, (iii) the named executive officers of Gen included in the Summary Compensation Table appearing on page 75 of this Proxy Statement and (iv) all current executive officers and directors of Gen as a group.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 639,416,231 shares of Gen common stock outstanding as of July 17, 2023. Shares of common stock subject to restricted stock units vesting on or before September 15, 2023 (within 60 days of July 17, 2023) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Gen Digital Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281.
Five Percent Owners of Common Stock
	Shares Beneficially Owned
Name and Mailing Address	Number	Percent
Vanguard Group Inc.(1) PO Box 2600, V26, Valley Forge, PA 19482-2600	67,934,185	10.6%
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10055	61,729,736	9.7%
PaBa Software s.r.o.(3)	49,816,185	7.8%

(1)
Based solely on a Schedule 13F-HR filing made by The Vanguard Group on May 15, 2023.

(2)
Based solely on a Schedule 13F-HR filing made by Blackrock, Inc. on May 12, 2023.

(3)
Based solely on a Schedule 13D filing made on July 28, 2023 by Mr. Baudis, as the sole owner of PaBa Software s.r.o. (PaBa Software), and who is deemed to have full voting and dispositive power. The mailing address of PaBa Software and business address of Pavel Baudis are located at Brabcova 1159/2, 147 00 Prague 4, Czech Republic.

Gen™ 2023 Proxy  | 47

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Executive Officers and Directors
	Shares Beneficially Owned
Name	Number	Percent
Pavel Baudis(1)	49,816,185	7.8%
Peter A. Feld(2)	18,974,715	3.0%
Ondrej Vlcek(3)	4,006,559	*
Vincent Pilette(4)	1,664,920	*
Bryan S. Ko	271,025	*
Natalie M. Derse	182,633	*
Frank E. Dangeard	149,172	*
Susan P. Barsamian(5)	55,139	*
Eric K. Brandt(6)	34,336	*
Nora M. Denzel	31,158	*
Sherrese M. Smith	22,945	*
Emily Heath	22,456	*
All Current Directors and Executive Officers as a Group (12 Persons)	75,231,243	11.8%

*
Less than 1%

(1)
The shares shown as beneficially owned by Mr. Baudis include 49,816,185 shares beneficially owned by PaBa Software s.r.o., of which Mr. Baudis exercises voting and dispositive power.

(2)
Includes 18,914,794 shares of common stock beneficially owned by Starboard Value LP and its affiliates. Mr. Feld is a Managing Member, Portfolio Manager and the Head of Research of Starboard Value LP and may be deemed to share voting and dispositive power over these shares. This stockholder’s address is 777 Third Avenue, New York, New York 10017.

(3)
Includes 302,001 shares of common stock held by the Vlcek Family Foundation for which Mr. Vlcek exercises voting and dispositive power.

(4)
Includes 103,000 shares held by the VPJW Revocable Trust and 517,477 shares held by the VPJW Exempt Gift Trust, both for which Mr. Pilette exercises voting and dispositive power.

(5)
Shares held by the Romans-Barsamian Revocable Trust for which Ms. Barsamian exercises voting and dispositive power.

(6)
Shares held by The Brandt Family Trust for which Mr. Brandt exercises voting and dispositive power.

Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires Gen’s directors, executive officers and any persons who own more than 10% of Gen’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC.
Based solely on its review of the Section 16(a) forms that were filed with the SEC and the written representations of its directors and executive officers, Gen believes that all of its executive officers and directors filed the required reports on a timely basis under Section 16(a), except for Ondrej Vlcek, who filed a late Form 4 on September 20, 2022 to report one transaction regarding the direct purchase of common stock, which occurred on September 15, 2022.
48 |  Gen™ 2023 Proxy

Executive Compensation and Related Information
Compensation Discussion & Analysis
This compensation discussion and analysis (CD&A) provides an overview of our executive compensation philosophy, our fiscal year 2023 (FY23) executive compensation program, and the FY23 compensation decisions made by the Compensation Leadership and Development Committee (Compensation Committee) with respect to the executive officers who are identified in the “Summary Compensation Table” below (NEOs):
NEOs
Named Executive Officer	Title
Vincent Pilette	Chief Executive Officer (CEO)
Ondrej Vlcek	President
Natalie Derse	Chief Financial Officer (CFO)
Bryan Ko	Chief Legal Officer, Corporate Secretary and Head of Corporate Affairs
Executive Compensation Summary
About Gen
We are a global company powering Digital Freedom with a family of trusted consumer brands including Norton, Avast, LifeLock, Avira, AVG, ReputationDefender and CCleaner. Our core Cyber Safety portfolio provides protection across three key categories in multiple channels and geographies, including security and performance, identity protection, and online privacy. We have built a technology platform that brings together software and service capabilities within these three categories into a comprehensive and easy-to-use integrated platform across our brands. We bring award-winning technology, products and services in cybersecurity, privacy and identity protection to approximately 500 million users in more than 150 countries so they can live their digital lives safely, privately, and confidently today and for generations to come.
On September 12, 2022, we completed the merger with Avast (the Avast Merger), a global leader of digital security and privacy headquartered in Prague, Czech Republic. In connection with the Avast Merger, we changed our company name from NortonLifeLock, Inc. to Gen Digital Inc. (Gen) and appointed Ondrej Vlcek, Avast’s Chief Executive Officer, to be our President and to serve as a member of our Board of Directors (Board). We created the position of President to ensure proper oversight over our combined company and to further advance our product portfolio.
We believe that the Avast Merger, with strong leadership, effective integration and disciplined execution, will allow Gen to accelerate its transformation of consumer Cyber Safety. We also believe that the combined strengths of Gen have created increased reach and capabilities combined with a broader and complementary product portfolio, which span beyond core security, into identity and privacy, and towards adjacent trust-based solutions.
FY23 Executive Compensation at a Glance
In connection with the Avast Merger, our Compensation Committee approved an executive compensation program that was intended to drive long-term value creation for our combined company and our stockholders and reward actual performance for both short-term and long-term objectives, with commensurate payouts for extraordinary performance. Specifically, in setting the annual compensation of our CEO and determining the initial compensation of our new
Gen™ 2023 Proxy  | 49

Executive Compensation and Related Information
President, our Board approved their inclusion in our pre-existing Value Creation Program (VCP), with 100% of their VCP awards earned based on absolute and relative share price appreciation over the long-term. We also considered the importance of diversity, equity, and inclusion as our employee population grew both by number and footprint, and our Compensation Committee incorporated diversity-related metrics for the first time into our annual incentive plan. As described in more detail below, the equity grants made pursuant to the VCP to our CEO and President are earned only to the extent that we achieve extraordinary performance, which is represented through aggressive stock price and relative total shareholder return (TSR) goals. As of the date of this proxy statement, none of the equity grants made under the VCP to our NEOs have vested nor would they have any realizable value at our share price as of the date of this proxy statement.
Our Compensation Philosophy
Drive Business Success	Our executive compensation program is designed to drive our success as a market leader in cybersecurity, privacy, and identity.
Pay for Performance	Our focus is to reward for outstanding company and individual performance, team success, and quantitative results that drive our short- and long-term company objectives; we aim to closely align the majority of our executive officers’ overall target total compensation via long-term performance-based incentives.
Attract and Retain	We aim to attract and retain high performing and talented executive officers while maximizing long-term stockholder value.
Balancing and Aligning Interests with Stockholders	Equity awards with multi-year vesting and performance requirements help align our executive officers’ pay with the creation of long-term shareholder return. In addition, we are sensitive to how equity investments will impact our cost structure and stockholder dilution.
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Executive Compensation and Related Information
Pay for Performance Alignment
In FY23, we successfully integrated Avast and NortonLifelock and delivered another year of profitable growth as we saw most of our key financial metrics increase due to contributions from Avast, including double digit increases in revenue and operating income on both a GAAP and non-GAAP basis, as reflected in the table below. Our decrease in cash flow was largely attributable to the completion of the Avast Merger and certain strategic transactions related to the repayment of debt and the continuation of our stock repurchase program as described in more detail below.
We also generally saw strong results with respect to our key performance metrics with the Avast Merger, as we saw increases in direct customer count and bookings. While our retention rate and average revenue per user (ARPU) were down after accounting for the results of the combined company, this decrease was largely due to our baselines for these metrics being reset as Avast’s portfolio did not include Identity Protection offerings and its retention rate reflected a broader geographic customer base and focus on emerging markets relative to NortonLifeLock.
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Executive Compensation and Related Information
Continuing to improve off those baselines was one of the many opportunities the Avast Merger presented, and we have made and continue to make improvements. In the two quarters since the closing of the Avast Merger, we have increased our overall annual ARPU by $3 and our overall retention rate by one point, a testament of the increased value we are providing our customers with our expanded product portfolio offerings.
In addition, we have undertaken a number of actions to return capital to shareholders and increase shareholder value, including repurchasing 40 million shares of our common stock for an aggregate amount of $904 million, and paying a total of $314 million in quarterly dividends to stockholders.
We believe that the compensation received by our NEOs for FY23 reflects our performance and accomplishments this past year as well as the rigor of our performance goals. The following table presents a summary of the performance-based components of our FY23 executive compensation program and FY23 compensation decisions related to prior fiscal year compensation programs.
Component(1)	Metric	Achievement of target or application of modifier	Executive Officer Funding
FY23 Executive Annual Incentive Plan (EAIP)	FY23 non-GAAP operating income threshold goal, which must be achieved prior to any payout	124.0%	Goal Achieved
	FY23 bookings growth	99.2%	77%
	DEI modifier (applied after determining payout based on FY23 bookings growth)	✓	+10%
FY23 Performance-based Restricted Stock Units	50% based on 3-year total shareholder return (TSR) relative to the Nasdaq Composite Index	NA	NA
	50% based on average bookings growth and average non-GAAP operating margin >50%	NA	NA
FY21 Performance-based Restricted Stock Units(2)	50% based on 3-year TSR relative to the Nasdaq Composite Index	60.5% Rank	142%
	50% based on CAGR for revenue	263.3%	200%
Value Creation Program (VCP) Performance-based Restricted Stock Units	Share price appreciation targets, subject to applicable TSR gates relative to the Nasdaq Composite Index, measured through the end of FY26	0% to date	0% to date

(1)
Please see discussion in the CD&A section of this proxy statement below for more detail regarding how these metrics are calculated. We excluded any discussion of PRUs granted in prior fiscal years for which no compensation decisions were made in FY23 or based on FY23 performance.

(2)
Achievement certified by the Compensation Committee following the end of FY23.

Say-On-Pay and Stockholder Engagement
At our 2022 Annual Meeting of Stockholders, the vote on the fiscal year 2022 (FY22) compensation of our NEOs passed with approximately 89% of the votes cast (excluding abstentions).
In addition to our annual “say-on-pay” vote, we are committed to ongoing engagement with our stockholders to gain valuable insight into the issues that matter most to them and to enable Gen to address them effectively. We routinely interact and communicate with stockholders through a number of forums, including through quarterly earnings presentations, SEC filings (including the Annual Report and Proxy Statement), the Annual Meeting, and investor meetings and conferences. During 2022, we reached out to all of our top 20 stockholders, and ultimately engaged with 14 stockholders, who represented in the aggregate over 42% of our outstanding capital stock. In these meetings, we discussed matters such as Gen’s prospects, business model, corporate governance, and executive compensation programs, plan design, and goal setting. Following these meetings, we shared stockholder feedback and trends and developments about corporate governance matters with our Board.
Following such discussions and after considering the voting preferences of our stockholders, we determined it to be appropriate for the FY23 compensation program to maintain many of the same elements as our FY22 compensation
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Executive Compensation and Related Information
program, except: (i) our FY23 executive annual incentive plan included a modifier based on DEI metrics, (ii) our CEO and President both received VCP equity grants on the same terms as those previously made to our other NEOs during FY22 except for the inclusion of an additional stretch goal and that the entirety of their VCP awards were performance- based with no RSUs awarded, and (iii) our President received certain equity grants in connection with his appointment as President and his considerable equity investment in Gen and agreed to not sell any shares of Gen common stock held by him and his foundation for a three-year period, as described in more detail below.
At Gen, we have an open line of communication with our stockholders and investors and continue to engage them for feedback on our programs.
Our Executive Compensation Program Continues to Reflect Best Governance Practices
Our Compensation Committee designed our FY23 compensation program to be consistent with leading corporate governance and executive compensation practices:
What We Do
At risk pay	The majority of pay for our CEO and other NEOs is at risk and/or performance-based.
Link to results
Our short-term incentive compensation is linked directly to our financial results and may be modified by performance against certain DEI metrics. A significant portion of our long-term incentive compensation is linked directly to multi-year financial results and relative TSR.

Predetermined goals	We reward performance that meets our short- and long-term predetermined goals.
Capped payouts	We cap payouts under our incentive plans to discourage excessive or inappropriate risk taking by our NEOs.
Peer group	We have a relevant peer group and reevaluate the peer group annually.
Ownership guidelines	We have robust stock ownership guidelines for our executive officers and directors.
Clawback policy	We have a comprehensive “clawback” policy, applicable to all performance-based compensation granted to our executive officers.
Double-trigger acceleration	We only provide for “double-trigger” change-in-control payments and benefits for our executive officers.
Capped severance
We do not provide for any potential cash severance payments that exceed more than 1x our executive officers’ base salary and target bonus, and we maintain a policy requiring stockholder approval of any cash severance benefits exceeding 2.99 times the sum of an executive officer’s base salary plus target bonus.

Independent consultant	Our Compensation Committee retains an independent compensation consultant.
Say-on-pay	We hold an annual advisory vote on named executive officer compensation.
Stockholder engagement	We seek feedback on executive compensation through stockholder engagement.
Minimum vesting	We require one-year minimum vesting on all stock award grants to employees, with very limited exceptions.
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Executive Compensation and Related Information
What We Don’t Do
No performance, no pay	We do not pay performance-based cash or equity awards for unsatisfied performance goals.
No minimum payouts	Our compensation plans do not have minimum guaranteed payout levels.
No automatic increases	We do not provide for automatic salary increases or equity award grants in offer letters or employment agreements.
No short sales, hedging	With very limited exceptions, we do not permit short-sales, hedging or pledging of our stock.
No golden parachutes	We do not provide “golden parachute” excise tax gross-ups.
No excessive severance	We do not provide excessive severance payments.
No SERPs	We do not provide executive pension plans or SERPs.
No excessive perks	We do not provide excessive perquisites.
No repricing	We do not permit the repricing or cash-out of stock options or stock appreciation rights without stockholder approval.
No unvested dividends	We do not permit the payment of dividend or dividend equivalents on unvested equity awards.
Compensation Components
FY23 Component	Form of Compensation	Performance Period	Metrics and Performance Criteria	Details
Base Salary	Cash	Annual	NEO base salary changes reviewed annually by CEO (or Compensation Committee for CEO changes).	Page 58
Executive Annual Incentive Plan	Cash	Annual	Bookings growth with non-GAAP operating income as a threshold goal and subject to a DEI modifier.	Page 58
Annual Equity Incentive Awards	Performance-based Restricted Stock Unit (PRUs)	Vests at the end of a three-year period	50% of PRUs vest in full at end of FY25 based on achievement of our 3-year relative TSR versus the Nasdaq Composite Index.	Page 61
50% of PRUs vest in full at end of FY25 based on average bookings growth and average non-GAAP operating margin >50% over a multi-year period.
	Restricted Stock Unit (RSUs)	Vests annually over three years	Service and time-based vesting.	Page 64
Value Creation Program (VCP) Equity Incentive Awards (CEO and President only)	100% PRUs	Vests at the end of FY26	Vests in full at end of FY26 based on achievement of certain challenging share price appreciation targets, ranging from $35 to $60 per share, over the performance period, subject to performance gates related to our relative TSR versus the Nasdaq Composite Index.	Page 65
Investment Match Stock Award (President only)	100% RSUs	Cliff vests at the end of a three-year period	100% cliff vests at the end of a three-year period, subject to our President and his foundation not selling any of their Gen common stock during this period.	Page 67
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Executive Compensation and Related Information
Appropriate Pay Mix
Our FY23 compensation philosophy is designed around “pay-for-performance” so that a large portion of our NEOs’ total target direct compensation is “at-risk” and/or performance-based. In determining the mix of the various reward elements and the value of each component, the Compensation Committee considered the executive’s role, the competitiveness of the market for executive talent, company performance, individual performance, internal pay equity, historical compensation and retention concerns. Executive officers generally have a greater portion of their compensation at risk through short- and long-term incentive programs than the rest of our employee population because of their relatively greater responsibility and ability to influence Gen’s performance.
From time to time, special business conditions, such as a highly competitive talent market and acquisitions that create unique business needs, may warrant additional compensation, such as equity awards to properly incentivize and retain executive officers.
As illustrated by the following charts, for FY23, approximately 96% of our current CEO’s annual target total direct compensation was at-risk and approximately 81% is performance-based, and on average approximately 88% of our other named executive officers’ annual target total direct compensation opportunity was at-risk, and approximately 63% is performance-based.
*
Excludes Mr. Vlcek, as he joined Gen in September 2022 in connection with the Avast Merger. PRUs in the case of our CEO include VCP awards, as these were granted as part of his annual award cycle. EAIP is reflected at target and does not reflect the actual payout. PRUs and RSUs are reflected at their grant date fair value.

CEO Compensation and Performance Alignment
The Compensation Committee takes seriously its responsibility to maintain appropriate pay for performance alignment. We set rigorous short- and long-term incentive goals and use equity awards to ensure executive compensation is aligned with stockholder value creation, as illustrated in the chart below, which shows the relationship between our CEO’s target compensation and his realizable pay for FY23.
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Executive Compensation and Related Information
*
“Target Pay” is the sum of (a) our CEO’s salary rate for FY23, (b) his FY23 target annual cash incentive award opportunity, and (c) the grant date fair value of his long-term incentive compensation awards granted in FY23.

**
“Realizable Pay” is the sum of (a) our CEO’s salary earned for FY23, (b) his annual incentive award earned for FY23, (c) the value of his RSUs granted in FY23, are valued based on our closing stock price on March 31, 2023, the last trading day of FY23, multiplied by the number of unvested RSUs, and (d) the value of PRUs granted in FY23 are valued based on the number of shares that would have been earned based on actual results through March 31, 2023, multiplied by our closing stock price on March 31, 2023. For this purpose, the value of the VCP PRUs granted in FY23, have been valued at $0 given that the stock price target goals have yet to be achieved.

Base Salary
Philosophy	Provide fixed compensation to attract and retain key executives.
Considerations	Salary reviewed and set annually by the Compensation Committee.
Role and responsibilities (including with respect to the combined company), past and anticipated future contributions, positioning relative to our compensation peer group, internal pay equity and our overall salary budget.
Annual review by CEO for other executives.
Annual Cash Incentive Award
Philosophy	Establish appropriate, market competitive, short-term performance measures to help drive future growth and profitability, and support accountability and progress towards our DEI goals.
Reward achievement of short-term performance measures consistent with financial plan and DEI strategy.
Target Amount Considerations	Role and responsibilities (including with respect to the combined company), past and anticipated future contributions, positioning relative to our compensation peer group and internal pay equity.
Desired market position for each NEO.
Award Design Considerations
We believe these program metrics strongly correlate with stockholder value creation, are transparent to investors, balance growth and profitability, and reflect our mission to increase global representation of our underrepresented groups at all levels.

These metrics are established based on a range of inputs, including short-term growth objectives for our products, external market economic conditions, the competitive environment, our internal budgets and market expectations, and our talent management strategy.
Financial and operating performance payout curves set to substantially drive increased customer subscriptions and profit in accordance with our FY23 financial plan.
DEI goals were intended to be clear and actionable and intended to drive accountability at the management level.
Performance Conditions	Bookings growth targets subject to non-GAAP operating income threshold goal, with a modifier (+/- 10%) based on progress towards multi-year DEI goals.
See Annex A for the definition of bookings and a reconciliation of non-GAAP operating income to GAAP operating income.
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Executive Compensation and Related Information
Annual Equity Incentive Awards
Philosophy	Establish appropriate, market competitive, performance measures to substantially drive future short- and long-term growth and profitability.
Multi-year vesting and performance requirements help align our NEOs’ pay with the creation of long-term shareholder return.
Provide meaningful and appropriate incentives for our long-term success to attract and retain talent in a highly competitive market.
Reward NEOs for creating stockholder value over the long term.
Grant Mix	Equity awards are a mix of PRUs and RSUs, with PRUs comprising the majority.
Target Amount Considerations	NEO’s role and responsibilities (including with respect to the combined company), past and anticipated future contributions, the NEO’s past award amounts and the amount of unvested equity held by the NEO, positioning relative to our compensation peer group, internal pay equity and gains recognizable by the NEO from equity awards made in prior years.
Award Design Consideration	NEOs should be incentivized to drive long-term financial performance, including share price appreciation.
Metrics should align with long-term financial and operational goals and balance top-line growth with profitability.
There should be a relative performance measure that should reflect representation of the potential opportunity cost of investing in Gen versus other Nasdaq companies.
Attract and retain valuable NEOs.
Vesting Conditions	50% of PRUs vest in full at end of FY25 based on achievement of 3-year relative TSR versus the Nasdaq Composite Index.
50% of PRUs vest in full at end of FY25 based on average bookings growth and average non-GAAP operating margin >50% over a two-year period (FY24 to FY25).
100% of RSUs are time-based and vest annually over three years: (33%/33%/34%).
Value Creation Program (VCP) Equity Incentive Awards for CEO and President
(Component of CEO’s FY23 Annual Compensation and President’s New Hire Compensation)
Philosophy and Award Design Consideration
Further, drive sustained shareholder value creation and alignment of executive and shareholder interests through long-term equity incentive awards with multi-year cliff vesting that are 100% performance-based.

Aligns CEO’s and President’s long-term incentives with the rest of the executive leadership team that received VCP awards in December 2021. Provide one-time retention incentives to our leadership team in connection with the transformative Avast Merger to provide vital leadership through a shared future with Avast and beyond.
Utilize aggressive share price appreciation hurdles that, if fully achieved, would more than double our current market capitalization, encouraging extraordinary outperformance to increase enterprise value and create significant return for shareholders.
Grant Mix	100% PRUs.
Target Amount Considerations	NEO’s role and responsibilities (including with respect to the combined company), past and anticipated future contributions, the NEO’s past award amounts and the amount of unvested equity held by the NEO, positioning relative to our compensation peer group, internal pay equity, the rigor of the PRU targets and at-risk nature of the grants.
Vesting Conditions	PRUs vest in full at end of FY26 based on achievement of certain challenging share price appreciation targets, ranging from $35 to $60 per share, subject to performance gates relating to our relative TSR versus the Nasdaq Composite Index. If the share price appreciation targets and relative TSR gates are not achieved, no compensation will be earned from this award.
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Executive Compensation and Related Information
Investment Match Stock Award (Component of President’s Compensation Only)
Philosophy	Reward our President for investing in Gen and subject our President and his foundation’s equity awards to a three-year holding requirement to incentivize long term stockholder value creation and alignment with stockholder interests. Under the terms of this award, should our President choose to sell any of the shares he owns or are owned in his foundation, this award would be forfeited in its entirety.
Grant Mix	100% RSUs.
Target Amount Considerations	Factors used to determine target award amounts include the amount of unvested equity held by our President and the value of the award relative to our President’s initial $10 million open market purchase of Gen shares.
Award Design Consideration	Multi-year vesting and 3-year stock holding requirement applicable to our President’s initial $10 million open market purchase of Gen common stock and all owned and purchased Gen equity during the same 3-year period to encourage long-term retention and stockholder value creation. As of June 15, 2023, the total value of the holding requirement is approximately $84 million.
Vesting Conditions	RSUs will only vest subject to a three-year cliff vesting requirement, and our President and his foundation not selling any of their Gen common stock during this period.
Base Salary
The following table presents each NEO’s annual base salary for FY23.
Named Executive Officer	FY22 Annual Salary ($)	Change in Salary (%)	FY23 Annual Salary ($)
Vincent Pilette	900,000	5.6%	950,000
Ondrej Vlcek	N/A	N/A	771,828
Natalie Derse	500,000	10%	550,000
Bryan Ko	500,000	6%	530,000
The Compensation Committee approved an increase in Mr. Pilette’s, Ms. Derse’s and Mr. Ko’s annual base salary effective June 4, 2022, in each case, after considering their role and responsibilities (including with respect to the combined company), their past and anticipated future contributions, their key strengths and development opportunities, the compensation provided to individuals in comparable positions in our compensation peer group, internal pay equity and our overall salary budget.
In approving Mr. Vlcek’s compensation in connection with his appointment as our President, the Board determined to provide for a similar level of base salary that he received at Avast as their Chief Executive Officer, given his anticipated duties and responsibilities at Gen, and after considering the compensation provided to individuals in comparable positions in our compensation peer group.
Executive Annual Incentive Plan (EAIP)
The following table presents each NEO’s target incentive opportunity for FY23 under the FY23 Executive Annual Incentive Plan (the FY23 EAIP) expressed as a percentage of base salary. There was no increase in the target percentages of our NEOs, who served as executive officers in FY22, from FY22. Mr. Vlcek’s initial target incentive opportunity was set at the same target percentage as his target incentive opportunity at Avast for the reasons discussed above.
Named Executive Officer	FY23 Individual Incentive Target (%)	FY23 Target ($)
Vincent Pilette	125	1,187,500
Ondrej Vlcek	100	771,828
Natalie Derse	80	440,000
Bryan Ko	80	424,000
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Executive Compensation and Related Information
The amount of each NEO’s actual payout amount under the FY23 EAIP was based on the following formula, which was the same formula used for our FY22 EAIP, except that the FY23 EAIP formula included a DEI modifier, which allowed the Compensation Committee to adjust individual NEO awards up or down up to 10% based on progress towards our long-term DEI goals.
Executive Annual Incentive Plan — Company Performance Metrics
The Compensation Committee selected company performance metrics under the FY23 EAIP to create strong alignment between company performance and NEO annual incentive payouts.
Measure	Definition	Purpose
Bookings Growth	“Bookings,” as described in “Annex A — Reconciliations” in this proxy statement.	Bookings aligns to Gen’s growth objectives by incentivizing our executives to drive new customer subscriptions.
Non-GAAP Operating Income (Threshold Goal Prior to Any Payments)	“Non-GAAP operating income,” as described in “Annex A — Reconciliations” in this proxy statement.	Non-GAAP operating income aligns to our long-term business model to increase Gen’s profitability.
If the FY22 non-GAAP operating income threshold goal was attained, any payout under the FY23 EAIP would then be determined based on bookings growth achievement, subject to adjustment upwards or downwards for each NEO by up to 10% based on progress made towards our long-term DEI goals. While the non-GAAP operating income threshold goal needed to be achieved for the NEOs to receive an EAIP payout, achievement of non-GAAP operating income in excess of the threshold goal did not impact the EAIP corporate funding percentage and the bookings growth threshold goal also had to be achieved in order for the EAIP to be funded. Both the threshold and target booking goals were set above prior year results and the maximum possible payout for the FY23 EAIP was limited to 200% regardless of the DEI modifier.
	Bookings Percent of Plan(1)	Funding (%)
Threshold	97%	0%
Target	100%	100%
Max	105%	200%

(1)
Funding based on linear interpolation for performance between threshold and target and target and maximum performance. We do not disclose actual dollar performance goals for competitive reasons.

Executive Annual Incentive Plan — Company Results
For FY23, the Compensation Committee confirmed that the non-GAAP operating income of $1,835 million surpassed the gate of $1,480 million by $355 million, up 24% year-on-year. With respect to the bookings metric, the Compensation Committee approved FY23 company achievement at 99.2% of plan, which resulted in funding at 77% as actual bookings was up 4.2% year over year on a constant currency basis after restating FY22 to reflect the bookings results of the combined company (actual bookings growth was up 17% before restating FY22 and prior to adjusting for a constant currency basis). The following graph shows the threshold, target, and maximum payouts under the FY23
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Executive Compensation and Related Information
EAIP, along with actual company performance and funding. With respect to the bookings metric, the Compensation Committee approved FY23 company achievement at 99.2% of plan, which resulted in funding at 77% as actual bookings was up 4.2% year over year on a constant currency basis after restating FY22 to reflect the bookings results of the combined company (actual bookings growth was up 17% before restating FY22 and prior to adjusting for a constant currency basis). The following graph shows the threshold, target, and maximum payouts under the FY23 EAIP, along with actual company performance and funding.

250%
200%
150%
100%
50%
0%
Payout as % of Target
96%
98%
100%
102%
104%
106%
Bookings as % of Plan
Payout as % of Target
Bookings as a % of Plan

In addition to our bookings metric achievement, the 10% DEI modifier was applied based on progress towards Gen’s FY25 DEI goals, which provided for increasing DEI representation overall and in leadership among women and underrepresented minorities, and each NEO’s contributions toward such goals. Gen achieved three of its six FY25 DEI representation goals in FY23, including achieving certain women, women leader and underrepresented minority representation goals, and Gen increased its representation in five of the six employee representation groups, which formed the basis for its FY25 DEI representation goals. The Compensation Committee applied the DEI modifier to all NEOs payout under the FY23 EAIP except Mr. Vlcek, given that he joined Gen in September 2022 and the integration of Avast was not completed until the end of Q3 (December 2022).
Executive Annual Incentive Plan — FY23 Payout Results
NEO	Base Salary ($)	Annual Incentive Target (%)	Company Performance Funding Achievement (%)	DEI Modifier (%)(+/-)	Individual Payout Amount ($)
Vincent Pilette	950,000	125	77	10	1,005,813
Ondrej Vlcek	771,828	100	77	0	297,154(1)
Natalie Derse	550,000	80	77	10	372,680
Bryan Ko	530,000	80	77	10	359,128

(1)
Mr. Vlcek’s individual payout amount was pro-rated by 50% based on his start date with Gen.

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Executive Compensation and Related Information
Equity Incentive Awards
Annual Equity Incentive Awards — Overview
The primary purpose of our annual equity incentive award program is to align the interests of our NEOs with those of our stockholders by rewarding the NEOs for creating stockholder value over the long term. By compensating our NEOs with annual equity incentive awards, our NEOs have an opportunity to realize a stake in Gen’s financial future. The gains realized in the long term depend on our NEOs’ ability to drive the financial performance of Gen and our share price performance.
When making annual equity incentive awards to NEOs, we consider their role and responsibilities, past and anticipated future contributions, the NEO’s past award amounts and the amount of unvested equity held by the NEO, positioning relative to our compensation peer group, internal pay equity and gains recognizable by the NEO from equity awards made in prior years.
The Board and the Compensation Committee believed that for the FY23 annual equity incentive award program, a mix of PRUs and RSUs continued to be the appropriate annual long-term equity incentive for NEOs. As discussed in more detail below, the independent members of the Board, after considering the recommendations of our Compensation Committee and its independent compensation consultant, also made a grant of PRUs to Mr. Pilette based on our VCP design as part of his FY23 annual long-term incentive compensation opportunity, resulting in 80% of his target annual equity incentive award opportunity being in the form of PRUs and 20% being in the form of RSUs. With respect to our other NEOs, approximately 60% of the value of their target annual equity incentive award being in the form of PRUs and 40% being in the form of RSUs. We believed that such a mix would motivate our NEOs to contribute to our long-term success and stock price appreciation while also encouraging long-term retention.
In addition to his annual equity incentive award, Mr. Vlcek also received certain equity awards in connection with his appointment as President, as discussed in more detail below.
Annual Equity Incentive Awards — FY23 Performance-based Restricted Stock Units
In FY23, each of our NEOs received a grant of FY23 PRUs, which vest based on the achievement of two equally weighted metrics:
•
Three-year relative-total shareholder return (TSR) measured against the Nasdaq Composite Index; and

•
Three-year plan measuring Average Bookings Growth Percentage plus Average non-GAAP Operating Margin Percentage Greater than 50% over the last two-fiscal year period ending April 4, 2025.

In FY23, we moved away from a revenue CAGR goal as our operational goal to a blended bookings growth and non-GAAP operating margin goal to reflect the view that we should balance sustained topline growth with profitability rather
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Executive Compensation and Related Information
than focus primarily on topline growth as FY23 marked our third full year as a stand-alone pure consumer Cyber Safety company. The table and charts below provide more information regarding our FY23 PRU design:
Metric	Measurement Period	Metric Objective (50% of Target)	Vesting Conditions
3-year relative TSR vs. Nasdaq Composite Index	FY23-FY25	Measures our long-term performance against companies in the Nasdaq to drive enterprise value creation.	Earned portion vests at end of FY25.
2-year Bookings Growth Plus Average Non-GAAP Operating Margin Points >50%(1)(2)	Measured over last two-years of FY24-FY25	Measures average bookings growth and average non-GAAP operating margin growth over 50% as measured over a multiple year period to drive topline growth as well as profitability.	Earned portion vests at end of FY25.

(1)
For example, if achievement of average bookings growth is 4.5% and average non-GAAP operating margin for the performance period is 55%, final achievement equates to 9.5% (4.5% + (55-50%, or 5%)), resulting in a 100% payout.

(2)
“Non-GAAP operating margin” is determined as described in “Annex A — Reconciliations” in this proxy statement.

FY23 PRU Design — TSR Component
FY23 PRU Design — Bookings Growth Plus Average Non-GAAP Operating Margin Component
Ms. Derse and Mr. Ko were granted their PRUs by the Compensation Committee in May 2023 and Mr. Pilette was granted his PRUs by the Board in July 2023. Mr. Vlcek was granted his PRUs by the Board in October 2023 in connection with the consummation of the Avast Merger.
The Board and the Compensation Committee believe that TSR promotes stockholder alignment and creates an unambiguous link between the compensation of our NEOs to long-term enterprise value creation since this metric is directly linked to our long-term TSR relative to the Nasdaq Composite Index. The Board and the Compensation Committee, based on input from its compensation consultant, concluded that the use of the Nasdaq Composite Index was an appropriate benchmark given the broad-based nature of the index, the inclusion of Gen in the index, and because the Nasdaq Composite Index represents a broad representation of the potential opportunity cost of investing in Gen from an investor’s perspective.
The Board and the Compensation Committee also believed that given the strategic importance of balancing sustained topline growth with profitability, implementing a 3-year plan using a 2-year average bookings growth and average non-GAAP operating margin goal measured at the end of fiscal year 2025 (FY25) would help us remain focused on long-term success, provide time for the Company to integrate the operations of Avast and its product portfolio, and prevent the acquisition of Avast from distorting results in the first year.
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Executive Compensation and Related Information
Achievement under the FY23 PRUs will not be certified by the Compensation Committee until the end of FY25 and each participating NEO must remain in service through the end of the performance period. The following charts present the threshold, target and maximum performance levels and payouts of the relative TSR, bookings and non-GAAP operating margin goals:
FY23 Bookings Growth % + Operating Margin % >50%	FY23 3-Year Relative TSR PRU Component

Payout as % of Target
250%
200%
150%
100%
50%
0%
8%
9%
10%
11%
Bookings Growth % + Operating Margin % >50%

Payout as % of Target
250%
200%
150%
100%
50%
0%
0%
20%
40%
60%
80%
100%
Relative TSR Percentile Rank

The following table summarizes the PRU awards granted to our NEOs in FY23 (which do not include Mr. Pilette’s or Vlcek’s VCP PRUs).
NEO	FY23 PRU Award Amount (#)	FY23 PRU Grant Date Fair Value ($)
Vincent Pilette	255,236	7,937,839
Ondrej Vlcek	195,068	5,463,855
Natalie Derse	73,862	2,440,400
Bryan Ko	68,182	2,252,733
Annual Equity Incentive Awards — Previously Granted FY21 Performance-based Restricted Stock Units
In FY21, each of our NEOs, other than Mr. Vlcek, received a grant of FY21 PRUs which vested at the end of FY23. The FY21 PRUs vested based on the achievement of two equally weighted metrics:
•
Three-year relative-TSR measured against the Nasdaq; and

•
3% CAGR for revenue measured over the two-fiscal year period ending April 1, 2022, with an additional fiscal year to achieve this goal (FY23) if it is not satisfied over such two-fiscal year period.

Metric	Measurement Period	Metric Objective (50% of Target)	Actual Performance	% Of Target Achievement
3-year relative TSR vs. Nasdaq	FY21-FY23	Measures our long-term performance against companies in the Nasdaq to drive enterprise value creation.	60.5% Rank	142%
3-year CAGR for revenue	Measured over two-year period from FY21-FY22, with an additional fiscal year (FY23) to achieve this goal if it is not satisfied over such two-fiscal year period	Measures achievement of our three-year performance growth rate designed to enhance long-term value of the Company.	263.3%	200%
		Total Final Achievement		171%
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Executive Compensation and Related Information
FY21 PRU Design — TSR Component
FY21 PRU Design — CAGR Component
The following charts present the potential threshold, target and maximum performance levels and payouts of the relative TSR and CAGR metrics:
FY21 CAGR for Revenue PRU Component	FY21 3-Year Relative TSR PRU Component

Payout as % of Target
250%
200%
150%
100%
50%
0%
0%
2%
4%
6%
CAGR Growth %

Following the end of FY23, the Compensation Committee certified the final performance achievement of the FY21 PRUs at 171% of target, based on final CAGR metric achievement of 200% of target and final Relative TSR metric achievement of 142%, which resulted in the release of shares to each NEO as set forth in the table below.
NEO	FY21 PRU Award Target Amount (#)	FY21 PRUs Earned (#)
Vincent Pilette	250,166	427,997
Natalie Derse	103,912	177,778
Bryan Ko	73,578	125,881
Annual Equity Incentive Awards — FY23 Restricted Stock Units
RSUs represent the right to receive one share of Gen common stock for each vested RSU upon the settlement date, subject to continued employment through each vesting date. In FY23, the Board in the case of our CEO and new President, and the Compensation Committee in the case of our other NEOs granted RSU awards to our NEOs for long-term retention purposes as they provide a payout opportunity to the NEOs only if they remain employed through the applicable vesting dates, which extend over multiple years, and because the payout opportunity is directly linked with stockholder value and executive efforts over a multi-year time frame. The following table summarizes the RSU awards granted to our NEOs in FY23.
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Executive Compensation and Related Information
NEO	FY23 RSU Award Amount (#)	Grant Date Fair Value ($)	Vesting Criteria(1)
Vincent Pilette	170,157	3,925,522	33%/33%/34%
Ondrej Vlcek	130,045	2,702,335	33%/33%/34%
Natalie Derse	49,241	1,206,897	33%/33%/34%
Bryan Ko	45,454	1,114,078	33%/33%/34%

(1)
RSUs (other than those granted to Mr. Vlcek) vest on each of May 1, 2023, May 1, 2024, and May 1, 2025, subject to service through the applicable vesting date. RSUs granted to Mr. Vlcek vest on each of October 1, 2023, October 1, 2024, and October 1, 2025, subject to service through the applicable vesting date.

Equity Incentive Awards — Value Creation Program (VCP)
In December of FY22, the Board approved an additional value creation program for our top 100 leaders of the Company to drive performance, support retention, and continue to lead our transformation through the proposed Avast acquisition and beyond (the VCP), which consisted of PRUs and RSUs. The Board determined not to include Mr. Pilette in the VCP during FY22 as it believed it would be more appropriate to incorporate the VCP into Mr. Pilette’s FY23 annual compensation after it had more clarity regarding the consummation of the Avast Merger when determining the target value of his VCP award, if any, and his potential role and responsibilities following the closing of the transaction. Accordingly, his equity compensation for FY22 was limited to the awards that he received under our annual equity award program.
In June 2022, the Board, after determining that the Avast transaction was likely to be consummated, and after considering the size of the combined company and Mr. Pilette’s increased responsibilities and the importance of aligning Mr. Pilette’s incentive goals with the rest of the executive leadership team to strengthen our commitment to shareholder value creation, as well as the recommendations of our Compensation Committee and its independent compensation consultant, determined to grant 50% of Mr. Pilette’s FY23 annual equity incentive awards in the form of a PRU award (the VCP Award) with the same share price hurdles and relative TSR threshold goals as the PRUs previously granted under the VCP except that Mr. Pilette’s VCP Award includes an additional $60 price hurdle tied to a 300% payout to reward extraordinary stock price growth. This $60 price hurdle would represent a 261% premium to the then current share price.
In determining the target value of Mr. Pilette’s FY23 annual equity incentive awards, the Board considered market data from our compensation peer group, the significant stock appreciation that would need to be achieved for Mr. Pilette to vest in his VCP Award, the fact that Mr. Pilette’s VCP Award was not a regular component of our annual equity award program, and the fact that 80% of Mr. Pilette’s target annual equity incentive awards in the aggregate would be performance-based.
Following the consummation of the Avast Merger, the Board also granted Mr. Vlcek, a VCP Award in connection with his appointment as President in addition to his annual equity awards, after considering the recommendations of our Compensation Committee and its independent compensation consultant. In determining to grant Mr. Vlcek a VCP Award, which has the same vesting requirements as our CEO’s VCP Award (including the additional stretch goal), the Board considered the need to align Mr. Vlcek’s equity incentives with the rest of the executive leadership team, the total value of Mr. Vlcek’s combined equity awards relative to the Company’s compensation peer group, the fact that Mr. Vlcek had agreed to not sell any of his shares of Gen for three years, and the need to further incentivize him to drive value creation for the Company’s stockholders.
The Board decided to maintain the same threshold, target and 200% payout share price hurdles as the PRUs that were granted in FY22 for Mr. Pilette and Mr. Vlcek VCP Awards, because at the time of grant, significant stock price appreciation was required for each of these hurdles to be met as discussed in more detail in the section below entitled “VCP PRU Design.” Further, the Board decided not to grant any RSUs pursuant to the VCP as it wanted to ensure that 100% of their VCP Awards would be earned based on extraordinary company performance.
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The number of VCP PRUs that Mr. Pilette and Mr. Vlcek received, the target value that was used to determine the number of PRUs granted to Mr. Pilette and Mr. Vlcek, and the grant date fair value of these awards are set forth in the table below.
NEO	VCP PRU Award Amount (#)	Target Value ($)(1)	Grant Date Fair Value ($)
Vincent Pilette	425,393	9,813,817	11,472,849
Ondrej Vlcek	325,113	6,755,848	6,177,147

(1)
The target value was calculated by multiplying the number of VCP PRUs granted by the closing stock price as of the date of grant.

In FY23, all our NEOs participated in our standard annual equity incentive program, and Mr. Pilette and Vlcek received equity grants with a target value of $11.4 million and $6.0 million, respectively.
The key features of such VCP PRUs and VCP RSUs and the rationale for such features are set forth below.
VCP PRU Design
The Compensation Committee designed the VCP PRUs to directly align our NEOs’ economic interests with the long-term economic interests of our stockholders by delivering realizable value only if we achieve aggressive share price growth. The number of VCP PRUs that may be earned during the performance period will range from 0% to 300% of the target shares granted, based upon the Company’s share price appreciation, as measured against certain share price targets (the Share Price Targets) and subject to the achievement of certain relative TSR threshold targets, in each case, as set forth in the following chart (rTSR Gates).
Performance Levels	Share Price Targets	rTSR Gates	VCP PRU Payout %
Below Threshold	Below $35/per share results in no payout	Below 25th percentile TSR ranking relative to Nasdaq composite index results in no payout	0%
Threshold	$35/per share (Equal to ~52% appreciation and ~68% appreciation of our stock at the time of grant for our CEO and President, respectively)	At least 25th percentile ranking required for payout from 50% to 100%	50%
Target	$40/per share (Equal to ~73% appreciation and ~92% appreciation of our stock at the time of grant for our CEO and President, respectively)	At least 25th percentile ranking required for payout from 50% to 100%	100%
Above Target	$50/per share (Equal to ~117% appreciation and ~141% appreciation of our stock at the time of grant for our CEO and President, respectively)	At least 50th percentile ranking required for payout over 100%	200%
Maximum	$60/per share (Equal to ~160% appreciation and ~189% appreciation of our stock at the time of grant for our CEO and President, respectively)	At least 50th percentile ranking required for payout over 100%	300%
Achievement of the Share Price Targets and rTSR gates will be determined by measuring the average closing price of the Company’s stock and the companies comprising the Nasdaq Composite Index over any 90-calendar day period through the end of FY26. Such targets can be achieved at any time during the performance period, and the highest achievement during the performance period will be utilized to determine the number of VCP PRUs earned. Performance between threshold and target levels of achievement, and between target and maximum levels of achievement, will be determined based on linear interpolation between the applicable performance levels. However, each participating
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NEO must be employed through the last day of FY26 to earn any VCP PRUs. The rationale for the material features of the VCP PRUs is set forth below:
Element	Rationale
Share Price Targets	Directly reflects sustained and ambitious enterprise value creation by establishing rigorous stock price goals above the grant price
Aligns the interests of participating NEOs with the interests of our stockholders by creating significant returns
rTSR Gates using Nasdaq Composite Index as reference group	Even if our stock price appreciates and Share Price Targets are achieved, there is no payout if our stock price is not aligned with the stock price growth of the Nasdaq Composite Index
Nasdaq Composite Index represents a broad representation of the potential opportunity cost of investing in Gen from an investor’s perspective
Value Creation	NEOs only receive a payout if they create extraordinary value for our stockholders
As of June 15, 2023, achievement of the threshold ($35), target ($40), above target ($50), and maximum stock price targets ($60) represent an 86%, 112%, 165%, and 218% increase in our stock price, respectively.
Multi-Year Performance Period Ending FY26	Promotes long-term stock price growth and enterprise value creation
Aligns the interests of participating NEOs with the interests of our stockholders
100% Cliff Vesting; Service Required through Last Day of the Performance Period	Promotes long-term retention, as no PRUs vest prior to the completion of the performance period
Aligns the interests of participating NEOs with the interests of our stockholders
Investment Match Equity Grant
In consideration of Mr. Vlcek purchasing $10 million of Gen common stock in the open market, in November 2022, the Compensation Committee granted Mr. Vlcek an RSU award in the amount of $3 million, which will cliff vest three years from the date of grant, provided Mr. Vlcek does not sell any of the shares of Gen common stock held by him or his foundation during this period and he continues to provide services through the vesting date. As of June 15, 2023, Mr. Vlcek holds 4,160,061 shares of Gen common stock and his foundation holds 302,001 shares of Gen common stock, which have an aggregate value of approximately $84 million. As of June 15, 2023, the aggregate value of the shares that Mr. Vlcek directly or indirectly acquired on September 12, 2022 has decreased by approximately 17% since he acquired them.
Benefits
In addition to the compensation components described above, the following benefits are provided.
FY23 Benefit	Philosophy and Rationale
401k Plan with Company matching Health and Dental Coverage Life Insurance Disability Insurance Unlimited Time Off	Provides our NEOs with competitive broad-based employee benefits on the same terms as are generally available to the majority of our employees.
Nonqualified deferred compensation plan	Provides our U.S.-based executive officers the opportunity to defer compensation in excess of the amounts that are legally permitted to be deferred.
The plan is described further under “Non-Qualified Deferred Compensation in Fiscal 2023,” on page 79.
Reimbursement for up to $10,000 for financial planning services.	Provides financial planning assistance given the complexity of executive officer compensation and financial arrangements to allow executives to concentrate on responsibilities and our future success.
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Executive Compensation and Related Information
Severance and Change of Control Benefits
The following table provides information regarding the severance arrangements that we have with our NEOs. Details of each individual NEO’s severance arrangements, including estimates of amounts payable in specified circumstances in effect as of the end of FY23, are disclosed in “FY23 Executive Compensation,” above and under “Potential Payments Upon Termination or Change-in-Control,” below.
Severance and Change of Control Philosophy
Attract and Retain Executives	Intended to ease an NEO’s transition due to an unexpected employment termination or retain an NEO through a significant corporate transaction.
Align Interests with Stockholders	Mitigate any potential employer liability and avoid future disputes or litigation; retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering or implementing strategic alternatives.
At-will Employment	The employment of our NEOs is “at will,” meaning we can terminate them at any time and they can terminate their employment with us at any time.
Amount and Conditions for Severance	Severance arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave Gen under certain circumstances to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post- employment compensation payments or benefits.
Acceleration upon Death or Disability	PRU and RSU acceleration is consistent with the practice of many of our peers and encourages our employees to remain employed with us.
Double-Trigger Acceleration	“Double-trigger” provisions promote morale and productivity and encourage executive retention in the event of a corporate transaction.
Executive Severance Plan	Provides for cash severance and other benefits where the individual’s employment is terminated without cause outside of the change in control context, contingent on execution of an acceptable release.
Executive Retention Plan	Provides for double trigger acceleration of vesting of equity awards and cash severance benefits where the individual’s employment is terminated without cause, or is constructively terminated, within 12 months after a change in control, contingent on execution of an acceptable release; no “golden parachute” excise tax gross-ups.
Key Compensation and Governance Policies
The following table summarizes the key compensation and governance polices applicable to our NEOs:
Policy	Considerations	Material Features
Stock Ownership Guidelines	Promote stock ownership in Gen. More closely align the interests of our executive officers with those of our stockholders.
6x base salary for CEO and President.
3x base salary for CFO.
2x base salary for other Section 16 officers (except CAO).
1x base salary for CEO’s extended leadership team.
5 years from executive officer designation to comply.
During 5-year transition period, must retain at least 50% of net-settled equity award shares until ownership requirement is met.
Includes shares owned outright, excludes stock options and unvested PRUs and RSUs.
As of June 15, 2023, all continuing NEOs have reached ownership requirements or have remaining time to do so.

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Policy	Considerations	Material Features
Anti-Hedging Policies
Permitting hedging is viewed as a poor pay program practice, as it insulates executives from stock price movement and reduces alignment with stockholders.
This policy was established in part to avoid potential or apparent conflict of interests resulting from bets against or hedges regarding our performance.

With limited exceptions for pre-existing arrangements, all directors and employees, including executive officers, are prohibited from short-selling company stock or engaging in transactions involving company-based derivative securities.
“Derivative Securities” are options, warrants, convertible securities, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as company stock.
This prohibition includes, but is not limited to, trading in company-based option contracts or engaging in other hedging transactions (for example, buying and/or writing puts and calls, equity swaps, collars, exchange funds, transacting in straddles and the like).
Holding and exercising options or other derivative securities granted under Gen’s equity incentive plans is not prohibited by this policy.
Waivers may be granted with respect to arrangements that were in existence before becoming a director or employee.

Anti-Pledging Policies	Pledging raises potential risks to stockholder value, particularly if the pledge is significant.	Covered persons are prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan.
Insider Trading Policy	Prohibit corporate insiders from taking advantage of material non-public information.
CEO, President and CFO are required to preclear any open market transactions with the General Counsel and are encouraged to use Rule 10b5-1 stock trading plans.
Prohibits the purchase or sale of securities while in possession of material non-public information.

Clawback Policy	Permit us to recoup performance-based cash and equity awards when such awards were not properly earned or when executives have engaged in inappropriate actions.
Applies to all executive officers.
Allows recoupment of performance-based cash and equity awards if (i) we are required to restate our financial statements due to fraud or intentional misconduct or (ii) an executive officer violates certain company policies, including Gen’s Code of Conduct.

Stockholder Approval Policy for Severance Arrangements	Reflects the Compensation Committee’s long- standing, self-imposed limit on cash severance benefits.	The Board will seek stockholder approval before the Company enters into any new employment agreement, severance agreement or similar arrangement with any executive officer of the Company, or before the Board or the Compensation Committee establishes any new severance plan or policy covering any executive officer of the Company, in each case, that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus.
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Approach to Determining Compensation
We are committed to the following pay philosophy and practices described below.
Compensation Committee Decision Process
The Compensation Committee generally oversees the compensation of our NEOs and our executive compensation program and initiatives. The Board will from time to time make decisions regarding the compensation of our CEO and other NEOs when such decisions do not relate to our annual executive compensation program and are tied to our overall business strategy and/or are in connection with transformative strategic transactions.
The Compensation Committee typically reviews executive officer compensation, including base salary, short-term incentives and long-term incentives in the first quarter of each fiscal year. This is timed to align to the fiscal year start and to enable evaluation and incorporation of competitive market compensation levels and practices based on the most recently completed year. In connection with this review, the Compensation Committee carefully considers any feedback or input it may receive from our CEO and from other sources when evaluating the performance of each executive officer. The Compensation Committee then sets or in the case of our CEO makes recommendations regarding each NEO’s target total direct compensation for the (current) year as an outcome of this review and the other factors described below.
The Compensation Committee has based most, if not all, of its prior compensation determinations and recommendations, including those made for FY23, on a variety of factors, including:
•
A focus on pay-for-performance

•
A total rewards approach

•
An appropriate pay mix

•
Appropriate market positioning and competitiveness

•
Avoidance of compensation arrangements that encourage excessive or inappropriate risk taking by our executive officers

•
In the case of equity awards, burn rate and dilution

•
Company performance and individual performance

•
Internal pay equity

•
Retention of Key Executive Talent

•
Gen’s financial condition and available resources

•
The accounting and cash flow implications of various forms of executive compensation

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•
Our need for a particular position to be filled

•
The recommendations of our CEO (other than with respect to his own compensation)

•
The feedback of our stockholders and investors

As discussed under “Role and Independence of Compensation Consultant” below, for FY23, the Compensation Committee engaged a compensation consultant and once again conducted a formal benchmarking review. In establishing compensation for our executive officers other than our CEO, the Compensation Committee gives weight to the recommendations of our CEO, but final decisions about the compensation of our NEOs are made by our Compensation Committee.
From time to time, special business conditions may warrant additional compensation, such as sign-on bonuses, or equity awards in connection with promotions, in recognition of significant accomplishments, or to attract, retain or incent our executive officers. In these situations, the Compensation Committee or the Board, as applicable, considers and weighs our business need with the potential costs and benefits of special rewards.
Role and Independence of Compensation Consultant
The Compensation Committee retains Compensia, Inc. (Compensia), a national compensation consulting firm, to serve as its independent compensation consultant to help the Compensation Committee understand competitive compensation levels and incentive designs. Compensia was solely hired by, and reports directly to, the Compensation Committee. At the Compensation Committee’s discretion, Compensia:
•
attends Compensation Committee meetings;

•
assists the Compensation Committee in determining peer companies and evaluating compensation proposals;

•
assists with the design of incentive compensation programs; and

•
conducts compensation-related research.

In addition, at the Compensation Committee’s direction, Compensia works with our Head of People and Culture and other members of management to obtain information necessary for Compensia to make their own recommendations as to various matters as well as to evaluate management’s recommendations. The Compensation Committee has determined that the work resulting from Compensia’s engagement did not raise any conflicts of interest.
Competitive Market Assessments
Market competitiveness is one factor that the Compensation Committee considers each year in determining or recommending an NEO’s overall compensation package, including pay mix. The Compensation Committee relies on various data sources to evaluate the market competitiveness of each pay element, which are provided by its independent compensation consultant. The proxy statements of peer group companies provide detailed pay data for the highest-paid executives. Further, the Radford Global Technology Survey provides compensation information on a broader group of executives, with positions matched based on specific job scope and responsibilities. The Compensation Committee considers data from these sources as a framework for making compensation decisions for each NEO’s position.
The Compensation Committee reviews our peer group on an annual basis, with input from its compensation consultant, and the group may be adjusted from time to time based on, among other factors, a comparison of revenues, market capitalization, industry, business model, peer group performance, merger and acquisition activity and stockholder input.
In FY22, the Compensation Committee reviewed our peer group for FY23 and made certain changes to our peer group for FY23, based on the following criteria:
•
Focus on software development, or software and engineering-driven companies (with a preference for software companies focusing on security)

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•
Are generally comparable in terms of size (~0.5x — 2.0x the midpoint of the combined company’s projected revenue following the Avast Merger and ~0.25x — 4.0x the midpoint of the combined company’s projected market cap following the Avast Merger)

•
Are generally comparable in terms of complexity and global reach

•
Compete with us for talent

Based on the above criteria, the Compensation Committee, with input from Compensia, its independent compensation consultant, determined that it was appropriate to add Autodesk, Inc., Cadence Design Systems, Inc., Check Point Software Technologies Ltd., CrowdStrike Holdings, Inc., DocuSign, Inc., eBay Inc., Electronic Arts Inc., Synopsys, Inc. and Workday, Inc., and to remove Fair Isaac Corporation, PTC Inc., Splunk Inc. and Take-Two Interactive Software, Inc. due to lagging revenue and market capitalization, as well as LogMeIn, Inc., which had been acquired, and McAfee Corp., which had gone private.
As a result, the Compensation Committee, with input from Compensia, selected the following companies as our FY23 peer group:
Autodesk, Inc.*	eBay Inc.*	Palo Alto Networks, Inc.
Akamai Technologies, Inc.	Electronic Arts Inc.*	SS&C Technologies Holdings, Inc.
Cadence Design Systems, Inc.*	Equifax Inc.	Synopsys, Inc.*
Check Point Software Technologies Ltd.*	F5 Networks, Inc.	TransUnion
Citrix Systems, Inc.	Fortinet, Inc.	Workday, Inc.*
CrowdStrike Holdings, Inc.*	GoDaddy Inc.
DocuSign, Inc.*	Juniper Networks, Inc.
Dropbox, Inc.	NetApp, Inc.

*
Added in January 2022.

For FY23, Gen was just above the 50th percentile of the FY23 peer group in terms of both revenue and market cap.
Compensation Risk Assessment
The Compensation Committee, in consultation with Compensia, has conducted its annual risk analysis of Gen’s compensation policies and practices, and does not believe that our compensation programs encourage excessive or inappropriate risk taking by our executives or are reasonably likely to have a material adverse effect on Gen.
We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:
•
A balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards);

•
A mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix;

•
Cash and equity incentives solely based on achieving company performance objectives and subject to our “claw- back” right under certain circumstances;

•
Caps on annual cash incentive and PRU payouts;

•
Stock ownership guidelines which align the interests of our executive officers with those of our stockholders; and

•
General alignment with prevalent low-risk pay practices.

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Burn Rate and Dilution
We closely manage how we use our equity to compensate employees. In FY23, our gross burn rate was .57%, our net burn rate was .43% and our overhang was 4.55%. The Compensation Committee determines the percentage of equity to be made available for our equity programs with reference to the companies in our peer group.
Gross burn rate = total number of shares granted under all of our equity incentive plans during a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Net burn rate = total number of shares granted under all of our equity incentive plans during a period, minus the total number of shares returned to such plans through awards cancelled during that period, divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Overhang = total number of shares underlying options and awards outstanding plus shares available for issuance under all of our equity incentive plans at the end of a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Tax and Accounting Considerations
While Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards (that is, the value of our equity awards based on U.S. GAAP), which reduces the amount of our reported profits under U.S. GAAP. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number, share amounts and the fair values of the equity awards that are granted each year.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during FY23 were Susan P. Barsamian, Nora Denzel and Peter Feld. None of the members of the Compensation Committee in FY23 were at any time during FY23 or at any other time an officer or employee of Gen or any of its subsidiaries, and none had or have any relationships with Gen that are required to be disclosed under Item 404 of Regulation S-K. None of Gen’s executive officers has served as a member
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of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during FY23.
Compensation Committee Report
The information contained in the following report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Gen under the Exchange Act or the Securities Act of 1933 unless and only to the extent that Gen specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the CD&A contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.
By: The Compensation and Leadership Development Committee of the Board:
Peter A. Feld (Chair)
Susan P. Barsamian
Nora M. Denzel
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Executive Compensation Tables
The following table shows for the fiscal year ended March 31, 2023, compensation awarded to or earned by our named executive officers.
Summary Compensation Table for Fiscal 2023
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Vincent Pilette Chief Executive Officer & President	2023	940,385	—	23,336,211	1,005,813	8,956	25,291,365
	2022	885,577	—	11,437,131	1,181,250	13,547	13,517,505
	2021	753,974	1,300,000	10,278,897	1,485,000	11,703	13,829,574
Ondrej Vlcek President	2023	387,196(4)	—	17,507,192	297,154	—	18,191,542
Natalie M. Derse Chief Financial Officer	2023	540,385	—	3,647,297	372,680	6,981	4,567,343
	2022	495,192	—	11,197,900	420,000	8,678	12,121,770
	2021	339,946	—	5,393,552	570,000	8,534	6,312,032
Bryan S. Ko Chief Legal Officer, Secretary and Head of Corporate Affairs	2023	524,231	—	3,366,811	359,128	10,598	4,260,768
	2022	496,154	—	11,197,900	420,000	16,330	12,130,384
	2021	472,615	—	3,023,197	576,000	16,553	4,088,365

(1)
The amounts shown in this column reflect the aggregate grant date fair value of RSUs and PRUs calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The grant date fair value of each award was determined based on the fair value of our common stock on the grant date except that the fair value of each PRU that contains a market condition was estimated using the Monte Carlo simulation model. For a discussion of the valuation methodology and the metrics used for PRUs and RSUs, see Note 15 of our Annual Report on Form 10-K and “Equity Incentive Awards” in the Compensation Discussion and Analysis Section, above. For details of the awards granted in FY23, see the table “Grants of Plan-Based Awards,” below.

The table below sets forth the grant date fair value determined in accordance with ASC Topic 718 principles for the performance-related components of these awards. Also set forth below are the grant date fair values pertaining to the market-related component or the TSR adjustment, determined upon the grant dates and which are not subject to probable or maximum outcome assumptions. Additional details of assumptions used in the valuations of the awards are included in Note 15 of our Annual Report on Form 10-K.
Name	Maximum Outcome of Performance Conditions Fair Value for FY23 ($)	Market-Related Component Fair Value for FY23 ($)	Maximum Outcome of Performance Conditions Fair Value for FY22 ($)	Market-Related Component Fair Value for FY22 ($)	Maximum Outcome of Performance Conditions Fair Value for FY21 ($)	Market-Related Component Fair Value for FY21 ($)
Vincent Pilette	5,888,295	16,466,542	5,624,734	4,874,948	5,078,370	4,354,139
Ondrej Vlcek	4,053,513	9,614,245	—	—	—	—
Natalie Derse	1,810,358	1,535,222	1,730,668	7,482,453	2,389,976	1,808,588
Bryan Ko	1,671,141	1,417,163	1,730,668	7,482,453	1,493,633	1,280,625

(2)
For fiscal year 2023, represents the named executive officer’s annual bonus under the FY23 Executive Annual Incentive Plan, which was earned in fiscal year 2023 and paid in fiscal year 2024.

(3)
The FY23 amounts are comprised of the following:

	Contribution Plans 401(k) ($)	Financial Planning Services ($)	Total ($)
Vincent Pilette	6,231	2,725	8,956
Ondrej Vlcek	—	—	—
Natalie M. Derse	6,981	—	6,981
Bryan S. Ko	6,848	3,750	10,598

(4)
Mr. Vlcek’s salary and non-equity incentive plan compensation has been converted from Czech koruna to US dollar using a pre-determined fixed FX rate (.04457) and reflects his earnings beginning from October 2022.

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The following table shows for FY23, certain information regarding grants of plan-based awards to our named executive officers from our incentive plans:
Grants of Plan-Based Awards in Fiscal 2023
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent Pilette
EAIP		—	1,187,500	2,375,000	—	—	—	—	—	—	—
RSU	7/8/22	—	—	—	—	—	—	170,157	—	—	3,925,522
PRU TSR	7/8/22	—	—	—	63,809	127,618	255,236	—	—	—	4,993,692
PRU Bookings and Margin Growth (BMG)	7/8/22	—	—	—	—	127,618	255,236	—	—	—	2,944,147
PRU VCP	7/8/22	—	—	—	212,697	425,393	1,276,179	—	—	—	11,472,849
Ondrej Vlcek
EAIP		—	771,828	1,543,656	—	—	—	—	—	—	—
RSU	11/10/22	—	—	—	—	—	—	139,808	—	—	3,163,855
RSU	10/10/22	—	—	—	—	—	—	130,045	—	—	2,702,335
PRU TSR	10/10/22	—	—	—	48,767	97,534	195,068	—	—	—	3,437,098
PRU BMG	10/10/22	—	—	—	—	97,534	195,068	—	—	—	2,026,757
PRU VCP	10/10/22	—	—	—	162,557	325,113	975,339	—	—	—	6,177,147
Natalie M. Derse
EAIP		—	440,000	880,000	—	—	—	—	—	—	—
RSU	5/10/22	—	—	—	—	—	—	49,241	—	—	1,206,897
PRU TSR	5/10/22	—	—	—	18,466	36,931	73,862	—	—	—	1,535,222
PRU BMG	5/10/22	—	—	—	—	36,931	73,862	—	—	—	905,178
Bryan S. Ko
EAIP		—	424,000	848,000	—	—	—	—	—	—	—
RSU	5/10/22	—	—	—	—	—	—	45,454	—	—	1,114,078
PRU TSR	5/10/22	—	—	—	17,046	34,091	68,182	—	—	—	1,417,163
PRU BMG	5/10/22	—	—	—	—	34,091	68,182	—	—	—	835,570

(1)
The amounts shown in the “EAIP” rows represent potential cash bonus eligible to be earned under the Executive Annual Incentive Plan for fiscal 2023. For more information, see “Compensation Discussion and Analysis — Executive Annual Incentive Plan”.

(2)
The amounts shown in the “PRU TSR”, “PRU BMG”, and “PRU VCP” rows represent the PRUs granted in fiscal 2023 under our 2013 Equity Incentive Plan (or the Avast Limited Long Term Incentive Plan with respect to the PRUs granted to Mr. Vlcek) with vesting conditions based on achievement levels of specific company performance and market conditions and service through the end of the applicable performance period. For more information on the FY23 PRUs reflected in the “PRU TSR” and “PRU BMG” rows, see “Compensation Discussion and Analysis — Equity Incentive Awards — Annual Equity Incentive Awards — FY23 Performance-based Restricted Stock Units.” For more information on the FY23 PRUs reflected in the “VCP PRU” rows, see “Compensation Discussion and Analysis — Equity Incentive Awards — Value Creation Program (VCP) — VCP PRUs.

(3)
The amounts shown in the “RSU” rows represent the service-based RSUs granted in fiscal 2023 under our 2013 Equity Incentive Plan (or the Avast Limited Long Term Incentive Plan with respect to the RSUs granted to Mr. Vlcek). The RSUs granted on July 8, 2022 and May 10, 2022 become fully vested over three years, with 33%, 33% and 34% vesting on May 1, 2023, May 1, 2024, and May 1, 2025, respectively, subject to service through the applicable vesting date. The RSU granted on October 10, 2022 becomes fully vested over three years, with 33%, 33% and 34% vesting on October 1, 2023, October 1, 2024, and October 1, 2025, respectively, subject to service through the applicable vesting date. The RSU granted on November 10, 2022 becomes fully vested on November 1, 2025, subject to service through the vesting date. For more information on the FY23 RSUs (other than the RSUs granted on November 10, 2022) reflected in the “RSU” rows, see “Compensation Discussion

76 |  Gen™ 2023 Proxy

Executive Compensation and Related Information
and Analysis — Equity Incentive Awards — Annual Equity Incentive Awards — FY23 Restricted Stock Units.” For more information on the FY23 RSUs granted on November 10, 2022 reflected in the “RSU” rows, see “Compensation Discussion and Analysis — Equity Incentive Awards — Annual Equity Incentive Awards — Investment Match Equity Grant.”
(4)
Represents the grant date fair value of PRU and RSU awards, in each case, determined in accordance with FASB ASC Topic 718. See footnote (1) to the Summary Compensation Table for more information.

The following table shows for FY23, certain information regarding outstanding equity awards at fiscal year end for our named executive officers.
Outstanding Equity Awards at Fiscal Year End 2023
Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Yet Vested (#)	Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights that Have Not Yet Vested(1) ($)
Vincent Pilette	07/08/2022	—	—	—	—	—	170,157(2)	2,919,894	—	—
	07/08/2022	—	—	—	—	—	—	—	127,618(3)	2,189,925
	07/08/2022	—	—	—	—	—	—	—	255,236(4)	4,379,850
	07/08/2022	—	—	—	—	—	—	—	212,697(5)	3,649,881
	05/10/2021	—	—	—	—	—	119,182(6)	2,045,163	—	—
	05/10/2021	—	—	—	—	—	—	—	266,828(7)	4,578,768
	05/10/2021	—	—	—	—	—	—	—	266,828(8)	4,578,768
	07/10/2020	—	—	—	—	—	56,704(9)	973,041	—	—
Ondrej Vlcek	11/10/2022	—	—	—	—	—	139,808(10)	2,399,105	—	—
	10/10/2022	—	—	—	—	—	130,045(11)	2,231,572	—	—
	10/10/2022	—	—	—	—	—	—	—	97,534(3)	1,673,683
	10/10/2022	—	—	—	—	—	—	—	195,068(4)	3,347,367
	10/10/2022	—	—	—	—	—	—	—	162,557(5)	2,789,478
	03/22/2021	—	—	—	—	—	48,639(12)	834,645	—	—
Natalie M.Derse	05/10/2022	—	—	—	—	—	49,241(2)	844,976	—	—
	05/10/2022	—	—	—	—	—	—	—	36,931(3)	633,736
	05/10/2022	—	—	—	—	—	—	—	73,862(4)	1,267,472
	12/10/2021	—	—	—	—	—	69,750(13)	1,196,910	—	—
	12/10/2021	—	—	—	—	—	—	—	104,626(5)	1,795,382
	05/10/2021	—	—	—	—	—	36,671(6)	629,274	—	—
	05/10/2021	—	—	—	—	—	—	—	82,100(7)	1,408,836
	05/10/2021	—	—	—	—	—	—	—	82,100(8)	1,408,836
	08/10/2020	—	—	—	—	—	25,978(9)	445,782	—	—
Gen™ 2023 Proxy  | 77

Executive Compensation and Related Information
Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Yet Vested (#)	Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights that Have Not Yet Vested(1) ($)
BryanS.Ko	05/10/2022	—	—	—	—	—	45,454(2)	779,991	—	—
	05/10/2022	—	—	—	—	—	—	—	34,091(3)	585,002
	05/10/2022	—	—	—	—	—	—	—	68,182(4)	1,170,003
	12/10/2021	—	—	—	—	—	69,750(13)	1,196,910	—	—
	12/10/2021	—	—	—	—	—	—	—	104,626(5)	1,795,382
	05/10/2021	—	—	—	—	—	36,671(6)	629,274	—	—
	05/10/2021	—	—	—	—	—	—	—	82,100(7)	1,408,836
	05/10/2021	—	—	—	—	—	—	—	82,100(8)	1,408,836
	07/10/2020	—	—	—	—	—	16,677(9)	286,177	—	—

(1)
The market value is calculated based on $17.16 per share, the fair value of our common stock on March 31, 2023.

(2)
These RSUs granted in fiscal 2023 vest over three years, with 33%, 33% and 34% vesting on May 1, 2023, May 1, 2024, and May 1, 2025, respectively, subject to service through the applicable vesting date.

(3)
These PRUs granted in fiscal 2023 (TSR) have a three-year performance period from April 2, 2022 to April 4, 2025, and will vest based on achievement of certain relative TSR targets against the Nasdaq Composite Index, subject to service through the last day of FY25. As of March 31, 2023, the aggregate achievement of the performance metrics was trending above the threshold payout level but not above the target payout level and, as a result, the number of shares shown is 100% of the shares granted. As soon as practical following the end of the performance period, the Company shall determine the number of PRUs earned and complete the settlement of shares.

(4)
These PRUs granted in fiscal 2023 (BMG) vest after the completion of a three-year period from April 2, 2022 to April 4, 2023, and will vest based on achievement of certain average bookings growth and non-GAAP operating margin performance measured over a two-year period from FY24-FY25, subject to service through the last day of FY25. As of March 31, 2023, the aggregate achievement of the performance metrics was trending above the target payout level and, as a result, the number of shares shown is 200% of the shares granted. As soon as practical following the end of the performance period, the Company shall determine the number of PRUs earned and complete the settlement of shares.

(5)
These PRUs granted in fiscal years 2022 and 2023 (VCP) have a performance period ending April 3, 2026, and will vest based on achievement of certain share price appreciation with relative total shareholder return (rTSR) gates, subject to service through the last day of FY26. As of March 31, 2023, the aggregate achievement of the performance metrics was tracking at below the threshold level and, as a result, the number of shares shown is 50% of the shares granted. As soon as practical following the end of the performance period, the Company shall determine the number of PRUs earned and complete the settlement of shares.

(6)
These RSUs granted in fiscal 2022 vest 33%, 33% and 34% over three years on May 1, 2022, May 1, 2023 and May 1, 2024, respectively, subject to service through the applicable vesting date.

(7)
These PRUs granted in fiscal 2022 (TSR) have a three-year performance period from April 3, 2021 to March 29, 2024, and vest based on achievement of certain relative TSR targets against the Nasdaq Composite Index, subject to service through the last day of FY24. As of March 31, 2023, the aggregate achievement of the performance metrics was trending above the target payout level and, as a result, the number of shares shown is 200% of the shares granted. As soon as practical following the end of the performance period, the Company shall determine the number of PRUs earned and complete the settlement of shares.

(8)
These PRUs granted in fiscal 2022 (CAGR) vest after the completion of a three-year period from April 3, 2021 to March 29, 2024, and vest based on CAGR growth measured over a two-year period from FY22-FY23, with an additional fiscal year (FY24) to achieve this goal if it is not satisfied over such two-fiscal year period, subject to service through the last day of FY24. As of March 31, 2023, the aggregate achievement of the performance metrics was trending above the target payout level and, as a result, the number of shares shown is 200% of the shares granted. As soon as practical following the end of the performance period, the Company shall determine the number of PRUs earned and complete the settlement of shares.

(9)
These RSUs granted in fiscal 2021 vest 33%, 33% and 34% over three years on June 1, 2021, June 1, 2022 and June 1, 2023, respectively, subject to service through the applicable vesting date.

(10)
These RSUs granted in fiscal 2023 cliff vest 100% on November 1, 2025, subject to service through the vesting date.

(11)
These RSUs granted in fiscal 2023 vest over three years, with 33%, 33%, and 34% to vest on October 1, 2023, October 1, 2024, and October 1, 2025, respectively, subject to service through the applicable vesting date.

78 |  Gen™ 2023 Proxy

Executive Compensation and Related Information
(12)
These RSUs were assumed as part of the Avast transaction in fiscal 2023 and cliff vest 100% on March 1, 2024, subject to service through the vesting date.

(13)
These RSUs (VCP) granted in fiscal 2022 cliff vest 100% on December 1, 2023, subject to service through the vesting date.

The following table shows for FY23, certain information regarding option exercises and stock vested during the last fiscal year with respect to our named executive officers:
Option Exercises and Stock Vested in Fiscal 2023
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Vincent Pilette	—	—	541,736	10,155,029
Ondrej Vlcek	—	—	22,120(3)	446,160
Natalie M. Derse	—	—	221,819	4,135,792
Bryan S. Ko	—	—	187,348	3,653,407

(1)
The number of shares and value realized for stock awards set forth above reflect (i) RSUs that vested and settled in FY23 and (ii) PRUs that vested at the end of the performance period in FY23 but were settled in fiscal 2024.

(2)
The value realized upon vesting is based on (i) the closing price of our common stock upon vesting for RSUs and (ii) the closing price of our common stock on March 31, 2023 for PRUs.

(3)
Represents RSUs assumed in the Avast merger, which vested and settled in FY23.

Non-Qualified Deferred Compensation in Fiscal 2023
The table below provides information on the non-qualified deferred compensation of the named executive officers for the fiscal year ended March 31, 2023.
Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions (#)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Vincent Pilette	—	—	—	—	—
Ondrej Vlcek	—	—	—	—	—
Natalie M. Derse	—	—	—	—	—
Bryan S. Ko	228,288.45	—	-2,755.12	—	427,218.91

(1)
The amount reflected includes FY23 salary contributions which is reported as “Salary” in the “Summary Compensation Table” for FY23.

(2)
The amount reflected are not included in the Summary Compensation Table for FY23. These amounts consist of dividends, interest and change in market value attributed to each executive officer’s entire account balance during FY23, which balance may include deferred compensation from previous periods. The amounts do not include the deferred compensation themselves.

(3)
$187,985 of this amount was previously reported as “Salary” in the Summary Compensation Table in the Proxy Statements for prior Annual Meetings.

During the first three quarters of FY23, employees located in the US with a base salary of $180,000 or greater, including each of the named executive officers, were eligible to participate in the Gen Digital Deferred Compensation Plan (the Deferred Compensation Plan). The Deferred Compensation Plan provides for the opportunity for participants to defer up to 75% of base salary and 100% of variable pay each year and up to 100% of sales commissions as a separate election. Variable pay included annual incentive plan and commission payments. Deferral elections must be made prior to the beginning of a calendar year and cannot be revoked as of the day immediately prior to commencement of that year. Participants have the opportunity to elect each year whether to receive that year’s deferrals upon a specified date or upon termination of employment, and the form of payment elected will be honored regardless of a participant’s length of service.
Gen™ 2023 Proxy  | 79

Executive Compensation and Related Information
The Deferred Compensation Plan is “unfunded,” and all deferrals are general assets of Gen. Amounts deferred by each participant under the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of each participant. The bookkeeping account under the Deferred Compensation Plan will then be adjusted based on the performance of the measurement funds that have been selected by the participant. The measurement funds available under the Deferred Compensation Plan include the investment funds available under our 401(k) plan as well as additional asset classes. Each participant may change their measurement fund selections on a daily basis. The Deferred Compensation Plan requires that benefits accumulated in the bookkeeping accounts for each participant not meeting a 5-year service requirement be distributed to the participant following his or her termination of employment with us for any reason. If a 5-year service requirement is met, accumulated benefits in the participant’s account will be distributed according to the participant’s designated payment election.
Upon first entering the Deferred Compensation Plan, a participant has the option to make a one-time election, which will apply to all future account balances to determine how they will be paid in the event of a change in control. By making the one-time election a participant will receive all remaining account balances in a lump sum in the month following the month of termination, if termination occurs within two (2) years following a change in control. If a participant’s employment ended before the change in control, any remaining balances will be distributed in a lump sum within 90 days of the change in control.
Effective January 1, 2023, the Gen Digital Deferred Compensation Plan was frozen, meaning no new employees could participate in the plan and no future contributions could be made to the plan following such date, with the exception of the fiscal year 2023 annual incentive plan deferral elections, which were made in calendar year 2022. Deferrals in the Deferred Compensation Plan will continue to be maintained on behalf of each participant.
80 |  Gen™ 2023 Proxy

Potential Payments Upon Termination or Change-in-Control
Set forth below is a description of the plans and agreements (other than the Deferred Compensation Plan) that could result in potential payouts to our named executive officers in the case of their termination of employment and/or a change in control of Gen. For information regarding potential payouts upon termination under the Deferred Compensation Plan, in which certain of our executive officers participate, see “Non-Qualified Deferred Compensation in Fiscal 2023” above.
Gen Digital Executive Retention Plan
In January 2001, the Board approved the Gen Digital Executive Retention Plan, to address terminations of employment resulting from a change in control of Gen, which was most recently in January 2021. Under the terms of the plan, all equity compensation awards (including, among others, stock options, PRUs, and RSUs) granted by Gen to its Section 16(b) officers (including our named executive officers) would become fully vested (at target or to the extent of achievement for PRUs) and, if applicable, exercisable following a change in control of Gen (as defined in the plan) after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control.
The plan also provides for the payment of a cash severance benefit for our named executive officers equal to one times such officer’s base salary and target payout under the Executive Annual Incentive Plan applicable to such named executive officer in the circumstances described above (i.e., following a change in control of Gen after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control).
Gen Digital Executive Severance Plan
In April 2012, the Compensation Committee adopted the Gen Digital Executive Severance Plan to provide severance benefits to vice presidents and above of Gen as well as certain other designated employees, which was amended and restated by the Board in January 2021. To receive benefits under the plan, participants must (i) be involuntarily terminated from active employment other than for cause (as defined in the plan); (ii) not be terminated due to the sale of a business, part of a business, divestiture or spin-off and offered employment upon terms and conditions substantially identical to those in effect immediately prior to such sale, divestiture or spin-off; and (iii) not be entitled to severance under any other plan, fund, program, policy, arrangement or individualized written agreement providing for severance benefits that is sponsored or funded by Gen.
Under the terms of the plan, a participant will receive severance payments equal to one times the sum of his or her base salary in effect at the time of his or her involuntary termination, COBRA premiums for the duration of the severance pay (12 months), and six months of outplacement services, including counseling and guidance. The participant is solely responsible for all COBRA premiums for his or her continuation coverage. In addition, the participant will receive an additional payment equivalent to 75% of the participant ‘s prorated target cash incentive award under the Executive Annual Incentive Plan in effect for such fiscal year if the participant was terminated in the second half of the fiscal year or after the end of the fiscal year but prior to payment, and was employed in good standing for a minimum of six (6) months prior to his or her termination date.
Payment of such severance benefits is subject to the participant returning a release of claims against Gen.
Gen™ 2023 Proxy  | 81

Potential Payments Upon Termination or Change-in-Control
Death and Disability Acceleration under Award Agreements
Consistent with the practice of many of our peers and to encourage our employees to remain employed with us, all of our PRU and RSU grants (including PRUs and RSUs granted to our NEOs), provide for accelerated vesting in full upon death or disability, with PRUs vesting at target.
Vincent Pilette
The following table summarizes the value of the payouts to Mr. Pilette pursuant to the Gen Digital Executive Retention Plan and the Gen Digital Executive Severance Plan, assuming a qualifying termination as of March 31, 2023 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $17.16 on March 31, 2023):
	Severance Pay ($)	COBRA Premiums ($)	Outplacement Services ($)(1)	Option Vesting ($)	RSU Vesting ($)	PSU Vesting ($)
Involuntary Termination Upon Termination Without Cause	1,840,625	3,836	2,500	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	2,137,500			—	5,938,098	16,258,362
Termination Due to Death or Disability	—			—	5,938,098	16,258,362

(1)
Reflects the Company’s best estimate as to the maximum amount of outplacement services.

Ondrej Vlcek
The following table summarizes the value of the payouts to Mr. Vlcek pursuant to the Gen Digital Executive Retention Plan and the Gen Digital Executive Severance Plan, assuming a qualifying termination as of March 31, 2023 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $17.16 on March 31, 2023):
	Severance Pay ($)	COBRA Premiums(1) ($)(1)	Outplacement Services(2) ($)	Option Vesting ($)	RSU Vesting ($)	PSU Vesting ($)
Involuntary Termination Upon Termination Without Cause	1,350,699	—	2,500	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	1,543,656			—	5,465,322	8,926,305
Termination Due to Death or Disability	—			—	5,465,322	8,926,305

(1)
As a Czech Republic citizen, Mr. Vlcek is not entitled to COBRA premiums.

(2)
Reflects the Company’s best estimate as to the maximum amount of outplacement services.

Natalie Derse
The following table summarizes the value of the payouts to Ms. Derse pursuant to the Gen Digital Executive Retention Plan and the Gen Digital Executive Severance Plan, assuming a qualifying termination as of March 31, 2023 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $17.16 on March 31, 2023):
82 |  Gen™ 2023 Proxy

Potential Payments Upon Termination or Change-in-Control
	Severance Pay ($)	COBRA Premiums ($)	Outplacement Services(1) ($)	Option Vesting ($)	RSU Vesting ($)	PSU Vesting ($)
Involuntary Termination Upon Termination Without Cause	880,000	3,836	2,500	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	990,000			—	3,116,942	6,267,055
Termination Due to Death or Disability	—			—	3,116,942	6,267,055

(1)
Reflects the Company’s best estimate as to the maximum amount of outplacement services.

Bryan Ko
The following table summarizes the value of the payouts to Mr. Ko pursuant to the Gen Digital Executive Retention Plan and the Gen Digital Executive Severance Plan, assuming a qualifying termination as of March 31, 2023 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $17.16 on March 31, 2023):
	Severance Pay ($)	COBRA Premiums ($)	Outplacement Services(1) ($)	Option Vesting ($)	RSU Vesting ($)	PSU Vesting ($)
Involuntary Termination Upon Termination Without Cause	848,000	3,836	2,500	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	954,000			—	2,892,352	6,169,587
Termination Due to Death or Disability	—			—	2,892,352	6,169,587

(1)
Reflects the Company’s best estimate as to the maximum amount of outplacement services.

Gen™ 2023 Proxy  | 83

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the ratio of the annual total compensation of Mr. Pilette, our CEO, to the median of the annual total compensation of our employees, and have annualized his base salary as required under Item 402(u) of Regulation S-K. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
Our compensation programs and reward offerings are designed to reflect local market practices across our global operations, which have grown significantly over the past few years. As of March 31, 2023, we employed 2,438 employees globally, with approximately 44% based in the United States and 56% based outside of the United States. This total number of employees excludes 1,493 individuals who became our employees as a result of our acquisition of Avast in September 2022 in accordance with an exemption under the pay ratio rules for acquisitions completed in the relevant fiscal year.
Pay Ratio:
•
Mr. Pilette’s FY23 annual total compensation was $25,291,365, which was calculated in the same manner as the amounts reported in the “Total” column of the “2023 Summary Compensation Table” in this proxy statement.

•
The FY23 annual total compensation of our median employee (other than our CEO) was $96,500.

•
Based on this information, the pay ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees is 262.1 to 1.

Identification of the Median Employee:
For purposes of identifying our median employee, we used our global employee population as of March 31, 2023, identified based on our global human resources system of record, inclusive of all regular employees employed by Gen as of that date. We used total direct compensation as our consistently applied compensation measure. In this context, total direct compensation is the sum of the value of base salary or wages earned, which has been annualized with respect to permanent employees, the annual incentive target amount or annual commission target amount in effect as of March 31, 2023, and the grant date fair value of all equity awards granted during FY23, excluding the value of any modifications. Cash compensation figures were converted from local currency to U.S. dollars using the exchange rate Gen used for FY23 internal budgeting purposes. We did not make any cost-of-living adjustments or utilize the de minimis exemption to eliminate countries representing no more than 5% of our global population in the aggregate as allowed by SEC rules.
84 |  Gen™ 2023 Proxy

Pay Versus Performance
This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (PEO) and non-PEO NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act (Pay Versus Performance Rules) and does not necessarily reflect how the Compensation Committee evaluates compensation decisions.
					Value of Initial Fixed $100 Investment Based On:(5)
Year(1) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO(2)(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs(2)4) (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)	Net Income (in millions) (h)	Net Revenue Growth (by percentage)(6) (i)
2023	$25,291,365	$5,686,393	$9,006,551	$(105,381)	$108	$201	$1,349	19%
2022	$13,517,505	$20,734,811	$12,126,077	$18,159,360	$156	$210	$836	10%
2021	$13,829,574	$24,198,283	$4,001,474	$5,238,020	$120	$177	$554	11%

(1)
The following table lists the PEO and non-PEO NEOs for each of fiscal years 2021, 2022 and 2023.

	PEO	Non-PEO NEOs
2023	Vincent Pilette	Ondrej Vlcek, Natalie Derse, and Bryan Ko
2022	Vincent Pilette	Natalie Derse and Bryan Ko
2021	Vincent Pilette	Natalie Derse, Matthew Brown, Samir Kapuria and Bryan Ko

(2)
The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Executive Compensation and Related Information — Executive Compensation Tables — Summary Compensation Table” for additional information).

(3)
The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Mr. Pilette in accordance with the Pay Versus Performance Rules:

		Pension Plan Adjustments		Equity Award Adjustments
	Summary Compensation Table Total for PEO	Change in Pension Value	Pension Service Cost	Stock Awards	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Compensation Actually Paid to PEO
2023	$25,291,365	N/A	N/A	$(23,336,211)	$10,908,779	$(5,774,617)	—	$(2,068,928)	—	$666,005	$5,686,393
2022	$13,517,505	N/A	N/A	$(11,437,131)	$15,110,461	$3,167,247	—	$356,090	—	$20,639	$20,734,811
2021	$13,829,574	N/A	N/A	$(10,278,897)	$10,181,749	—	—	$(1,467,399)	—	$11,933,256	$24,198,283

(4)
The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our non-PEO NEOs in accordance with the Pay Versus Performance Rules.

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Pay Versus Performance
		Pension Plan Adjustments		Equity Award Adjustments
	Average Summary Compensation Table Total for Non-PEO NEOs	Change in Pension Value	Pension Service Cost	Stock Awards	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Average Compensation Actually Paid to Non-PEO NEOs
2023	$9,006,551	N/A	N/A	$(8,173,767)	$5,095,792	$(5,796,603)	$0	$(517,328)	$0	$279,974	$(105,381)
2022	$12,126,077	N/A	N/A	$(11,197,900)	$13,885,671	$1,213,977	$0	$1,000,832	$0	$1,130,703	$18,159,360
2021	$4,001,474	N/A	N/A	$(2,908,394)	$1,991,444	$(9,777)	$0	$18,076	$0	$2,145,197	$5,238,020

(5)
In accordance with the Pay Versus Performance Rules, the Company and the Company’s peer group total shareholder return (Peer Group TSR) is determined based on the value of an initial fixed investment of $100 on April 4, 2020, through the end of the listed fiscal year. The Peer Group TSR set forth in this table was determined using the S&P Information Technology Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended March 31, 2023.

(6)
We have determined that Net Revenue Growth is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link “compensation actually paid” to our NEOs, for fiscal year 2023, to company performance (Company Selected Measure (as defined in the Pay Versus Performance Rules)). “Net Revenue Growth” refers to the percentage of year-over-year growth in annual GAAP net revenue.

Required Tabular Disclosure of Most Important Measures
In accordance with the Pay Versus Performance Rules, the following table lists the most important financial and non-financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link “compensation actually paid” to our NEOs, for fiscal year 2023, to company performance, as further described in our Compensation Discussion and Analysis within the sections titled “Executive Compensation and Related Information — Executive Compensation Summary — Pay for Performance Alignment” (see page 51), “Executive Compensation and Related Information — Executive Compensation Summary — Compensation Components” (see page 54), “Executive Compensation and Related Information — Executive Compensation Summary — Executive Annual Incentive Plan (EAIP)” (see page 58), and “Executive Compensation and Related Information — Executive Compensation Summary — Equity Incentive Awards” (see page 61).
Most Important Performance Measures
Net Revenue Growth
Non-GAAP Operating Income
Non-GAAP Operating Margin
Relative Total Shareholder Return
Absolute Total Shareholder Return
Bookings Growth
Relationship Between “Compensation Actually Paid” and Performance Measures
In accordance with the Pay Versus Performance Rules, the charts below illustrate how “compensation actually paid” to our NEOs aligns with the Company’s financial performance as measured by our TSR, our Peer Group TSR, our net income, and Net Revenue Growth:
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Pay Versus Performance

Compensation Actually Paid vs. Gen Digital TSR
Compensation Actually Paid
Value of initial $100 investment from April 4, 2020
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
$175
$140
$105
$70
$35
$0
($35)
$24,198,283
$5,238,020
$120
$20,734,811
$18,159,360
$156
$5,686,393
($105,381)
$108
2021
2022
2023
PEO CAP
Average for Non-PEO NEOs CAP
Gen Digital TSR

Compensation Actually Paid vs. S&P Information Technology Index TSR
$24,198,283
$20,734,811
$18,159,360
$5,238,020
$5,686,393
($105,381)
$177
$210
$201
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
Compensation Actually Paid
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
($25)
($50)
Value of initial $100 investment from April 4, 2020
2021
2022
2023
PEO CAP
Average for Non-PEO NEOs CAP
S&P Information Technology Index TSR

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Pay Versus Performance

Compensation Actually Paid vs. Net Income
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
Compensation Actually Paid
$1,750
$1,400
$1,050
$700
$350
$0
($350)
Net Income (millions)
$24,198,283
$5,238,020
$554
$20,734,811
$18,159,360
$836
$5,686,393
($105,381)
$1,349
2021
2022
2023
PEO CAP
Average for Non-PEO NEOs CAP
Net Income (millions)

Compensation Actually Paid vs. Net Revenue Growth
Compensation Actually Paid
Revenue Growth (by percentage)
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
30%
24%
18%
12%
6%
0%
-6%
$24,198,283
$5,238,020
$20,734,811
$18,159,360
$5,686,393
($105,381)
11%
10%
19%
2021
2022
2023
PEO CAP
Average for Non-PEO NEOs CAP
Net Revenue Growth (by percentage)

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Certain Relationships and Related Transactions
Related-Person Transactions Policy and Procedure
Gen has adopted a written related person transactions policy which provides for Gen’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” The Nominating and Governance Committee reviews transactions that may be “related person transactions,” which are transactions between Gen and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any Gen executive officer, director, nominee for director, or stockholder holding more than 5% of any class of Gen’s voting securities, in each case, since the beginning of the previous fiscal year, and their immediate family members.
Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions are deemed not to be “related person transactions” (meaning the related person is deemed to not have a direct or indirect material interest in the transaction):
•
compensation to executive officers if: (1) the compensation is required to be reported in Gen’s proxy statement, or (2) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the proxy statement if the executed officer was a named executive officer, and Gen’s Compensation Committee approved (or recommended that the Board approve) such compensation;

•
any compensation paid to a director if the compensation is required to be reported in Gen’s proxy statement;

•
any transaction with another company at which a related person is a director or an employee (other than an executive officer) or beneficial owner of less than 10% of that Company’s shares or as a limited partner holding interests of less than 10% in the limited partnership (or similar interests in an alternative form of equity), if the aggregate amount involved does not exceed the greater of $500,000, or 5% of that company’s (or another entity’s) total annual consolidated gross revenues;

•
any transaction where the related person’s interest arises solely from the ownership of Gen’s common stock and all holders of Gen’s common stock received the same benefit on a pro rata basis (e.g. dividends);

•
any charitable contribution, grant or endowment by Gen or the Gen Foundation to a charitable organization, foundation or university at which a related person’s only relationship is as a director or an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $120,000 or 5% of the annual consolidated gross revenues of such charitable organization, foundation or university, or any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•
any transaction with a related person where (I) the rates or charges involved are determined by competitive bids, (ii) involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or (iii) involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

•
indemnification payments and other payments made pursuant to directors and officers insurance policies, Gen’s Certificate of Incorporation or Bylaws then in effect, or any policy, agreement or instrument approved by the Board.

Under the policy, members of Gen’s legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to the Nominating and Governance Committee. In addition, transactions may be identified
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Certain Relationships and Related Transactions
through Gen’s Code of Conduct or other Gen policies and procedures and reported to the Nominating and Governance Committee. The Nominating and Governance Committee determines whether the related person has a material interest in a transaction and may approve, ratify, amend, terminate or rescind the transaction.
Certain Related Party Transactions
Transactions with Starship Enterprise, a.s.
Prior to the Avast Merger, Avast leased its Prague headquarters property from Starship, which is partially owned by a member of the Board, Mr. Pavel Baudis. Mr. Baudis has a 36% ownership interest in Starship. Following the Avast Merger, Gen continues to lease its Prague headquarters property from Starship. The lease will terminate on August 3, 2024 and provides for rent of approximately $4 million per year. Mr. Baudis is a member of the board of directors of Starship but does not have any direct involvement in our business relationship with Starship. Gen paid Starship approximately $2.25 million for the fiscal year ended March 31, 2023.
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Report of the Audit Committee
The information contained in the following report of Gen’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Gen under the Exchange Act or the Securities Act of 1933 unless and only to the extent that Gen specifically incorporates it by reference.
The Audit Committee is comprised solely of independent directors, as defined by current Nasdaq listing standards, and operates under a written charter, which was most recently amended by the Board on June 27, 2023. The Audit Committee oversees Gen’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements that were included in Gen’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.
The Audit Committee reviewed with Gen’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Gen’s accounting principles and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the registered public accounting firm’s independence.
The Audit Committee discussed with Gen’s internal accountants and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal accountants and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Gen’s internal controls, and the overall quality of Gen’s financial reporting. The Audit Committee also received the report of management contained in Gen’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as well as KPMG’s Report of Independent Registered Public Accounting Firm included in Gen’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Gen’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2024.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in Gen’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 for filing with the SEC.
By: The Audit Committee of the Board of Directors:
Eric K. Brandt (Chair)
Frank E. Dangeard
Nora M. Denzel
Emily Heath
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Gen Digital Inc.
2023 Annual Meeting of Stockholders
Meeting Information
Information About Solicitation and Voting
This proxy is solicited on behalf of the Board for use at the Annual Meeting, which will be conducted via live webcast on September 12, 2023, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. We will provide a re-playable webcast of the Annual Meeting, which will be available on the events section of our investor relations website at investor.gendigital.com.
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About the Annual Meeting
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the Annual Meeting, management will report on the performance of Gen and respond to questions from stockholders.
What proposals are scheduled to be voted on at the Annual Meeting?
Stockholders will be asked to vote on the following proposals:
1.
Election to the Board of the eight nominees named in this proxy statement;

2.
Ratification of the appointment of KPMG as our independent registered public accounting firm for the 2024 fiscal year;

3.
An advisory vote to approve executive compensation;

4.
An advisory vote on the frequency of advisory votes to approve executive compensation; and

5.
A stockholder proposal to seek stockholder ratification of termination pay, if properly presented at the Annual Meeting.

If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, you will be voting on those items as well.
What is the recommendation of the Board on each of the proposals scheduled to be voted on at the Annual Meeting?
The Board recommends that you vote FOR each of the nominees to the Board (Proposal No. 1); FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the 2024 fiscal year (Proposal No. 2); FOR the approval of compensation to our named executive officers (Proposal No. 3); for “ONE YEAR” for the approval of the frequency of advisory votes to approve executive compensation (Proposal No. 4); and AGAINST the stockholder proposal (Proposal No. 5).
Could other matters be decided at the Annual Meeting?
Our Bylaws require that we receive advance notice of any proposal to be brought before the Annual Meeting by stockholders of Gen, and we have not received notice of any such proposals, other than Proposal No. 5 which is included in proxy statement. If any other matter were to come before the Annual Meeting, the proxy holders appointed by the Board will have the discretion to vote on those matters for you.
Who can vote at the Annual Meeting?
Stockholders as of the record date for the Annual Meeting, July 17, 2023, are entitled to vote at the Annual Meeting. At the close of business on the record date, there were 639,416,231 shares of Gen common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on July 17, 2023, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of
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About the Annual Meeting
record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote over the internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.
For questions regarding your stock ownership, you may contact our transfer agent, Computershare Investor Services, by email through their website at www.computershare.com/contactus or by phone at (877) 282-1168 (within the U.S. and Canada) or (781) 575-2879 (outside the U.S. and Canada).
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If on July 17, 2023, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
How do I vote?
If you are a stockholder of record, you may:
•
vote at the Annual Meeting — to participate in and vote at the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials;

•
vote via the internet or via telephone — instructions are shown on your Notice of Internet Availability of Proxy Materials or proxy card; or

•
vote by mail — if you received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.

Votes submitted via the internet or by telephone must be received by 11:59 p.m., Eastern Time, on September 11, 2023. Submitting your proxy, whether via the internet, by telephone or by mail if you received a paper proxy card, will not affect your right to vote at the Annual Meeting should you decide to virtually attend the Annual Meeting.
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still virtually attend the Annual Meeting if you have already voted by proxy.
What is the quorum requirement for the Annual Meeting?
A majority of our outstanding shares as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you virtually attend and vote at the Annual Meeting or if you have properly submitted a proxy.
How are abstentions and broker non-votes treated?
Abstentions (shares present at the Annual Meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the election of directors. Abstentions have no impact on the advisory vote on the frequency of advisory votes to approve executive compensation. For the purpose of determining whether the stockholders have approved all other matters, abstentions have the same effect as an “against” vote.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the matters voted upon. If you are a beneficial holder and do not provide specific voting instructions to your
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About the Annual Meeting
broker, the broker that holds your shares will not be authorized to vote your shares on any of the proposals, except for Proposal No. 2, ratification of the appointment of KPMG as our independent public accounting firm for the 2024 fiscal year. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to virtually attend the Annual Meeting.
What is the vote required for each proposal?
The votes required to approve each proposal are as follows:
•
Proposal No. 1. Each director must be elected by a majority of the votes cast, meaning the votes “FOR” a director must exceed the number of votes “AGAINST” a director.

•
Proposal Nos. 2, 3, and 5. Approval of each of Proposal Nos. 2, 3, and 5 requires the affirmative “FOR” vote of a majority of the shares entitled to vote on these proposals at the Annual Meeting and virtually attending the Annual Meeting or represented by proxy.

•
Proposal No. 4. The frequency (every one year, two years or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders.

What if I return a proxy card but do not make specific choices?
All proxies will be voted in accordance with the instructions specified on the proxy card. If you vote over the internet or by telephone, please follow the instructions included on the Notice of Internet Availability of Proxy Materials, proxy card or proxy materials on how to vote over the internet or by telephone. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.
Who is paying for this proxy solicitation?
Gen is paying the costs of the solicitation of proxies. We have retained D.F. King & Co., Inc. to help us solicit proxies from brokers, bank nominees and other institutions for a fee of approximately $10,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.
What does it mean if I receive more than one proxy card or Notice of Internet Availability?
If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on your proxy card or Notice of Internet Availability of Proxy Materials on how to access each proxy card and vote each proxy card over the internet or by telephone. If you received paper proxy materials by mail, you can also complete, sign and return each proxy card to ensure that all of your shares are voted.
How can I change my vote after submitting my proxy?
You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•
delivering to the Corporate Secretary of Gen (by any means, including facsimile) a written notice stating that the proxy is revoked;

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About the Annual Meeting
•
signing and delivering a proxy bearing a later date;

•
voting again over the internet or by telephone; or

•
virtually attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if you are a beneficial owner and you wish to change or revoke your proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by virtually attending and voting at the Annual Meeting.
How can I attend the Annual Meeting and submit questions?
To attend the Annual Meeting and submit your questions prior to or during the Annual Meeting, please visit www.virtualshareholdermeeting.com/GEN2023. To participate in the Annual Meeting or to submit questions in advance of the Annual Meeting, you will need the 16-digit control number included with your proxy materials, on your proxy card, Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the customer support numbers which will be shown on the virtual shareholder meeting site approximately 30 minutes before the start of the Annual Meeting.
Why are you not holding the Annual Meeting in a physical location?
We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, we believe the online format allows us to communicate effectively with you via a pre-meeting forum that you can enter by visiting www.virtualshareholdermeeting.com/GEN2023.
How can I get electronic access to the proxy materials?
The proxy materials will provide you with instructions regarding how to:
•
view our proxy materials for the Annual Meeting over the internet; and

•
instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Where can I find the voting results?
The preliminary voting results will be announced at the Annual Meeting and posted on our website at investor.gendigital.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.
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Additional Information
Stockholder Proposals for the 2024 Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Gen’s Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Gen Digital Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Corporate Secretary.
To be timely for the 2024 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between May 15, 2024 and June 14, 2024 (or, if the 2024 Annual Meeting of Stockholders is called for a date that is more than 30 calendar days before or more than 60 calendar days after the anniversary of the date of the 2023 Annual Meeting, then by no later than 10 calendar days after our public announcement of the date of the 2024 Annual Meeting of Stockholders). A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Gen’s Bylaws.
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Gen’s 2024 Annual Meeting of Stockholders must be received by us not later than April 2, 2024 in order to be considered for inclusion in Gen’s proxy materials for that meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of Director nominees other than Gen nominees must comply with the additional requirements of Rule 14a-19(b).
Available Information
Gen will mail without charge, upon written request, a copy of Gen’s annual report on Form 10-K for fiscal year 2023, including the financial statements, schedule and list of exhibits, and any exhibit specifically requested.
Requests should be sent to:
Gen Digital Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Attn: Investor Relations
The Annual Report is also available at investor.Gen.com.
Householding  –  Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are Gen stockholders will be “householding” our annual report and proxy materials. A single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free 1-866-540-7095, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
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Additional Information
Upon written or oral request, Gen will promptly deliver a separate copy of the annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report and other proxy materials, you may write or call Gen’s Investor Relations department at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Investor Relations, telephone number (650) 527-8000.
Any stockholders who share the same address and currently receive multiple copies of Gen’s annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Gen’s Investor Relations department at the address or telephone number listed above.
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Other Matters
The Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Note About Forward-Looking Statements
In this proxy statement, Gen has disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this proxy statement. In some cases, you can identify these forward-looking statements by the use of terms such as “believe,” “will,” “expect” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “plan,” “may,” “should,” “would,” and “continue to,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward- looking. All statements other than statements of historical fact are statements that could be deemed forward- looking statements, including, but not limited to statements regarding our business strategy, governance and stockholder engagement practices, ESG initiatives and executive compensation program. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
Information Referenced in this Proxy Statement
The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.
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Annex A
Reconciliation of Non-GAAP Financial Measures and Explanation of Key Performance Indicators
This proxy statement contains references to non-GAAP EPS, non-GAAP operating income, and non-GAAP operating margin, which are adjusted from results based on GAAP, as well as references to certain key performance indicators. These measures are provided to enhance the user’s understanding of our prospects for the future. Our management team uses these measures in assessing Gen’s performance, as well as in planning and forecasting future periods.
Reconciliation of GAAP to non-GAAP measures (in millions, except per share amounts)
Non-GAAP EPS, non-GAAP operating income, and non-GAAP operating margin are not computed according to GAAP and the method we use to compute these non-GAAP financial measures may differ from the method used by other companies. Such measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Please see below for the GAAP to non-GAAP reconciliation of these measures.
	Year Ended
	March 31, 2023	April 1, 2022
Diluted net income (loss) per share (GAAP)	$2.16	$1.41
Adjustments to diluted net income (loss) per share
Contract liabilities fair value adjustment	$—	$0.02
Stock-based compensation	$0.20	$0.12
Amortization of intangible assets	$0.49	$0.21
Restructuring and other costs	$0.11	$0.05
Acquisition and integration costs	$0.12	$0.06
Litigation costs	$0.05	$0.34
Other	$0.03	$0.01
Non-cash interest expense	$0.03	$0.01
Loss (gain) on extinguishment of debt	$0.01	$0.01
Gain on sale of properties	$—	$(0.30)
Total adjustments to GAAP income (loss) before income taxes	$1.04	$0.54
Adjustment to GAAP provision for income taxes	$(1.41)	$(0.20)
Total adjustment to income (loss), net of taxes	$(0.37)	$0.34
Incremental dilution effect	$0.01	$—
Diluted net income (loss) per share (Non-GAAP)	$1.81	$1.75
Operating income (loss)	$1,227	$1,005
Contract liabilities fair value adjustment	$2	$11
Stock-based compensation	$123	$70
Amortization of intangible assets	$308	$124
Restructuring and other costs	$69	$31
Acquisition and integration costs	$77	$37
Litigation costs	$29	$202
Operating income (loss) (Non-GAAP)	$1,835	$1,480
Net Revenues	$3,338	$2,796
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Annex A
	Year Ended
	March 31, 2023	April 1, 2022
Operating margin	36.8%	35.9%
Operating margin (Non-GAAP)	54.9%	52.7%
Operating cash flow (GAAP)	$757	$974
Purchases of property and equipment	$(6)	$(6)
Explanation of key performance indicators
Bookings: Bookings are defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of bookings because it reflects customers’ demand for our products and services and to assist readers in analyzing our performance in future periods.
Direct customer count: Direct customers are defined as active paid users of our products and solutions who have a direct billing and/or registration relationship with us at the end of the reported period. Average direct customer count presents the average of the total number of direct customers at the beginning and end of the applicable period. We exclude users on free trials from our direct customer count. Users who have indirectly purchased and/or registered for our products or solutions through partners are excluded unless such users convert or renew their subscription directly with us or sign up for a paid membership through our web stores or third-party app stores. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products and solutions across brands, platforms, regions, and internal systems, and therefore, calculation methodologies may differ. The methodologies used to measure these metrics require judgment and are also susceptible to algorithms or other technical errors. We continually seek to improve our estimates of our user base, and these estimates are subject to change due to improvements or revisions to our methodology. From time to time, we review our metrics and may discover inaccuracies or make adjustments to improve their accuracy, which can result in adjustments to our historical metrics. Our ability to recalculate our historical metrics may be impacted by data limitations or other factors that require us to apply different methodologies for such adjustments. We generally do not intend to update previously disclosed metrics for any such inaccuracies or adjustments that are deemed not material.
Direct average revenues per user (ARPU): ARPU is calculated as estimated direct customer revenues for the period divided by the average direct customer count for the same period, expressed as a monthly figure. Non-GAAP estimated direct customer revenues and ARPU have limitations as analytical tools and should not be considered in isolation or as a substitute for GAAP estimated direct customer revenues or other GAAP measures. We monitor ARPU because it helps us understand the rate at which we are monetizing our consumer customer base.
Annual retention rate: Annual retention rate is defined as the number of direct customers who have more than a one-year tenure as of the end of the most recently completed fiscal period divided by the total number of direct customers as of the end of the period from one year ago. We monitor annual retention rate to evaluate the effectiveness of our strategies to improve renewals of subscriptions.
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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV19682-P96765For Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !GEN DIGITAL INC.60 E. RIO SALADO PARKWAYSUITE 1000TEMPE, AZ 85281ATTN: MARY LAIGEN DIGITAL INC.2. Ratification of the appointment of KPMG LLP as ourindependent registered public accounting firm for the2024 fiscal year.3. Advisory vote to approve executive compensation.4. Advisory vote on the frequency of advisoryvotes to approve executive compensation.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.NOTE: Such other business as may properly come before themeeting or any adjournment thereof.1a. Sue Barsamian1b. Pavel Baudis1d. Frank E. Dangeard1c. Eric K. Brandt1e. Nora M. Denzel1f. Peter A. Feld1h. Vincent Pilette1. Election of DirectorsNominees:The Board of Directors recommends that you voteFOR the following:The Board of Directors recommends that you vote FORproposals 2 and 3.The Board of Directors recommends that youvote "1 YEAR" for proposal 4:The Board of Directors recommends that you voteAGAINST proposal 5:1g. Emily Heath1i. Sherrese Smith1j. Ondrej Vlcek5. Stockholder proposal regarding shareholder ratificationof termination pay.For Against Abstain! ! !! ! !! ! !1 Year 2 Years 3 Years Abstain! ! ! !! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/GEN2023You may attend the Meeting via the Internet and vote during the Meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Timethe day before the meeting date. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE

V19683-P96765Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.Continued and to be signed on reverse sideThis Proxy is Solicited on Behalf of theBoard of Directors of Gen Digital Inc.2023 Annual Meeting of StockholdersThe undersigned stockholder(s) appoint(s) Vincent Pilette, Natalie Derse, and Bryan Ko (the "Proxies") andeach of them, with full power of substitution, as attorneys and proxies for and in the name and place of theundersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of Common Stockof Gen Digital Inc. that are held of record by the undersigned as of July 17, 2023, which the undersigned isentitled to vote at the Annual Meeting of Stockholders of Gen Digital Inc. to be held on September 12, 2023at 9:00 A.M. (Pacific Time), and at any adjournments or postponements thereof.THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED ATTHE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNERDESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OFELECTING THE TEN NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS, FOR PROPOSALS2 AND 3, "1 YEAR" FOR PROPOSAL 4 AND AGAINST PROPOSAL 5.In their discretion, the Proxies are authorized to vote upon such other business as may properly come beforethe meeting.